================================================================================

                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,

                                       and

                          MIDLAND LOAN SERVICES, L.P.,
                               as Master Servicer,

                                       and

                          AETNA LIFE INSURANCE COMPANY,
                         as Special Servicer and Seller

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee


                         -------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1997
                         -------------------------------

      AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS PASS-THROUGH CERTIFICATES
                                Series 1997-ALIC

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PRELIMINARY STATEMENT........................................................  1


                                    ARTICLE I

                                   DEFINITIONS
Section 1.1    Definitions...................................................  5
Section 1.2    Certain Calculations in Respect of the REMIC Mortgage Pool.... 46
Section 1.3    Disqualification.............................................. 47
Section 1.4    Interpretation................................................ 47

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES
Section 2.1    Conveyance of Mortgage Loans.................................. 48
Section 2.2    Acceptance by Trustee......................................... 49
Section 2.3    Seller's Repurchase of Mortgage Loans for Document Defects
               and Breaches of Representations and Warranties................ 50
Section 2.4    Representations and Warranties................................ 52
Section 2.5    Conveyance of Interests....................................... 53
Section 2.6    Grantor Trust................................................. 53

                                   ARTICLE III

                                THE CERTIFICATES
Section 3.1    The Certificates.............................................. 53
Section 3.2    Registration.................................................. 54
Section 3.3    Transfer and Exchange of Certificates......................... 54
Section 3.4    Mutilated, Destroyed, Lost or Stolen Certificates............. 60
Section 3.5    Persons Deemed Owners......................................... 60
Section 3.6    Book-Entry Certificates....................................... 60
Section 3.7    Notices to Clearing Agency.................................... 61
Section 3.8    Definitive Certificates....................................... 61

                                   ARTICLE IV

                                    ADVANCES
Section 4.1    P&I Advances by Master Servicer............................... 62
Section 4.2    Servicing Advances............................................ 63
Section 4.3    Advances by Trustee........................................... 63
Section 4.4    Evidence of Nonrecoverability................................. 64
Section 4.5    Advance Interest.............................................. 64
Section 4.6    Seller and Special Servicer Advances.......................... 64

                                                                            Page
                                                                            ----

                                    ARTICLE V

                    COLLECTION ACCOUNT; DISTRIBUTION ACCOUNT;
                             CERTAIN TRUSTEE REPORTS
Section 5.1    Collection Account............................................ 65
Section 5.2    Application of Funds in the Collection Account................ 68
Section 5.3    Distribution Account.......................................... 70
Section 5.4    Trustee Reports; Access to Information........................ 71
Section 5.5    Trustee Tax Reports........................................... 73

                                   ARTICLE VI

                                  DISTRIBUTIONS
Section 6.1    Distributions Generally....................................... 74
Section 6.2    REMIC I....................................................... 75
Section 6.3    REMIC II...................................................... 76
Section 6.4    REMIC III..................................................... 79
Section 6.5    Allocation of Realized Losses and Expense Losses.............. 85
Section 6.6    Appraisal Reductions. ........................................ 85
Section 6.7    Compliance with Withholding Requirements...................... 86

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE
Section 7.1    Duties of Trustee............................................. 86
Section 7.2    Certain Matters Affecting the Trustee......................... 87
Section 7.3    Trustee Not Liable for Certificates or Interests or
               Mortgage Loans................................................ 89
Section 7.4    Trustee May Own Certificates.................................. 89
Section 7.5    Eligibility Requirements for Trustee.......................... 89
Section 7.6    Resignation and Removal of Trustee............................ 90
Section 7.7    Successor Trustee............................................. 91
Section 7.8    Merger or Consolidation of Trustee............................ 91
Section 7.9    Appointment of Co-Trustee, Separate Trustee or Custodian...... 91
Section 7.10   Authenticating Agents......................................... 93
Section 7.11   Indemnification of Trustee.................................... 94
Section 7.12   Fees and Expenses of Trustee.................................. 95
Section 7.13   Collection of Moneys.......................................... 95
Section 7.14   Notification to Holders....................................... 95
Section 7.15   Representations and Warranties of the Trustee................. 95

                                  ARTICLE VIII

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS
Section 8.1    Servicing Standard; General Powers and Duties................. 96
Section 8.2    Collection of Mortgage Loan Payments.......................... 99

                                                                            Page
                                                                            ----

Section 8.3    Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts and  Reserve Accounts..................... 100
Section 8.4    Sub-Servicing Agreements..................................... 101
Section 8.5    Maintenance of Insurance Policies; Errors and Omissions and
               Fidelity Coverage............................................ 102
Section 8.6    Enforcement of Due-On-Sale Clauses; Assumption Agreements;
               Subordinate Financing........................................ 104
Section 8.7    Realization Upon Defaulted Mortgage Loans.................... 105
Section 8.8    Trustee to Cooperate; Release of Mortgage Files.............. 108
Section 8.9    Documents, Records and Funds in Possession of Master
               Servicer or Special Servicer to be Held for the Trustee
               for the Benefit of the Certificateholders.................... 109
Section 8.10   Servicing Compensation....................................... 109
Section 8.11   Master Servicer Reports; Account Statements.................. 112
Section 8.12   Annual Statement as to Compliance............................ 113
Section 8.13   Annual Independent Public Accountants' Servicing Report...... 113
Section 8.14   Certain Reports Regarding the Mortgage Loans and the
               Mortgaged Properties ........................................ 114
Section 8.15   Certain Available Information and Related Rights of the
               Master Servicer and the Special Servicer..................... 115
Section 8.16   Rule 144A Information........................................ 116
Section 8.17   Inspections; Collection of Financial Statements.............. 117
Section 8.18   Modifications, Waivers, Amendments and Consents.............. 118
Section 8.19   Title to REO Property........................................ 121
Section 8.20   Management of REO Property................................... 122
Section 8.21   Additional Obligations of the Master Servicer................ 125
Section 8.22   Representations, Warranties and Covenants of the Master
               Servicer and the Special Servicer............................ 125
Section 8.23   Merger or Consolidation...................................... 128
Section 8.24   Resignation of Master Servicer or Special Servicer........... 129
Section 8.25   Assignment or Delegation of Duties by Master Servicer or the
               Special Servicer............................................. 129
Section 8.26   Limitation on Liability of Master Servicer, Special Servicer
               and Others................................................... 130
Section 8.27   Indemnification; Third-Party Claims.......................... 131
Section 8.28   Tax Reporting................................................ 132
Section 8.29   Certain Special Servicer Reports............................. 132
Section 8.30   Qualification to Service..................................... 133
Section 8.31   Sale of Defaulted Mortgage Loans and REO Properties.......... 133
Section 8.32   Operating Adviser; Elections................................. 136
Section 8.33   Duties of Operating Adviser.................................. 136
Section 8.34   Exchange Act Reporting....................................... 137

                                   ARTICLE IX

                                     DEFAULT
Section 9.1    Events of Default............................................ 138
Section 9.2    Trustee to Act; Appointment of Successor..................... 140
Section 9.3    Notification to Certificateholders........................... 141
Section 9.4    Waiver of Events of Default.................................. 141

                                                                            Page
                                                                            ----

                                    ARTICLE X

                                  PURCHASE AND
                            TERMINATION OF THE TRUST
Section 10.1   Termination of Trust......................................... 142
Section 10.2   Procedure Upon Termination of Trust.......................... 143
Section 10.3   Additional Trust Termination Requirements.................... 144

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS
Section 11.1   Limitation on Rights of Holders.............................. 145
Section 11.2   Access to List of Holders.................................... 145
Section 11.3   Acts of Holders of Certificates.............................. 146

                                   ARTICLE XII

                              REMIC ADMINISTRATION
Section 12.1   REMIC Administration......................................... 147
Section 12.2   Prohibited Transactions and Activities....................... 152
Section 12.3   Liability with Respect to Certain Taxes and Loss of REMIC
               Status....................................................... 152
Section 12.4   Modifications of Mortgage Loans.............................. 153

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS
Section 13.1   Binding Nature of Agreement.................................. 153
Section 13.2   Entire Agreement............................................. 153
Section 13.3   Amendment.................................................... 153
Section 13.4   GOVERNING LAW................................................ 154
Section 13.5   Notices...................................................... 154
Section 13.6   Severability of Provisions................................... 155
Section 13.7   Indulgences; No Waivers...................................... 155
Section 13.8   Headings Not to Affect Interpretation........................ 155
Section 13.9   Benefits of Agreement........................................ 155
Section 13.10  Special Notices to the Rating Agencies....................... 155
Section 13.11  Counterparts................................................. 156
Section 13.12  Intention of Parties......................................... 157
Section 13.13  Recordation of Agreement..................................... 158
Section 13.14  Massachusetts Filings........................................ 158

                                    EXHIBITS

Exhibit A-1    Form of Class A-1A Certificate.............................. A-1
Exhibit A-2    Form of Class A-1B Certificate.............................. A-2
Exhibit A-3    Form of Class A-2 Certificate............................... A-3
Exhibit A-4    Form of Class B Certificate................................. A-4
Exhibit A-5    Form of Class C Certificate................................. A-5
Exhibit A-6    Form of Class D Certificate................................. A-6
Exhibit A-7    Form of Class E Certificate................................. A-7
Exhibit A-8    Form of Class F Certificate................................. A-8
Exhibit A-9    Form of Class G Certificate................................. A-9
Exhibit A-10   Form of Class H Certificate.................................A-10
Exhibit A-11   Form of Class J Certificate.................................A-11
Exhibit A-12   Form of Class K Certificate.................................A-12
Exhibit A-13   Form of Class L Certificate.................................A-13
Exhibit A-14   Form of Class IO Certificate................................A-14
Exhibit A-15   Form of Class R Certificate.................................A-15
Exhibit A-16   Form of Class V Certificate.................................A-16
Exhibit A-17   Form of Class W Certificate.................................A-17
Exhibit A-18   Form of Class R-I Certificate...............................A-18
Exhibit A-19   Form of Class R-II Certificate..............................A-19
Exhibit A-20   Form of Class R-III Certificate.............................A-20
Exhibit B-1    Form of Initial Certification of Trustee.................... B-1
Exhibit B-2    Form of Final Certification of Trustee...................... B-2
Exhibit C      Form of Request for Release................................... C
Exhibit D-1    Form of Transferor Certificate for Transfers of Definitive
               Certificates................................................ D-1
Exhibit D-2A   Form I of Transferee Certificate for Transfers of
               Definitive Non-Registered Certificates......................D-2A
Exhibit D-2B   Form II of Transferee Certificate for Transfers of
               Definitive Non-Registered Certificates......................D-2B
Exhibit D-3A   Form I of Transferee Certificate for Transfers of
               Book-Entry  Non-Registered Certificates.....................D-3A
Exhibit D-3B   Form II of Transferee Certificate for Transfers of
               Book-Entry  Non-Registered Certificates.....................D-3B
Exhibit E-1A   Form of Transfer Affidavit and Agreement for Transfers of
               Residual Certificates.......................................E-1A
Exhibit E-1B   Form of Transferor Certificate for Transfers of Residual
               Certificates................................................E-1B
Exhibit F-1    Form of Monthly Certificateholder Report.................... F-1
Exhibit F-2    Form of Special Servicer Monthly Report..................... F-2
Exhibit F-3    Form of Specially Serviced Asset Report..................... F-3
Exhibit G      Operating Statement Analysis................................ G-1



                                    SCHEDULES

Schedule I     REMIC Mortgage Loan Schedule.................................   I
Schedule II    Non-REMIC Asset Schedule.....................................  II
Schedule III   Non-REMIC Fees Schedule...................................... III

     THIS POOLING AND SERVICING AGREEMENT is dated and effective as of December 1, 1997 among MORGAN STANLEY CAPITAL I INC., as depositor (the "Depositor"), MIDLAND LOAN SERVICES, L.P., as master servicer (the "Master Servicer"), AETNA LIFE INSURANCE COMPANY, as special servicer (in such capacity, the "Special Servicer") and seller of the Mortgage Loans (in such capacity, the "Seller") and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee") of the trust created hereby (the "Trust").

                              PRELIMINARY STATEMENT

     On the Closing Date, the Depositor will acquire the Mortgage Loans from Aetna Life Insurance Company, as seller ("Aetna" and, in such capacity, the "Seller"); and, as of such date, the Depositor will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Interests as consideration for its transfer to the Trust of the REMIC Mortgage Loans and the other property constituting the Trust (other than the Non-REMIC Assets and the Non-REMIC Fees); (ii) the REMIC II Regular Interests and the Class R-II Interests as consideration for its transfer of the REMIC I Regular Interests to the Trust; and (iii) the REMIC III Regular Interests and the Class R-III Interests as consideration for its transfer of the REMIC II Regular Interests to the Trust (as well as the REMIC III Regular Certificates and the Class R Certificate, which Class R Certificate shall represent the Class R-I Interests, the Class R-II Interests and the Class R-III Interests (collectively, the "Residual Interests")) and (iv) the Class V and the Class W Certificates in exchange for the transfer of the Non-REMIC Assets and the Non-REMIC Fees to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (a) the REMIC I Regular Interests and the Class R-I Interests representing in the aggregate the entire beneficial ownership of REMIC I, (b) the REMIC II Regular Interests and the Class R-II Interests representing in the aggregate the entire beneficial ownership of REMIC II, (c) the REMIC III Regular Interests and the Class R-III Interests representing in the aggregate the entire beneficial ownership of REMIC III, (d) the REMIC III Regular Certificates and the Class R Certificate, (e) the Class V Certificates representing in the aggregate the entire beneficial ownership of the Non-REMIC Assets and (f) the Class W Certificates representing in the aggregate the entire beneficial ownership of the Non-REMIC Fees. All covenants and agreements made by the
Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                     REMIC I

     As provided herein, the Trustee will make an election for the segregated pool of assets described in Section 12.1 hereof consisting of the REMIC Mortgage Loans and certain related assets to be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC" and, such particular segregated pool of assets, "REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Interests will be designated as the sole class of "residual interests" in REMIC I.

     On the Startup Day, one separate uncertificated REMIC I Regular Interest will be issued with respect to each REMIC Mortgage Loan, so that there will be a total of forty REMIC I Regular Interests issued. Each REMIC I Regular Interest will have: (i) a remittance rate (a "REMIC I Remittance Rate") equal to the Net Mortgage Rate of the related REMIC Mortgage Loan in effect as of the Closing Date; (ii) a initial principal amount (an "Uncertificated Principal Balance") equal to the Stated Principal Balance of the related REMIC Mortgage Loan as of the CutOff Date; and (iii) a Latest Possible Maturity Date set to the first Distribution Date that follows the Stated Maturity Date of the related REMIC Mortgage Loan. The Class R-I Interests will constitute the sole class of residual interests in REMIC I for purposes of the REMIC Provisions and will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the Available Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC I Regular Interests.


                                    REMIC II

     As provided herein, the Trustee will make an election for the segregated pool of assets described in Section 12.1 hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a REMIC (such particular pool of assets "REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Interests will be designated as the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

     Thirteen separate uncertificated REMIC II Regular Interests will be issued on the Startup Day. The following table irrevocably sets forth the designation, remittance rate (the "REMIC II Remittance Rate") and initial Uncertificated Principal Balance for each REMIC II Regular Interest. The Latest Possible Maturity Date of each REMIC II Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the REMIC Mortgage Loan that has, as of the Closing Date, the latest Stated Maturity Date. The Class R-II Interests will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the REMIC II Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC II Regular Interests.

                           REMIC II Regular Interests

Designation                REMIC II                      Initial Uncertificated
-----------                Remittance Rate                   Principal Balance
                           ---------------                   -----------------
A-1A                       9.276% per annum                        $169,000,000
A-1B                       9.276% per annum                        $190,984,000
A-2                        9.276% per annum                        $ 97,552,000
B                          9.276% per annum                        $ 64,216,000
C                          9.276% per annum                        $ 68,229,000
D                          9.276% per annum                        $ 48,162,000
E                          9.276% per annum                        $ 20,067,000
F                          9.276% per annum                        $ 44,148,000
G                          9.276% per annum                        $  8,027,000
H                          9.276% per annum                        $ 14,047,000
J                          9.276% per annum                        $ 26,088,000
K                          9.276% per annum                        $ 20,067,000
L                          9.276% per annum                        $ 32,109,189


----------


                                    REMIC III

     As provided herein, the Trustee will make an election for the segregated pool of assets described in Section 12.1 hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a REMIC (such particular pool of assets "REMIC III"). The REMIC III Regular Certificates will be designated as the "regular interests" in REMIC III and the Class R-III Interests will be designated as the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

     Fourteen separate Classes of REMIC III Regular Certificates will be issued on the Startup Day. The following table irrevocably sets forth the designation, the pass-through rate (the "Pass-Through Rate") and the initial aggregate principal balance (the "Class Principal Balance") for each Class of REMIC III Regular Certificates. The Latest Possible Maturity Date of each Class of REMIC III Regular Certificates shall be the first Distribution Date that follows the Stated Maturity Date for the REMIC Mortgage Loan that has, as of the Closing Date, the latest Stated Maturity Date. The Class R-III Interests will have no principal balances and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the REMIC III Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC III Regular Interests.

                        REMIC III Regular Certificates(1)



                      Pass-Through              Initial Class Principal Balance
  Designation          Rate                           or Notional Amount
---------------       ---------------           -------------------------------
Class IO               Variable (2)                    $802,696,189(3)
Class A-1A            6.30% per annum                  $169,000,000
Class A-1B            6.44% per annum                  $190,984,000
Class A-2             5.99% per annum                  $ 97,552,000
Class B               6.71% per annum                  $ 64,216,000
Class C               6.84% per annum                  $ 68,229,000
Class D               7.23% per annum                  $ 48,162,000
Class E               7.55% per annum                  $ 20,067,000
Class F               6.30% per annum                  $ 44,148,000
Class G               6.30% per annum                  $  8,027,000
Class H               6.30% per annum                  $ 14,047,000
Class J               6.30% per annum                  $ 26,088,000
Class K               6.30% per annum                  $ 20,067,000
Class L               6.30% per annum                  $ 32,109,189


----------
(1) Neither the Class V Certificates nor the Class W Certificates represent beneficial interests in any of REMIC I, REMIC II or REMIC III or the REMIC Mortgage Loans, and neither of such Classes of Certificates will be entitled to receive distributions from the Available Distribution Amount.

(2)  Calculated in accordance with the definition of "Pass-Through Rate".

(3) The Class IO Certificates do not have a Class Principal Balance and will accrue interest (in an amount described in the definition of "Class IO Accrued Certificate Interest") at the Class IO Pass-Through Rate on an aggregate notional amount (a "Class Notional Amount") that is equal to the sum of the Uncertificated Principal Balances of REMIC II Regular Interests outstanding from time to time.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. Whenever used in this Agreement, including without limitation in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Accountant" means a person engaged in the practice of accounting who is Independent and is a member of the American Institute of Certified Public Accountants.

     "Accrued Certificate Interest" means, with respect to each Class of REMIC III Regular Certificates (other than the Class IO Certificates) for any Distribution Date, interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate on the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date (and, with respect to the Class IO Certificates and any Distribution Date, the Class IO Accrued Certificate Interest). The Accrued Certificate Interest in respect of each Class of REMIC III Regular Certificates for each Distribution Date shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or REMIC I is deemed to have acquired an REO Property.

     "Additional  Master  Servicing  Compensation"  has the meaning set forth in
Section 8.10(a).

     "Additional  Special  Servicing  Compensation" has the meaning set forth in
Section 8.10(b).

     "Additional Trust Expense" means any of the following items: (i) Special Servicer Fees, Workout Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be reimbursed from collections on the related REMIC Mortgage Loan or REO Property, (iii) amounts paid to indemnify the Master Servicer, Special Servicer or Trustee (or any other Person) pursuant to the terms of this Agreement, (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Collection Account or Distribution Account, (v) the amount of any Advance that is not recovered from the proceeds of a REMIC Mortgage Loan upon a Final Recovery Determination and
(vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of the Master Servicer or Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

     "Advance" means either a P&I Advance or a Servicing Advance.

     "Advance Interest" means interest payable pursuant to Section 4.5 to the Master Servicer, or the Trustee on outstanding Advances made by any such Person out of its own funds.

     "Advance Report" means the report delivered by the Master Servicer to the Trustee on the Advance Report Date in a form or format mutually agreed upon between such parties setting forth the amount of actual Advances to be made by the Master Servicer in respect of the related Distribution Date.

     "Advance  Report Date" means the  Business  Day prior to each  Distribution
Date.

     "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

     "Adverse REMIC Event" means, with respect to any REMIC Pool, (i) the loss or endangerment of the status of such REMIC Pool as a REMIC or (ii) except as expressly permitted by Section 8.20(a), the imposition of a tax upon the income of such REMIC Pool or any of its assets or transactions (including without limitation the tax on prohibited transactions as defined in Code Section 860F(a)(2) or the tax on prohibited contributions set forth in Section 860G(d) of the Code).

     "Aetna" means Aetna Life Insurance Company or its successors in interest.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate   Stated   Principal   Balance"   means,  at  the  time  of  any
determination and as the context may require, the aggregate of the Stated Principal Balances for all REMIC Mortgage Loans (including without limitation REO Mortgage Loans).

     "Agreement" means this Pooling and Servicing Agreement and all amendments, modifications and supplements hereto.

     "Annual Report" means the report, if any, to be provided by the Master Servicer to the Trustee pursuant to Section 8.14(b).

     "Applicable State Law" means (a) the tax laws of the State of New York; and
(b) the tax laws of The Commonwealth of Massachusetts, and (c) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

     "Appraisal" means an appraisal by a Qualified Appraiser that is conducted in accordance with USPAP.

     "Appraisal Event" means, with respect to any REMIC Mortgage Loan (including without limitation an REO Mortgage Loan), the earliest of (i) the date 90 days after the occurrence of any delinquency in payment with respect to such REMIC Mortgage Loan if such delinquency remains uncured, (ii) the date the related Mortgagor files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to a Money Term of a REMIC Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months, and (iv) the date the related Mortgaged Property becomes an REO Property.

     "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.6, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the report in respect of the most recent such Appraisal or internal valuation, as the case may be, is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced, all unpaid interest on such REMIC Mortgage Loan at the Mortgage Rate, (iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such REMIC Mortgage Loan, and (iv) to the extent funds on deposit in any applicable Servicing Accounts are not sufficient therefor, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be, over (b) 90% of the Appraised Value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be; provided that, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will (unless and until an Appraisal, if any, is performed) equal the greater of (x) the amount calculated above and (y) 25% of the Stated Principal Balance of the Required Appraisal Loan. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Each Appraisal Reduction will be reduced to zero as of the date the related REMIC Mortgage Loan is brought current under the then current terms of the REMIC Mortgage Loan for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

     "Appraised Value" means, with respect to any Mortgaged Property or REO Property, the appraised value thereof determined by an Appraisal of such property or, in the case of an internal valuation performed pursuant to Section 6.6, the value of such property determined by such internal valuation.

     "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

     "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

     "Assumed Monthly Payment" means: (a) with respect to any Balloon Mortgage Loan (other than a Balloon Mortgage Loan that has become an REO Mortgage Loan) for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor on which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for such Due Date equal to the Monthly Payment (other than any related delinquent Balloon Payment) that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due in respect of the subject Mortgage Loan for the last Due Date prior to its becoming an REO Mortgage Loan.

     "Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 7.10.

     "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

     "Available Distribution Amount" means, (x) with respect to REMIC I and any Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account and held by the Trustee in the REMIC Distribution Subaccount as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the REMIC Mortgage Loans and any related REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period (exclusive of any such amounts that were deposited in the Distribution Account in error, that constitute any portion of Master Servicing Fees payable to the Trustee in respect of unpaid Trustee Fees or that constitute Prepayment Premiums and excluding any amounts held in the Non-REMIC Trust Distribution Subaccount as described in Section 5.3 hereof) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances (and Advance Interest thereon) made by the Master Servicer or the Trustee for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, and (ii) the aggregate of any Compensating Interest Payments made by the Master Servicer for such Distribution Date pursuant to Sections 8.21(c) and 8.21(d); and (y) with respect to REMIC II and any Distribution Date, all amounts distributed on the REMIC I Regular Interests; and (z) with respect to REMIC III and any Distribution Date, all amounts distributed on the REMIC II Regular Interests.

     "Balloon Mortgage Loan" means (i) any REMIC Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date or
(ii) any Callable Mortgage Loan.

     "Balloon Payment" means, with respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Balloon Mortgage Loan.

     "Balloon Payment Interest Excess" means, with respect to any Distribution Date as to which a Balloon Payment was made by the related Mortgagor after the next preceding Due Date for a Monthly Payment (not including a Balloon Payment) (and as to which the Stated Maturity Date does not coincide with such Due Date), an amount equal to the amount by which (x) the amount of interest received from the related Mortgagor in respect of such REMIC Mortgage Loan included with such Balloon Payment exceeds (y) 30 full days of interest at the related Net Mortgage Rate on the Stated Principal Balance of such REMIC Mortgage Loan in respect of which interest would have been due in the absence of such Balloon Payment on such Due Date.

     "Balloon  Payment   Interest   Shortfall"   means,   with  respect  to  any
Distribution Date as to which a Balloon Payment was made by the related Mortgagor after the second preceding Due Date but prior to the next preceding Due Date for a Monthly Payment (not including a Balloon Payment), (and as to which the Stated Maturity Date does not coincide with such Due Date) an amount equal to the amount by which (x) 30 full days of interest at the related Net Mortgage Rate on the Stated Principal Balance of such REMIC Mortgage Loan in respect of which interest would have been due in the absence of such Balloon Payment on such Due Date exceeds (y) the amount of interest received from the related Mortgagor in respect of such REMIC Mortgage Loan included with such Balloon Payment.

     "Bankruptcy Code" means, the federal bankruptcy code, as amended from time to time (Title 11 of the United States Code).

     "Benefit Plan Opinion" means an Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Master Servicer, the Special Servicer or the Trustee.

     "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.6; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the
Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

     "Breach" has the meaning set forth in Section 2.3(a).

     "Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or in any of the principal cities in which the Trustee, the Master Servicer or the Special Servicer conducts trust or servicing operations with respect to this Agreement, or (iii) a day on which banking institutions or savings associations in New York, New York or in any of the principal cities in which the Trustee, the Master Servicer or the Special Servicer conducts trust or servicing operations with respect to this Agreement, are authorized or obligated by law or executive order to be closed.

     "Call Date" means the first date as of which any Callable Mortgage Loan can be required to be paid in full under the related Call Option.

     "Call Option" means, with respect to any Mortgage Loan, any provision thereunder that permits the related Mortgagee, at its option, to require the related Mortgagor to pay such Mortgage Loan in full prior to the applicable Stated Maturity Date, notwithstanding that no default has occurred under such Mortgage Loan.

     "Callable Mortgage Loan" means any REMIC Mortgage Loan that, as of the Closing Date, contains a Call Option.

     "Cash Liquidation" means, as to any defaulted Mortgage Loan other than an REO Mortgage Loan, the receipt of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries in connection with a Final Recovery Determination.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

     "Certificates" means the Depositor's Series 1997-ALIC Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates issued hereunder.

     "Certificate Factor" means, with respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related initial Class Principal Balance or initial Class Notional Amount, as the case may be, as of the Closing Date.

     "Certificate Notional Amount" means, with respect to any Class IO Certificate, as of any date of determination, the notional principal amount on which such Certificate accrues interest, equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the Class IO Notional Amount on such date.

     "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency directly or as an indirect participant, in accordance with the rules of the Clearing Agency.

     "Certificate Principal Balance" means, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" has the meaning provided in Section 3.2.

     "Certificate Registrar" means the registrar appointed pursuant to Section 3.2.

     "Certificateholder" has the same meaning as "Holder."

     "Class" means, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

     "Class A-1A Certificates," "Class A-1B Certificates," "Class A-2 Certificates," "Class IO Certificates," "Class B Certificates," "Class C
Certificates,"   "Class  D  Certificates,"  "Class  E  Certificates,"  "Class  F
Certificates," "Class G Certificates," "Class H Certificates," "Class J Certificates," "Class K Certificates" and "Class L Certificates," mean the Certificates designated as "Class A-1A," "Class A-1B," "Class A-2," "Class IO," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H,"
"Class J," "Class K," and "Class L" respectively, on the faces thereof, in substantially the forms attached hereto as Exhibits A-1 through A-14 hereof. Such Classes of Certificates, together with the Class R Certificate may be referred to herein as the "REMIC Certificates".

     "Class A Certificates" means the Class A-1A Certificates, the Class A-1B Certificates and the Class A-2 Certificates, collectively.

     "Class Interest Shortfall" means, with respect to any Class of REMIC III Regular Certificates and any Distribution Date (except the initial Distribution Date, with respect to which the Class Interest Shortfall for each such Class will equal zero), the sum of (a) the excess, if any, of (i) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (ii) all distributions of
Distributable Certificate Interest made with respect to such Class of Certificates on the immediately preceding Distribution Date pursuant to Section 6.4, and (b), to the extent permitted by applicable law, other than in the case of the Class IO Certificates, interest for the related Interest Accrual Period accrued at the Class IO Pass-Through Rate on the amount of any such excess described in the immediately preceding clause (a). With respect to any Class of REMIC III Regular Certificates, the interest referred to in clause (b) of the preceding sentence shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     "Class IO Accrued Certificate Interest" means, with respect to any Distribution Date, the excess (if any) of (i) the product of the REMIC II Remittance Rate and the aggregate REMIC II Regular Interest Uncertificated Principal Balances, in each case as of the relevant date of determination, over
(ii) the sum of the products of the Pass-Through Rate of each Class of Principal Balance Certificates and each Class's respective Class Principal Balance as of the relevant date of determination. The Class IO Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Class IO Certificate Rate" means, with respect to any date of determination, the excess of (x) the REMIC II Remittance Rate over (y) the weighted average of the Pass-Through Rates of the Principal Balance Certificates (weighted on the basis of the respective Certificate Principal Balances of such Certificates).

     "Class Notional Amount" means the aggregate notional principal amount with respect to which Class IO Accrued Certificate Interest is determined from time to time which, as of any date of determination, is equal to the sum of the Uncertificated Principal Balances of the REMIC II Regular Interests.

     "Class Principal Balance" means the aggregate principal amount of any Class of Principal Balance Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 6.4 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 6.5.

     "Class R Certificate" means the Class R Certificate designated as "Class R" on the face thereof, in substantially the form attached hereto as Exhibit A-15 hereof, collectively representing the Class R-I, Class R-II and Class R-III Interests.

     "Class R-I Interests" means the sole class of "residual interests" in REMIC I.

     "Class R-II Interests" means the sole class of "residual interests" in REMIC II.

     "Class R-III Interests" means the sole class of "residual interests" in REMIC III.

     "Class V Certificates" means the Class V Certificates designated as "Class V" on the face thereof, in substantially the form attached hereto as Exhibit A-16 hereof, which evidence beneficial ownership of the Non-REMIC Assets and proceeds thereof held in the Grantor Trust.

     "Class W Certificates" means the Class W Certificates designated as "Class W" on the face thereof, in substantially the form attached hereto as Exhibit A-17 hereof, which evidence beneficial ownership of the Non-REMIC Fees and proceeds thereof held in the Grantor Trust.

     "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

     "Closing Date" means December 30, 1997.

     "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

     "Collection Account" has the meaning set forth in Section 5.1(a).

     "Collection Period" means, with respect to the initial Distribution Date, the period beginning on the day after the Cut-off Date and ending on the Determination Date in the month in which such Distribution Date occurs and with respect to any subsequent Distribution Date, the period beginning on the day after the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on the Determination Date in the calendar month in which such Distribution Date occurs.

     "Compensating Interest Payments" means, with respect to any Distribution Date, any payments required to be made by the Master Servicer pursuant to
Section 8.21(d) to cover Prepayment Interest Shortfalls or Section 8.21(c) to cover Balloon Payment Interest Shortfalls.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property or REO Property by or to any governmental or quasi-governmental authority.

     "Controlling Class" means the most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then Class Principal Balance of such Class of Certificates is less than 25% of the initial Class Principal Balance thereof and there is a more senior Class of Principal Balance Certificates then outstanding, the next most subordinate Class of Principal Balance Certificates). For purposes of determining the Controlling Class, the Subordinate Certificates will be subordinate to the Class A Certificates, and each Class of Subordinate Certificates will be subordinate to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. As of the Closing Date, the Controlling Class will be the Class L Certificates.

     "Controlling Person" means, with respect to any Person, any other Person that constitutes a controlling person within the meaning of Section 15 of the Securities Act.

     "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Trustee or the New York Presenting Office (if any). The principal corporate trust office of the Trustee for such purpose is presently located at 2 International Plaza - 4th Floor, Boston, MA 02110, Attention:
Corporate Trust Department, Bond Operations. For all other purposes, the principal corporate trust office of the Trustee is at 2 International Place - 5th Floor, Boston, MA 02110, Attention: Corporate Trust Department, Ref. Aetna Commercial Mortgage Trust Series Multiclass Pass-Through Certificates, 1997-ALIC, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

     "Corrected Mortgage Loan" has the meaning set forth in the definition of "Specially Serviced Mortgage Loan" herein.

     "Cross-Collateralized Mortgage Loans" means any two or more REMIC Mortgage Loans listed on the Mortgage Loan Schedule as being cross-collateralized with each other.

     "Current Principal Distribution Amount" means for any Distribution Date, an amount equal to the aggregate of:

     (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the REMIC Mortgage Loans, including without limitation any REO Mortgage Loans, for their respective Due Dates occurring during the related Collection Period; and

     (b) that portion of all payments (including without limitation Principal Prepayments and Balloon Payments), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Repurchase Proceeds, payments of Substitution Shortfall Amounts, REO Income and other collections that were received on or in respect of the REMIC Mortgage Loans (including without limitation any REO Mortgage Loans) (or received on or in respect of any related REO Properties) during the related Collection Period and were identified and applied by the Master Servicer in accordance with Section 1.2 as payments or other recoveries of principal of such REMIC Mortgage Loans, in each case net of any portion of such amounts that represents (i) a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REMIC Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered or (ii) an early payment (other than in the form of a Principal Prepayment) of the principal portion of any Monthly Payment due in respect of any such REMIC Mortgage Loan on a Due Date subsequent to the end of the related Collection Period.

     "Custodian" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9(h) and who is unaffiliated with the Depositor and each Seller.

     "Cut-off Date" means December 1, 1997.

     "Cut-off Date Principal Balance" means, with respect to any REMIC Mortgage Loan included in the Trust Fund as of the Closing Date, the unpaid principal balance of such REMIC Mortgage Loan as of the Cut-off Date, reduced by all payments of principal due on or before the Cut-off Date, whether or not paid.

     "CSSA" means the Commercial Real Estate Secondary Market and Securitization Association, or any successor organization.

     "Debt Service Coverage Ratio" means, with respect to any REMIC Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) for any specified period, the debt service coverage ratio calculated in accordance with Exhibit G.

     "Debt Service Reduction Amount" means, with respect to any REMIC Mortgage Loan for any Due Date, the amount of the reduction of the Monthly Payment for such Due Date with respect to such REMIC Mortgage Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall not constitute a Debt Service Reduction Amount.

     "Defaulted Mortgage Loan" means a Mortgage Loan that is at least 60 days delinquent in respect of any Monthly Payment (such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note) and that has or, in the good faith and reasonable judgment of the Special Servicer, will become the subject of foreclosure or similar proceedings.

     "Default Interest" means, with respect to any REMIC Mortgage Loan (including without limitation an REO Mortgage Loan), any amounts collected thereon, other than Late Fees and Prepayment Premiums, that represent additional interest in excess of interest on the principal balance of such REMIC Mortgage Loan accrued at the related Mortgage Rate.

     "Deficient Valuation" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to a Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan.

     "Deficient Valuation Amount" means the amount by which the total amount due with respect to a Mortgage Loan (excluding interest not yet accrued), including the principal balance of a Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation.

     "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

     "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

     "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

     "Depository" has the meaning set forth in Section 3.6(a).

     "Depository Agreement" means the Letter of Representations dated December 30, 1997, by and among the Depositor, the Trustee and the Depository.

     "Determination Date" means, with respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

     "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property or undertakes any ministerial action incidental thereto.

     "Discount Rate" has the meaning set forth in Section 6.4.

     "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distributable Certificate Interest" means, with respect to any Class of REMIC III Regular Certificates for any Distribution Date, the Accrued
Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the respective Classes of REMIC III Regular Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

     "Distribution Account" has the meaning set forth in Section 5.3.

     "Distribution Date" means the 15th day of each month or, if any such 15th day is not a Business Day, the next succeeding Business Day, commencing in January, 1998.

     "Document Defect" has the meaning set forth in Section 2.3(a).

     "Due Date" means: (i) with respect to any Mortgage Loan (other than an REO Mortgage Loan or Mortgage Loan described in clause (ii) below) on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) with respect to any Balloon Mortgage Loan (other than an REO Mortgage Loan) after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment (other than, to the extent different, the Balloon Payment) on such Mortgage Loan had been scheduled to be first due; and
(iii) with respect to any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan prior to its becoming an REO Mortgage Loan had been scheduled to be first due.

     "Eligible Account" means (i) an account or accounts maintained with a depository institution or trust company, which may be the Trustee, with a long-term unsecured debt obligations or other credit rating of at least "AA" by Fitch and "Aa3" by Moody's and whose short-term unsecured debt obligations are rated "F-1+" by Fitch and "Prime-1" by Moody's at the time of any deposit therein (or if such depository institution or trust company is not rated by Fitch, the equivalent ratings assigned by Moody's and at least one other nationally recognized statistical rating agencies), provided that funds held in any account that constitutes an Eligible Account solely pursuant to this clause
(i) shall, if the long-term unsecured debt obligations of the depository cease to satisfy the ratings criteria described above, be moved within 30 days of such failure to a new account with a depository whose long-term unsecured debt obligations satisfy such ratings criteria or to an account described in the immediately following clause (ii) or clause (iii); or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally or state chartered depository institution or trust company acting in its fiduciary capacity, which may be the Trustee, provided that any such institution is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b); or (iii) any other account acceptable to the Rating Agencies as an Eligible Account (as evidenced by a Rating Agency Confirmation). Eligible Accounts may bear interest.

     "Eligible Investments" means any one or more of the following obligations or securities:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer, the Special Servicer or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "F-1+" by Fitch and "Prime-1" by Moody's and the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by Moody's at least equal to the applicable Minimum Maturity-Based Rating or, alternatively, so long as the ratings on such obligations are otherwise acceptable to the Rating Agencies;

          (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the Collection Account and which meets the minimum rating requirement for such entity described above;

          (iv)  securities  (other  than  stripped  bonds or  stripped  coupons)
     bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AAA" by Fitch and "Aaa" by Moody's, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Collection Account to exceed 10% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Collection Account;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations (A) payable on demand or on a specified date not more than one year after the date of issuance thereof), rated "F-1+" by Fitch and "Prime-1" by Moody's and issued by an entity whose long-term unsecured debt has been assigned a rating by Moody's at least equal to the applicable Minimum Maturity-Based Rating or, alternatively, (B) with respect to which Rating Agency Confirmation has been obtained;

          (vi) units of investment funds (including money market funds) rated in the highest applicable long-term rating category by each of the Rating Agencies;

          (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "Aaa" or "AAA" (or its equivalent rating) by Moody's and Fitch;

          (viii) any money market funds rated "Aaa" or "AAA" (or its equivalent rating) by Moody's and Fitch, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

          (ix) such other investments bearing interest or sold at a discount, and treated as "cash flow investments" under Code Section 860G(a)(5) earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1) (as evidenced by an Opinion of Counsel delivered to the Trustee by the Master Servicer at the Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation);

     provided (A) such  investment  is held for a temporary  period  pursuant to
     Section 1.860G-2(g)(1) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price; or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Code Section 860G(a)(5) and applicable Treasury regulations; and provided, further, that interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer on deposit or not yet deposited in the Collection Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, (x) units of investment funds (including money market funds) shall be deemed to mature daily, and (y) the "Minimum Maturity-Based Rating" means: (i) if the subject investment matures within one month, "A2"; (ii) if the subject investment matures more than one month later but within three months, "A1";
     (iii) if the subject investment matures more than three months later but within six months, "Aa3"; and (iv) if the subject investment matures more than six months later, "Aaa".

          With respect to any rating referred to in this definition of Eligible Investments, if the type of investment to which such rating is applicable is not rated by Fitch, then the equivalent rating assigned by Moody's and at least one other nationally recognized statistical rating agencies shall satisfy the requirement rating requirement for such investment, and, if such investment is not rated by Fitch or Moody's, then the equivalent rating assigned by at least two other nationally recognized statistical rating agencies shall satisfy such requirement.

     "Environmental Assessment" means a "Phase I Assessment" conducted in accordance with ASTM Standard E 1527-97 or any successor thereto published by ASTM.

     "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

     "Equivalent 30/360 Rate" means, when used with respect to the REMIC I Remittance Rate applicable to any Non-30/360 REMIC I Regular Interest for any Distribution Date, the per annum rate at which interest would have to accrue during the applicable Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, assuming such accrual of interest were to occur on the basis of a 360-day year consisting of twelve 30-day months, in order to produce the actual Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment" means any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

     "Event of Default" means one or more of the events described in Section 9.1(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

     "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Final Certification" has the meaning set forth in Section 2.2.

     "Final  Rated  Distribution  Date" means the  Distribution  Date in January
2028.

     "Final Recovery Determination" means a determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by the Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement, by an Interested Person pursuant to Section 8.31, or by any party entitled to effect an optional termination of the Trust pursuant to Section 10.1) that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and other payments or recoveries that, in the Special Servicer's reasonable and good faith judgment, exercised without regard to any obligation of the Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 8.5, will ultimately be recoverable.

     "Fitch" means Fitch IBCA, Inc. or its successor in interest.

     "FNMA" means the Federal National Mortgage Association, or any successor thereto.

     "Global Certificate" has the meaning set forth in Section 3.6.

     "Grantor Trust" means the part of the Trust Fund, the assets of which are the Non-REMIC Fees and the Non-REMIC Assets, and any amounts on deposit from time to time in the Non-REMIC Trust Collection Subaccount and the Non-REMIC Trust Distribution Subaccount. All such assets and amounts in the Grantor Trust shall be beneficially owned by and available for distribution to the holders of the Class V Certificates or the Class W Certificates in accordance with Sections 6.4(e) and 6.4(f), respectively.

     "Ground Lease" means the ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

     "Group 1 Loan" means any REMIC Mortgage Loan (including without limitation any REO Mortgage Loan) in Loan Group 1.

     "Group 2 Loan" means any REMIC Mortgage Loan (including without limitation any REO Mortgage Loan) in Loan Group 2.

     "Hazardous Materials" means any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Holder" means the Person in whose name a Certificate is registered on the Certificate Register except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Special Servicer, the Depositor or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 8.32, 9.4 and 13.3. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Clearing Agency and its Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other

Person and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Contractor" means any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Initial Certification" has the meaning set forth in Section 2.2.

     "Initial Pool Balance" means the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool.

     "Institutional Accredited Investor" means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act.

     "Insurance Policy" means any hazard insurance policy, flood insurance policy or title insurance policy relating to any Mortgage Loan or Mortgaged Property or REO Property in effect as of the Closing Date or thereafter during the term of this Agreement.

     "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy.

     "Interest  Accrual  Period"  means  with  respect  to any  REMIC I  Regular
Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Certificates for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interested Person" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, the Operating Adviser, any Certificateholder, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

     "Issue Price" means, with respect to each Class of Certificates, REMIC I Regular Interests and REMIC II Regular Interests, the "issue price" as defined in the REMIC Provisions.

     "Late Collections" means with respect to any REMIC Mortgage Loan (including without limitation any REO Mortgage Loan), all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Repurchase Proceeds, payments of Substitution Shortfall Amounts, or otherwise, which represent late payments or collections of the principal and/or interest portions of Monthly Payments (other than the Balloon Payments) and/or Assumed Monthly Payments due or deemed due in respect of such REMIC Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered; provided that "Late Collections" shall in no event include Penalty Charges.

     "Late Fee" shall mean a fee paid or payable, as the context may require, by a Mortgagor as provided in the related Mortgage Note or Mortgage in connection with a late payment made on the related REMIC Mortgage Loan by such Mortgagor.

     "Latest Possible Maturity Date " shall have the meaning given to such term in Treasury Regulation Section 1.860G-1(a)(4)(iii) and, with respect to any REMIC I Regular Interest, REMIC II Regular Interest or REMIC III Certificate, shall mean the date specified in the preamble to this Agreement.

     "Liquidation Event" means with respect to any Mortgage Loan (other than an REO Mortgage Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by the Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by an Interested Person, or is otherwise sold, pursuant to Section 8.31; or (v) such Mortgage Loan is purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section
10.1. Liquidation Event means, with respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is sold pursuant to Section 8.31; or (iii) such REO Property is purchased by any Person entitled to effect an optional termination of the Trust pursuant to
Section 10.1.

     "Liquidation Expenses" means all customary, reasonable and necessary "out of pocket" costs and expenses incurred on behalf of the Trust by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 8.7 or 8.31 (including, without limitation, legal fees and expenses, title and escrow expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes) that were not covered by a Servicing Advance.

     "Liquidation Fee" means, with respect to each Specially Serviced Mortgage Loan or REO Property as to which Liquidation Proceeds have been received (other than any Specially Serviced Mortgage Loan or REO Property purchased by an Interested Person pursuant to Section 8.31 or by any Person entitled to effect an optional termination of the Trust pursuant to Section 10.1) the fee designated as such and payable to the Special Servicer pursuant to Section 8.10(b).

     "Liquidation Fee Rate" means, with respect to each Specially Serviced Mortgaged Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

     "Liquidation  Proceeds" means proceeds (other than scheduled  payments by a
Mortgagor  (including  Balloon  Payments),   Insurance  Proceeds,   Condemnation
Proceeds, Repurchase

Proceeds, payments of Substitution Shortfall Amounts and REO Income) from the sale or liquidation of a Mortgage Loan or related REO Property, net of related Liquidation Expenses.

     "Loan-to-Value Ratio" means, with respect to any REMIC Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such REMIC Mortgage Loan (or, if part of a group of Cross-Collateralized Mortgage Loans, of such group), and the denominator of which is the appraised value of the related Mortgaged Property (or, in the case of a group of Cross-Collateralized Mortgage Loans, of all the Mortgaged Properties securing such group and, if secured by a second lien or a parity lien, taking into account the first or parity lien) as determined by an Appraisal thereof.

     "Loan Group 1" means, collectively, all of the REMIC Mortgage Loans (including, without limitation, any such REMIC Mortgage Loans that have become REO Mortgage Loans) other than the Poughkeepsie Galleria Loan.

     "Loan Group 2" means the Poughkeepsie Galleria Loan (including, without limitation, if such REMIC Mortgage Loan becomes an REO Mortgage Loan).

     "Lock-Box Account" means with respect to any Mortgage Loan, any lock-box, cash management or similar account required under the terms of the related Mortgage or Mortgage Note maintained by the Master Servicer in accordance with the Servicing Standard; and such account shall not be included in the Trust.

     "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan executed and delivered by the related Mortgagor pursuant to which a Lock-Box Account is created.

     "Losses" has the meaning set forth in Section 12.3.

     "Loss Reimbursement Amount" means, with respect to any REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates for any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates, as the case may be, will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates, as the case may be, for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements of previously allocated and unreimbursed Realized Losses and Expense Losses (with interest) made on the immediately preceding Distribution Date pursuant to
Section 6.2, 6.3 or 6.4, as applicable, with respect to such REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates, as the case may be, plus (iii) the aggregate of all Realized Losses and Expense Losses allocated to such REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates, as the case may be, on the immediately preceding Distribution Date pursuant to Section 6.5, plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or, if the related Uncertificated Accrued Interest or Accrued Certificate Interest, as applicable, in respect of such REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates, as the case may be, accrues on a different basis, on such alternative basis) on the amount described in clause (a) at the REMIC I Remittance Rate, REMIC II Remittance Rate or Pass-Through Rate, as applicable, in respect of such REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates, as the case may be, for the current Distribution Date.

     "MAI" means member of the appraisal institute.

     "Majority Certificateholder" means, with respect to any particular Class or Classes of Certificates, any Certificateholder entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

     "Master Servicer" means Midland Loan Services, L.P. or any successor master servicer appointed as provided herein.

     "Master Servicer Remittance Date" means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

     "Master Servicer Remittance Report" means a report prepared by the Master Servicer and in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Certificateholder Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the Trustee and the Depositor may from time to time mutually agree.

     "Master Servicing Fee" means, with respect to each REMIC Mortgage Loan (including without limitation each REO Mortgage Loan), the fee designated as such and payable to the Master Servicer pursuant to Section 8.10(a). Subject to
Section 8.10(a) and 9.2, the payment of the Master Servicing Fee shall be subject to and net of any payment made in respect of the Retained Servicing Interest.

     "Master Servicing Fee Rate" means, with respect to each REMIC Mortgage Loan (including without limitation each REO Mortgage Loan), the rate per annum equal to 0.054%

     "Maturity Date" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan occurring prior to such date of determination, further taking account of the exercise of any applicable Call Option, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of a default or (ii) any grace period permitted by the related Mortgage Note. In clarification of the foregoing, if the Call Option is exercised with respect to any Callable Mortgage Loan in accordance with
Section 8.21(e), the Maturity Date for such Mortgage Loan shall thereupon be the Call Date.

     "Memorandum" means the private placement memorandum dated December 22, 1997, relating to the Class F, Class G, Class H, Class J, Class K and Class L Certificates.

     "Minimum Master Servicing Fee Rate" has the meaning set forth in Section 8.10(a).

     "Minimum Maturity Based Rating" has the meaning set forth in the definition of "Eligible Investments" herein.

     "Money Term" means with respect to any REMIC Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof (and shall not include Late Fees or Default Interest provisions).

     "Monthly  Certificateholder  Report"  means a report  prepared  pursuant to
Section 5.4 by the Trustee as to each Distribution Date generally in the form and substance of Exhibit F-1, which sets forth, to the extent applicable: (i) the amount, if any, of the distributions on such Distribution Date to the Holders of each Class of Principal Balance Certificates applied to (A) reduce the respective Class Principal Balance thereof and (B) reimburse previously allocated Realized Losses and/or Expense Losses (with interest); (ii) the amount, if any, of the distributions to Holders of each Class of REMIC III Regular Certificates allocable to (a) Distributable Certificate Interest and (b) Prepayment Premiums; (iii) the number and aggregate Stated Principal Balance of REMIC Mortgage Loans in the REMIC Mortgage Pool at the close of business on such Distribution Date; (iv) the number and aggregate Stated Principal Balance of REMIC Mortgage Loans in the REMIC Mortgage Pool that are at the close of business on the related Determination Date (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months or (D) as to which foreclosure proceedings have been commenced; (v) with respect to any REO Property acquired during the related Collection Period, the Stated Principal Balance of the related REMIC Mortgage Loan as of the date of acquisition of the REO Property; (vi) (A) the Stated Principal Balance of any REO Property included in the Trust Fund as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by the loan number of the related REMIC Mortgage Loan; (vii) the Class Principal Balance or Class Notional Amount, as the case may be, and Certificate Factor of each Class of REMIC III Regular Certificates before and after giving effect to the distributions made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of REMIC III Regular Certificates for such Distribution Date; (x) the aggregate amount of servicing compensation retained by or paid to the Master Servicer and the Special Servicer; (xi) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date and the amount of Realized Losses or Expense Losses, if any, incurred with respect to the REMIC Mortgage Loans during the related Collection Period; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding as of the end of the prior calendar month that have been made by the Master Servicer and the Trustee, separately stated; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

     "Monthly Payment" means, with respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan (in the absence of any default), including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law.

     "Moody's" means Moody's Investors Service, Inc. or any successor in interest.

     "Mortgage" means, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

     "Mortgage File" means, collectively with respect to any Mortgage Loan, the mortgage documents listed below:

     (i) the original Mortgage Note (or in the case of the Pinellas Center Loan, a lost note affidavit), endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form:
          "Pay to the order of State Street Bank and Trust Company, as trustee for the registered holders of Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997 - ALIC, without recourse";

     (ii) the original or a copy of the related Mortgage and, if applicable, the originals or copies of any intervening assignments of such Mortgage showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

    (iii) an original assignment of the related Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity);

     (iv) the original or a copy of the related Assignment of Leases (if such item is a document separate from the related Mortgage) and, if applicable, the originals or copies of any intervening assignments of such Assignment of Leases showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

     (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the related Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

     (vi) an original or copy of any related security agreement (if such item is a document separate from the related Mortgage) and, if applicable, the originals or copies of any intervening assignments of such security agreement showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any;

    (vii) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan provided that such an omnibus assignment would be effective under applicable law;

   (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon (if appropriate), in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

     (ix) the original or a copy of the lender's title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or, with respect to those Mortgaged Properties related to the Mortgage Loans set forth on Schedule G to Exhibit C of the Mortgage Loan Purchase Agreement, a second lien on the Mortgaged Property, as the case may be;

     (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan, together with (A) if applicable, the originals or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator (which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan provided that such an omnibus assignment would be effective under applicable law);

     (xi) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the related Seller (or its agent) at the time the subject Mortgage File was delivered to the Trustee and
          (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

    (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage

          Note or other document or instrument referred to above was signed on behalf of the Mortgagor; and

  (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

     "Mortgage  Loan" means a mortgage  loan  identified  on the  Mortgage  Loan
Schedule, as such schedule may be amended from time to time, and conveyed, transferred, sold, assigned to and deposited with the Trustee pursuant to
Section 2.1 or Section 2.3. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

     "Mortgage Loan Due Period" means, with respect to each Mortgage Loan (including without limitation each REO Mortgage Loan), the period beginning on any related Due Date and ending on the day immediately preceding the next related Due Date, inclusive.

     "Mortgage  Loan  Purchase  Agreement"  means  that  certain  Mortgage  Loan
Purchase Agreement dated as of December 22, 1997, between Aetna and the Depositor.

     "Mortgage Loan Schedule" or "Loan Schedule" means the schedule attached hereto as Schedule I, which identifies each REMIC Mortgage Loan and the schedule attached hereto as Schedule II, which identifies each Non-REMIC Asset, and the schedule attached hereto as Schedule III, which identifies each Non-REMIC Fee, as any such schedule may be amended from time to time pursuant to Section 2.3.

     "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan (or, in the case of the Non-REMIC Assets, evidencing such other obligations of a Mortgagor described in such note), together with any rider, addendum or amendment thereto.

     "Mortgage Rate" means, with respect to any Mortgage Loan (including without limitation an REO Mortgage Loan), the per annum rate at which interest is scheduled (in the absence of default) to accrue on such Mortgage Loan (in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, and without regard to any passage of the Maturity Date or any acquisition of the related Mortgaged Property as an REO Property.

     "Mortgaged Property" means, individually and collectively, as the context may require, the real property interest or interests subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

     "Mortgagee" means, which respect to any Mortgage as of any date of determination, the holder of the related Mortgage Note as of such date.

     "Mortgagor" means the obligor or obligors on a Mortgage Note.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the REMIC Mortgage Loans during the related Collection Period, exceeds (b) the sum of (i) the aggregate of all Prepayment Interest Excesses realized in connection with the receipt of Principal Prepayments on the REMIC Mortgage Loans during the related Collection Period, and (ii) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 8.21(d) in connection with such Prepayment Interest Shortfalls.

     "Net  Mortgage  Rate"  means,  with  respect  to any  REMIC  Mortgage  Loan
(including without limitation an REO Mortgage Loan), as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the applicable Master Servicing Fee Rate.

     "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

     "New York Presenting Office" means any office of an agent of the Trustee or the Certificate Registrar, located in New York, New York, as the Trustee or the Certificate Registrar, as the case may be, may designate from time to time by written notice to the Depositor and the Certificateholders, and initially means State Street Bank and Trust Company, N.A., 61 Broadway - 15th Floor, New York, New York 10006.

     "Non-30/360 REMIC I Regular Interest" means a REMIC I Regular Interest that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

     "Nondisqualification Opinion" means a written opinion of Independent nationally recognized outside tax counsel addressed to the Trustee, reasonably acceptable in form and substance to the Trustee, that a contemplated action will neither cause (i) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor (ii) a "prohibited transaction", or "prohibited contribution", or (iii) any REMIC Pool to be subject to any other tax under the REMIC Provisions, except for the tax on "net income from foreclosure property" as expressly permitted herein.

     "Nonrecoverable   Advance"   means  any   Nonrecoverable   P&I  Advance  or
Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance" means any P&I Advance previously made or proposed to be made in respect of a REMIC Mortgage Loan (including, without limitation, an REO Mortgage Loan) which, in the reasonable and good faith judgment of the Master Servicer or, if applicable, the Trustee, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such REMIC Mortgage Loan. The determination by the Master Servicer or, if applicable, the Trustee that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Depositor and delivered to or retained by the

Trustee, detailing a reasonable basis for such determination. The Trustee shall be entitled to rely conclusively upon any such Officer's Certificate of the Master Servicer.

     "Nonrecoverable Servicing Advance" means any Servicing Advance previously made or proposed to be made in respect of a REMIC Mortgage Loan or REO Property which, in the reasonable and good faith judgment of the Master Servicer or, if applicable, the Trustee, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such REMIC Mortgage Loan or REO Property. The determination by the Master Servicer or, if applicable, the Trustee that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Depositor and delivered to or retained by the Trustee, detailing the basis for such determination. The Trustee shall be entitled to rely conclusively upon any such Officer's Certificate of the Master Servicer.

     "Non-Registered Certificate" means unless and until registered under the Securities Act, any Class F, Class G, Class H, Class J, Class K, Class L, Class V, Class W or Residual Certificate.

     "Non-REMIC Asset" means an interest in a mortgage loan included in the Trust Fund that is not included in the REMIC Mortgage Pool comprising the REMIC I assets. The Non- REMIC Assets are listed on Schedule II to this Agreement.

     "Non-REMIC Fee" means any fee or other asset listed on Schedule III hereto.

     "Non-REMIC  Trust  Collection  Subaccount"  has the  meaning  set  forth in
Section 5.1.

     "Non-REMIC  Trust  Distribution  Subaccount"  has the  meaning set forth in
Section 5.3.

     "Non-REMIC Trust Fund Interests" means the interests representing beneficial ownership of either the Non-REMIC Assets or the Non-REMIC Fees and the proceeds thereof included in the Trust Fund but excluded from the REMICs, which interests are represented by the Class V Certificates and the Class W Certificates, respectively.

     "Officer's Certificate" means (x) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or
Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (y) in the case of the Master Servicer and the Special Servicer, a certificate signed by any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, or
(z) in the case of the Trustee, a certificate signed by a Responsible Officer.

     "Operating Adviser" shall have the meaning specified in Section 8.32.

     "Operating Adviser Votes" shall mean the votes cast at a duly called meeting by the Holders of the Controlling Class to elect an Operating Adviser.

     "Opinion of Counsel" means a written opinion of counsel (which counsel must be Independent outside counsel to the party required to deliver such opinion with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool, but which counsel may be in-house or outside counsel with respect to any such opinion of counsel concerning other matters) addressed to the Trustee, reasonably acceptable in form and substance to the Trustee.

     "OTS" means the Office of Thrift Supervision or any successor thereto.

     "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "P&I Advance" means, as to any REMIC Mortgage Loan (including, without limitation, any REO Mortgage Loan), any advance in respect of principal and/or interest delinquent as of the close of business on the day preceding the Advance Report Date made by the Master Servicer pursuant to Section 4.1 (or any similar advance made by the Trustee pursuant to Section 4.3).

     "P&I Advance Date" means, with respect to any Distribution Date, the Business Day preceding such Distribution Date.

     "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Pass-Through Entity" means any of (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in
Section 1381(a) of the Code, (b) any partnership, trust or estate as such terms are defined in the Code or (c) any Person holding a Residual Certificate as nominee for another Person.

     "Pass-Through Rate": means with respect to:

     (1) the Class A-1A Certificates, the Class A-1B Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates, for any Distribution Date, the respective fixed rates per annum specified as such in the Preliminary Statement; and

     (2) the Class IO Certificates, for any Distribution Date, the Class IO Certificate Rate.

     "Penalty Charges" means, with respect to any REMIC Mortgage Loan (including without limitation an REO Mortgage Loan), any amounts collected thereon that represent Late Fees or Default Interest.

     "Percentage Interest" means, with respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or the Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial Class Principal Balance or the initial Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date. Percentage Interest means, with respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Permitted Transferee" means any Transferee other than a Disqualified Organization.

     "Person" means any individual, corporation, partnership, limited liability company joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" has the meaning set forth in Section 3.3(d).

     "Plan Asset Regulations" means the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101.

     "Prepayment Interest Excess" means, with respect to any REMIC Mortgage Loan (other than the Glen Pointe Centre West Loan) that was subject to a Principal Prepayment in full or in part during any calendar month, which Principal Prepayment was applied to such REMIC Mortgage Loan following such REMIC Mortgage Loan's Due Date but prior to the Determination Date in such calendar month, the amount of interest (net of related Master Servicing Fees) accrued on the amount of such Principal Prepayment during the period from and after such Due Date to but not including the date such Principal Prepayment was applied to such REMIC Mortgage Loan, to the extent actually collected from the related Mortgagor (without regard to any Prepayment Premium that may have been collected). With respect to the Glen Pointe Centre West Loan, "Prepayment Interest Excess" means, with respect to any Distribution Date as to which a Principal Prepayment was made by the related Mortgagor after the next preceding Due Date but prior to the Master Servicer Remittance Date, an amount equal to the amount by which (1) the amount of interest received from the related Mortgagor in respect of such REMIC Mortgage Loan included with such Principal Prepayment exceeds (2) 30 full days of interest at the related Net Mortgage Rate on the Stated Principal Balance of such REMIC Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the next preceding Due Date.

     "Prepayment Interest Shortfall" means, with respect to any REMIC Mortgage Loan (other than the Glen Pointe Centre West Loan) that was subject to a Principal Prepayment in full or in part during any calendar month, which Principal Prepayment was applied to such REMIC Mortgage Loan prior to such REMIC Mortgage Loan's Due Date but after the Determination Date in such calendar month, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such REMIC Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium that may have been collected). With respect to the Glen Pointe Centre West Loan, "Prepayment Interest Shortfall" means, with respect to any Distribution Date as to which a Principal Prepayment was made by the related Mortgagor after the second preceding Due Date but prior to the next preceding Due Date, an amount equal to the amount by which (1) 30 full days of interest at the related Net Mortgage Rate on the Stated Principal Balance of such REMIC Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the next preceding Due Date exceeds (2) the amount of interest received from the related Mortgagor in respect of such REMIC Mortgage Loan included with such Principal Prepayment.

     "Prepayment Premium" means any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a REMIC Mortgage Loan (including, without limitation, an REO Mortgage Loan).

     "Primary Servicing Office" means, with respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in Kansas City, Missouri, in the case of the Master Servicer, and Connecticut, in the case of the Special Servicer.

     "Principal Balance Certificates" means, collectively, the REMIC III Regular Certificates other than the Class IO Certificates.

     "Principal Distribution Amount" means, for any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution Date, and (ii) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

     "Principal Prepayment" means any payment of principal made by the Mortgagor on a REMIC Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Proposed Plan" has the meaning set forth in Section 8.20.

     "Prospective Investor" means any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein.

     "Prospectus"  means the prospectus dated December 11, 1997, as supplemented
by  the  prospectus   supplement   dated  December  22,  1997  (the  "Prospectus
Supplement"), relating to the offering of the Registered Certificates.

     "Prospectus Supplement" has the meaning set forth in the definition of Prospectus.

     "Purchase Price" means, with respect to any Mortgage Loan (other than an REO Mortgage Loan), a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances with Advance Interest thereon, and (c) if such Mortgage Loan is being purchased by the Seller pursuant to Section 6 of the

Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Master Servicer (unless the Seller is acting as Master Servicer), the Depositor and the Trustee in respect of the Breach or Document Defect giving rise to the repurchase obligation. With respect to any REO Property, "Purchase Price" means the amount calculated in accordance with the preceding sentence in respect of the related REO Mortgage Loan.

     "QIB" means a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

     "Qualified   Appraiser"  means  an  Independent   licensed   MAI-designated
appraiser.

     "Qualified Insurer" means an insurance company or security or bonding company duly qualified as such under the laws of the relevant jurisdiction and duly authorized and licensed in such jurisdiction to transact the applicable insurance business and to write the insurance provided.

     "Qualified Mortgage" means a REMIC Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury Regulations promulgated pursuant thereto.

     "Qualifying Substitute Mortgage Loan" means a Mortgage Loan substituted for a Deleted Mortgage Loan that is a REMIC Mortgage Loan and which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a fixed Mortgage Rate; (iv) is accruing interest on the same basis (for example, a 360-day year consisting of twelve 30-day months) as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan;
(vi) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its current Appraised Value) not higher than the then current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) will comply with all of the representations and warranties relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, as of the date of substitution; (viii) has an Environmental Assessment relating to the related Mortgaged Property in its mortgage file; and (ix) as to which the Trustee has received an Opinion of Counsel, at the Seller's expense, that such Replacement Mortgage Loan is a "qualified replacement mortgage" within the meaning of
Section 860G(a)(4) of the Code; provided that no Replacement Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Replacement Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency
Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (b) the rates referred to in clauses
(ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Replacement Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

     "Rating Agencies" means Fitch and Moody's.

     "Rating Agency Confirmation" means, with respect to any matter, where required under this Agreement, confirmation in writing by each Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

     "Realized Loss" means, with respect to any Distribution Date the amount, if any, by which the aggregate of the Certificate Principal Balances of the Principal Balance Certificates, after giving effect to distributions made on such Distribution Date, exceeds the Aggregate Stated Principal Balance of the REMIC Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs.

     "Record Date" means, with respect to any Class of Certificates for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Registered Certificates" means, collectively, the Class IO, Class A-1A, Class A- 1B, Class A-2, Class B, Class C, Class D and Class E Certificates.

     "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

     "REMIC I" means the segregated pool of assets consisting of the REMIC Mortgage Loans (and excluding the Non-REMIC Assets and the Non-REMIC Fees), such amounts as shall from time to time be held in the Collection Account and the Distribution Account in respect thereof, the Insurance Policies and any REO Properties, for which a REMIC election is to be made pursuant to Section 12.1(a) hereof.

     "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the Class R-I Interests.

     "REMIC I Regular Interest" means, with respect to each REMIC Mortgage Loan as of the Closing Date, the separate uncertificated beneficial ownership interest in REMIC I issued in respect of such REMIC Mortgage Loan hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the Cutoff Date Principal Balance of the related REMIC Mortgage Loan). The designation for each REMIC I Regular Interest shall be the loan number for the related REMIC Mortgage Loan set forth in the Mortgage
Loan Schedule as of the Closing Date. If a Replacement Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Replacement Mortgage Loan(s) but the terms thereof shall not be adjusted by reason of such substitution.

     "REMIC I Remittance Rate" means, with respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related REMIC Mortgage Loan as of the Closing Date. If any REMIC Mortgage Loan included in the Trust

Fund and included in the REMIC I assets as of the Closing Date is replaced by a Replacement Mortgage Loan or Loans, the REMIC I Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan. Notwithstanding the foregoing, with respect to the Timberlands Office Park - B Loan, the Timberlands Office Park - C Loan, the Timberlands Office Park - H Loan, the Sonesta Beach Hotel Loan and the Pentucket Shopping Center Loan (each REMIC Mortgage Loan that as of the Closing Date provides for accrual of interest at a rate per annum that exceeds the rate per annum at which interest is payable by the related Mortgagor) the REMIC I Remittance Rate shall be the rate per annum at which interest is payable on the related Mortgage Loan minus the Master Servicing Fee Rate.

     "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and all distributions thereon conveyed to the Trustee for the benefit of REMIC III and for which a REMIC election is to be made pursuant to
Section 12.1(a) hereof.

     "REMIC II Distribution Amount" has the meaning set forth in Section 6.2(d).

     "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Interests.

     "REMIC II Regular Interest" means any of the thirteen separate uncertificated beneficial interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall represent a right to receive interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

     "REMIC II Remittance Rate" means, with respect to each REMIC II Regular Interest, for any Distribution Date, the weighted average of the REMIC I Remittance Rates (or, in the case of Non-30/360 REMIC I Regular Interests, the Equivalent 30/360 Rates) for the REMIC I Regular Interests for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests immediately prior to such Distribution Date).

     "REMIC III" means the segregated pool of assets consisting of all of the REMIC II Regular Interests, with respect to which a separate REMIC election is to be made pursuant to Section 12.1(a) hereof.

     "REMIC III Certificate" means any Certificate other than the Class V Certificates or the Class W Certificates.

     "REMIC  III  Distribution  Amount"  has the  meaning  set forth in  Section
6.3(c).

     "REMIC Collection Subaccount" has the meaning set forth in Section 5.1.

     "REMIC Distribution Subaccount" has the meaning set forth in Section 5.3.

     "REMIC Mortgage Loan" means any Mortgage Loan included in the segregated REMIC Mortgage Pool comprising REMIC I and identified on Schedule I hereto.

     "REMIC III Regular Certificate" means any REMIC III Certificate, other than the Class R Certificate.

     "REMIC Mortgage Pool" means, collectively, all of the REMIC Mortgage Loans (including without limitation REO Mortgage Loans and Replacement Mortgage Loans, but excluding Deleted Mortgage Loans).

     "REMIC Pool" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof and with respect to which a REMIC election will be made.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation which, as proposed, would have an effective date prior to enactment thereof and any proposed regulations.

     "Remittance Rate" means, with respect to any REMIC I Regular Interest, the REMIC I Remittance Rate and, with respect to any REMIC II Regular Interest, the REMIC II Remittance Rate, in either case for such Class of REMIC Regular Interests.

     "Rents from Real Property" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

     "REO Account" has the meaning set forth in Section 8.20(b).

     "REO  Acquisition"  means the  acquisition of any REO Property  pursuant to
Section 8.7.

     "REO Disposition" means the sale or other disposition of any REO Property pursuant to Section 8.31.

     "REO Extension" has the meaning set forth in Section 8.19(a).

     "REO Income" means, with respect to any REO Property for any Collection Period, all income received in connection with such REO Property during such period.

     "REO Mortgage Loan" means a REMIC Mortgage Loan as to which the related Mortgaged Property is an REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor REMIC Mortgage Loan. Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor REMIC Mortgage Loan as of the date on which the related REO Property was acquired on behalf of the Trust. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing in respect of an REO Mortgage Loan as of the date on which the related REO Property was acquired on behalf of the Trust, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or any other Person in respect of the predecessor REMIC Mortgage Loan as of the date on which the related REO Property was acquired on behalf of the Trust, shall be deemed to continue to be payable or reimbursable to the Master Servicer, the Special Servicer or such other Person, as the case may be, in respect of an REO Mortgage Loan. Collections in respect of any REO Mortgage Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or Special Servicer for the payment of, the costs of operating, managing, maintaining and disposing of any REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO
Mortgage Loan at the Mortgage Rate to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Mortgage Loan.

     "REO Property" means a Mortgaged Property acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy or otherwise in connection with a Defaulted Mortgage Loan and that is treated as foreclosure property under the REMIC Provisions.

     "REO Sale Deadline" has the meaning set forth in Section 8.19(a).

     "REO Tax" has the meaning set forth in Section 8.20(a).

     "Replacement Mortgage Loan" means any Qualifying Substitute Mortgage Loan that is substituted for one or more Deleted Mortgage Loans.

     "Report Date" means not later than noon New York time on the third Business Day before the related Distribution Date.

     "Repurchase Proceeds" means amounts paid by the Seller under the Mortgage Loan Purchase Agreement, in connection with the repurchase of any Mortgage Loan as contemplated by Section 2.3.

     "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

     "Required Appraisal Loan" means any REMIC Mortgage Loan (including without limitation any REO Mortgage Loan) as to which an Appraisal Event has occurred and is continuing.

     "Required Insurance Policy" means with respect to any Mortgaged Property, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgaged Property.

     "Reserve Account" means the account or accounts created and maintained pursuant to Section 8.3(d).

     "Reserve Funds" means, with respect to any Mortgage Loan, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the Mortgagee representing reserves for repairs, replacements, capital improvements, environmental testing and remediation and/or similar type items with respect to the related Mortgaged Property.

     "Residual Certificates" means, if and when the holder of the Class R Certificate exchanges such Certificate for Class R-I Certificates, Class R-II Certificates and Class R-III Certificates pursuant to Section 12.1 (q) hereof, with respect to REMIC I, the Class R-I Certificates, with respect to REMIC II, the Class R-II Certificates and, with respect to REMIC III, the Class R-III Certificates; and, until such time, Residual Certificates means the Class R Certificate.

     "Residual Interests" shall mean the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, collectively.

     "Responsible Officer" means, when used with respect to the initial Trustee, any officer assigned to its Corporate Trust Department and when used with respect to any successor Trustee, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer.

     "Retained Servicing Interest" has the meaning set forth in Section 8.10(a).

     "Reverse Sequential Order" means sequentially to the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates.

     "Rule 144A" means Rule 144A under the Securities Act.


     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means Aetna.

     "Senior Certificates" means, collectively, the Class A and Class IO Certificates.

     "Servicing Account" means the account or accounts created and maintained pursuant to Section 8.3(a).

     "Servicing Advances" means all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer or, if applicable, the Trustee in connection with the servicing and administering of (a) a REMIC Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent (including, without limitation, Liquidation Expenses) or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the obligations of the Master Servicer set forth in Section 8.3(c), (ii) the preservation, restoration and protection of a Mortgaged Property or REO Property, (iii) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any REMIC Mortgage Loan or REO Property, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including without limitation foreclosures and similar proceedings, and (v) the operation, management, maintenance and liquidation of any REO Property; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Trustee or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

     "Servicing Fees" means, with respect to each REMIC Mortgage Loan (including without limitation each REO Mortgage Loan), the Master Servicing Fee and, if applicable, the Special Servicing Fee.

     "Servicing File" means, collectively as to any Mortgage Loan, any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer or Special Servicer and relating to the origination and servicing of such Mortgage Loan, including without limitation a closing binder for such Mortgage Loan and, in each case if and to the extent available, any appraisal, environmental report, engineering report, operating statements, rent rolls and copies of major leases.

     "Servicing Officer" means any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended by the Master Servicer.

     "Servicing Return Date" means, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 8.1(c). "Servicing Standard" has the meaning set forth in Section 8.1(a).

     "Servicing Transfer Event" means, with respect to any REMIC Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

     "Special Servicer" means Aetna or any successor Special Servicer as herein provided.

     "Special Servicer Monthly Reports" mean the reports substantially in the form of Exhibit F-2 attached hereto.

     "Special Servicing Fee" means, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 8.10(b).

     "Special Servicing Fee Rate" means, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, 0.25% per annum.

     "Special Servicing Officer" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

     "Specially Serviced Asset Report" means the report prepared by the Special Servicer substantially with the information set forth in Exhibit F-3 attached hereto.

     "Specially Serviced Mortgage Loan" means any REMIC Mortgage Loan as to which any of the following events has occurred:

     (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; or

     (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

     (c) the Master Servicer (in consultation with the Special Servicer) has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

     (d) there shall have occurred a default,  other than as described in clause
(a) or (b) above, that (in the Master Servicer's good faith and reasonable judgment) (in consultation with the Special Servicer) materially impairs the value of the related Mortgaged Property as security for the REMIC Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the REMIC Mortgage Loan (or, if no grace period is specified, 60 days); or

     (e) commencement of any involuntary case against the related Mortgagor under any present or future federal or state bankruptcy, insolvency or similar laws, or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of the related Mortgagor's affairs; or

     (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

     (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations (provided that the filing of the "Plan of Reorganization" proposed on or prior to the Closing Date with respect to the Sonesta Beach Hotel Loan shall not by itself cause such Mortgage Loan to become a Specially Serviced Mortgage Loan); or

     (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a REMIC Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each such Loan, a "Corrected Mortgage Loan") at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the REMIC Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

     (w) with respect to the circumstances described in clauses (a) and (b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such REMIC Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 8.18);

     (x) with respect to the circumstances described in clauses (c), (e), (f) and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     (y) with respect to the circumstances described in clause (d) above, such default is cured as a result of a modification to a Money Term of such REMIC Mortgage Loan; and

     (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

     "Startup Day" means, with respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 12.1(b).

     "Stated Maturity Date" means, with respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 8.18, and without regard to the exercise of any Call Option under such Mortgage Loan.

     "Stated Principal Balance" means, with respect to any REMIC Mortgage Loan (including without limitation any REO Mortgage Loan), an amount equal to (a) the unpaid principal balance of such REMIC Mortgage Loan as of the Cut-off Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), after application of all payments due on or before such date, whether or not received, reduced on a cumulative basis on each subsequent Distribution Date (to not less than zero) by (b) the sum of (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.2 to, principal of or with respect to such REMIC Mortgage Loan that are (or, if they had not been applied to cover any Additional Trust Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such REMIC Mortgage Loan during the related Collection Period; provided that, notwithstanding the foregoing, if a Liquidation Event occurs in respect of such REMIC Mortgage Loan (or any related REO Property), then the "Stated Principal Balance" of such REMIC Mortgage Loan shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Subordinate Certificates" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates.

     "Sub-Servicer" means any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement" means the written contract between the Master Servicer or the Special Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 8.4, as amended, supplemented or otherwise modified from time to time.

     "Substitution Shortfall Amount" means, in connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Deleted Mortgage Loan(s) exceeds the Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

     "Tax Matters Person" means the person designated as the "tax matters person" of any REMIC Pool pursuant to Treasury Regulation Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T (or relevant successor provision), which shall be the person having the largest Percentage Interest in the Residual Certificates of the related REMIC Pool.

     "Tax Returns" means the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

     "Termination Price" shall have the meaning set forth in Section 10.1(b) herein.

     "30/360 REMIC I Regular Interest" means a REMIC I Regular Interest that accrues interest on the basis of a 360-day year consisting of twelve 30-day months,

     "Transfer"   means  any  direct  or  indirect   transfer,   sale,   pledge,
hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

     "Treasury Rate" has the meaning set forth in Section 6.4 herein.

     "Trust" means the trust created pursuant to this Agreement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Collection

Account and the Distribution Account, the Insurance Policies, any REO Properties and other rights and property referred to in Section 2.1(a) hereof.

     "Trust Fund" means, collectively, all of the assets of the Trust.

     "Trustee" means State Street Bank and Trust Company, as Trustee, or its successor-in-interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then Trustee shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section
7.9 hereof), as the case may be.

     "Trustee Fee" means, as to each REMIC Mortgage Loan (including without limitation each REO Mortgage Loan), the monthly fee payable to the Trustee that is calculated in the same manner as the Master Servicing Fee for such REMIC Mortgage Loan but at the Trustee Fee Rate. The Trustee Fee for each REMIC Mortgage Loan shall be payable to the Trustee by the Master Servicer out of the Master Servicing Fee for such REMIC Mortgage Loan as provided herein.

     "Trustee Fee Rate" means 0.004% per annum.

     "UCC Financing Statement" means a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of Louisiana law.

     "Uncertificated Accrued Interest" means: (i) with respect to any REMIC I Regular Interest, for any Distribution Date, interest for the related Interest Accrual Period (calculated on the basis of a 360-day year consisting of twelve 30-day months or, if the related REMIC Mortgage Loan accrues interest on a different basis, on such alternative basis) accrued at the applicable REMIC I Remittance Rate on the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to such Distribution Date; and (ii) with respect to any REMIC II Regular Interest, for any Distribution Date, interest for the related Interest Accrual Period (calculated on the basis of a 360-day year consisting of twelve 30-day months) accrued at the applicable REMIC II Remittance Rate on the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

     "Uncertificated Distributable Interest" means, with respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for such Distribution Date; reduced (to not less than zero) by (b) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, as set forth below; and increased by (c) any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 6.2 or 6.3, as applicable, together with one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or, if Uncertificated Accrued Interest in respect of such REMIC I Regular Interest accrues on an alternative basis, calculated on such alternative basis) on such unpaid Uncertificated Distributable Interest at the REMIC I Remittance Rate or the REMIC II Remittance Rate, as the case may be, applicable to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the current Distribution Date. The

Net Aggregate Prepayment Interest Shortfall for any Distribution Date shall be allocated: (i) among the respective REMIC I Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date; and (ii) among the respective REMIC II Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date.

     "Uncertificated Principal Balance" means the principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related REMIC Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 6.2 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 6.5. The Uncertificated Principal Balance of a REMIC I Interest shall not take into account initially, and shall not be increased on account of, any additional interest that accrues but is not payable currently and under the terms of the related Mortgage Note are deemed added to the principal balance of such Mortgage Loan. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 6.3 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 6.5.

     "Underwritten Cash Flow" means, with respect to any Mortgaged Property or REO Property, for any twelve month period (or such shorter period calculated on an annualized basis), the underwritable cash flow amount calculated in accordance with Exhibit G hereto.

     "Underwriter" means Morgan Stanley & Co. Incorporated or its successor in interest.

     "Uninsured Cause" means any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 8.5.

     "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (or, in the case of a partnership, any other entity designated as a "domestic partnership" under Treasury regulations), or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust subject to the control of a United States person and the primary supervision of a United States court (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 that elect to be treated as United States Persons).

     "USPAP" means the Uniform Standards of Professional Appraisal Practices.

     "Voting Rights" means the voting rights to which the Certificateholders are entitled hereunder. At all times during the term of this Agreement, 93% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, 6% of the Voting Rights shall be allocated to the Holders of the Class IO Certificates, and the remaining Voting Rights shall be allocated equally among the Holders of the respective Class (or, if applicable, Classes) of the Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. The Class V and the Class W Certificates shall have no Voting Rights.

     "Workout Fee" means, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 8.10(b).

     "Workout Fee Rate" means, with respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 0.75%.

     Section 1.2 Certain Calculations in Respect of the REMIC Mortgage Pool.

     (a) All amounts collected in respect of any group of related Cross-Collateralized Mortgage Loans (other than REO Mortgage Loans) in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such REMIC Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such REMIC Mortgage Loan. All amounts collected in respect of any REMIC Mortgage Loan (whether or not such REMIC Mortgage Loan is a Cross-Collateralized Mortgage
Loan) other than an REO Mortgage Loan, in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Repurchase Proceeds or payments of Substitution Shortfall Amounts shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of, or to the extent not covered by, such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such REMIC Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such REMIC Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the REMIC Mortgage Loan following a default thereunder or exercise of a Call Option (or, if a Liquidation Event has occurred in respect of such REMIC Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such REMIC Mortgage Loan; seventh, as a recovery of any Penalty Charges then due and owing under such REMIC Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such REMIC Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such REMIC Mortgage Loan; and tenth, as a recovery of any remaining principal of such REMIC Mortgage Loan to the extent of its entire remaining unpaid principal balance.

     (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan.

     (c) The foregoing applications of amounts received in respect of any REMIC Mortgage Loan or REO Property shall be determined by the Master Servicer in its reasonable and good faith judgment.

     Section 1.3 Disqualification

     Notwithstanding any other provision of this Agreement, the disqualification of any party to this Agreement in one particular capacity (e.g., the Seller as Special Servicer) shall not disqualify such party or any affiliate of such party from acting in any other capacity hereunder (e.g., CMBS Holdings, L.L.C. as Operating Advisor). Any reference herein to an entity which has multiple capacities shall be to such entity in such specific capacity unless the context otherwise require.

     Section 1.4 Interpretation.

     (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

     (b) The words "hereof", "herein" and "hereunder", and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

     (c) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

     (d) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

     Section 2.1 Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse for the benefit of the Certificateholders (as their interests may appear) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedules, (ii) Sections 2, 4 and 6 of the Mortgage Loan Purchase Agreement, and (iii) all other assets included or to be included in the Trust Fund or REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date (or, in the case of the Glen Pointe Centre West Loan, on or before December 10, 1997)). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding anything contained in Section 13.12, is intended by the parties to constitute a sale.

     (b) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Seller pursuant to the Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. If the Seller cannot so deliver, or cause to be delivered, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi)(A) and (xii) of the definition of "Mortgage File", with (if appropriate) evidence of recording or filing, as the case may be, thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of this Section 2.1(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that such Seller has delivered to the Trustee on or before the Closing Date a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by such Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be), and the Seller shall deliver to or at the direction of the Trustee, promptly following the receipt thereof, the original of such missing document or instrument (or a copy thereof) with (if appropriate) evidence of recording or filing, as the case may be, thereon. In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by the Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.1(b).

     If any of the endorsements referred to in clause (i) of the definition of "Mortgage File", or any of the assignments referred to in clauses (iii), (v),
(vii), (x) and (xi)(B) of the definition of "Mortgage File", are delivered to the Trustee in blank, the Trustee shall, at the expense of the Seller, be responsible for completing the related endorsement or assignment in the name of the Trustee (in such capacity).

     (c) The Trustee shall, as to each Mortgage Loan, at the expense of the Seller, promptly (and in any event within 45 days following the receipt thereof) deliver to a designee of the Seller for purposes of its being recorded or filed, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iii), (v), (vii) and (xi)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing (at which time the Trustee, at the expense of the Seller, shall deliver a copy thereof to the Master Servicer); provided that in those instances where the public recording office retains the original Assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall request such designee to obtain therefrom for the Trustee and the Master Servicer at the expense of the Seller a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof deliver the same to a designee of the Seller for purposes of its being recorded or filed, as appropriate.

     (d) All documents and records in the possession of the Depositor or the Seller that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

     (e) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall deliver to the Trustee on or before the Closing Date a copy of a fully executed counterpart of the Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

     (f) Notwithstanding any other provision of this Agreement or the Mortgage Loan Purchase Agreement, the Seller, the Depositor and the Trustee agree that for federal income tax purposes, the Seller shall be treated as exchanging all property included in REMIC I for all REMIC I Interests, and in turn exchanging all REMIC I Regular Interests for all REMIC II Interests, and in turn exchanging all REMIC II Regular Interests for all REMIC III Interests, and in turn selling for cash the Class A-1A, A-1B, A-2, B, C and D Certificates, all pursuant to Treasury Regulation Section 1.860F-2.

     Section 2.2 Acceptance by Trustee. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I assets, (iii) the REMIC I Regular Interests, (iv) the REMIC II Regular Interests, (v) the Non-REMIC Assets, and (vi) the Non-REMIC Fees, in each case as delivered to it, in trust for the use and benefit of all present and future Certificateholders (as their interests may appear) as provided in this Agreement.

     Upon execution and delivery of this Agreement in respect of the Initial Certification, and within 45 days after the execution and delivery of this Agreement in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Master Servicer, the Special Servicer and the Seller a certification (the "Initial Certification" and the "Final Certification", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that (A) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the foregoing documents, the loan number and the name of the Mortgagor set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in such documents, and (D) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File; and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that (W) all documents specified in clauses (i), (ii), (iii), (ix), (xi), (xii) (to the extent it relates to the foregoing) and (xiii) (in the case of the Mortgage Loans secured by the Koll Center Loan, the UCLA Loan, the Charles Hotel Loan, the Crown Plaza Loan and the Crystal Square Loan) of the definition of "Mortgage File" are in its possession, (X) all documents delivered to it or a Custodian as part of the related Mortgage File have been reviewed by it or such Custodian and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (Y) based on its examination and only as to the foregoing documents, the loan number, the street address of the Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File and (Z) each Mortgage Note has been endorsed and each Mortgage has been assigned as provided in clauses (i) and (iii) of the definition of "Mortgage File." The Trustee shall deliver to the Depositor, the Master Servicer, the Special Servicer and the Seller, a copy of such Final Certification. Within 180 days after the Cut-off Date, the Trustee shall provide a confirmation to the Master Servicer, the
Special Servicer and the Seller of receipt or non-receipt of recorded Assignments of Mortgage. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance or substitution agreement.

     The Trustee or its authorized agents shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein.

     Section 2.3 Seller's Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

     (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation, warranty or covenant relating to any Mortgage Loan set forth in the Mortgage Loan Purchase Agreement that may give rise to a repurchase obligation on the part of the Seller (a "Breach"), such party shall give prompt written notice to the other parties hereto. Promptly upon becoming aware of any such Document Defect or Breach, the Trustee shall request that the Seller, within the time period provided for in the Mortgage Loan Purchase Agreement, cure such Document Defect or Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan for a cash amount equal to the applicable Purchase Price, all in accordance with the Mortgage Loan Purchase Agreement; provided, however, that, in lieu of effecting any such repurchase, the Seller will be permitted in the case of a REMIC Mortgage Loan to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Mortgage Loan Purchase Agreement, and this Agreement.

     As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee shall direct the Seller to deliver to the Trustee for such Qualifying Substitute Mortgage Loan or Loans (with a copy to the Master Servicer), the related
Mortgage File(s) with the related Mortgage Note(s) endorsed as required by clause (i) of the definition of "Mortgage File". No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans after the related date of substitution, and Monthly Payments due with respect to Deleted Mortgage Loans after the Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans on or prior to the related date of substitution, and Monthly Payments due with respect to Deleted Mortgage Loans after the related date of substitution, shall not be part of the Trust Fund and will be remitted by the Master Servicer to the Seller promptly following receipt.

     In any month in which the Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct the Seller to deposit cash equal to such amount into the Collection Account concurrently with the delivery of the Mortgage File(s) for the Qualifying Substitute Mortgage Loan(s), without any reimbursement thereof. The Master Servicer shall give written notice to the Trustee of such deposit promptly following the occurrence thereof.

     If the affected Mortgage Loan is to be repurchased, the Trustee shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

     The Trustee shall direct the Seller to amend the Mortgage Loan Schedule to reflect the removal of each Deleted Mortgage Loan and, if applicable the substitution of the Qualifying Substitute Mortgage Loan(s) and to correct any immaterial inaccuracies therein which are brought to the Seller's attention by the Trustee; and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loan(s) shall be subject to the terms of this Agreement in all respects.

     (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each promptly tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the Seller, or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release.

     (c) The  Mortgage  Loan  Purchase  Agreement  provides  the  sole  remedies
available  to  the   Certificateholders,   or  the  Trustee  on  behalf  of  the
Certificateholders, respecting any Document Defect or Breach.

     Section 2.4 Representations and Warranties.

     The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer and the Trustee as of the Closing Date that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

          (ii) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (A) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (B) the certificate of incorporation or bylaws of the Depositor; or (C) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (X) the ability of the Depositor to perform its obligations under this Agreement or (Y) the business, operations, financial condition, properties or assets of the Depositor;

          (iii) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (iv) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

          (v) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

          (vi) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests.

     Section 2.5 Conveyance of Interests. Concurrently with the execution and delivery of this Agreement and the conveyance of the REMIC I assets, the Non-REMIC Assets, and the Non-REMIC Fees to the Trust Fund in exchange for the REMIC I Interests and the Non-REMIC Trust Fund Interests, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests in exchange for the REMIC II Interests and (ii) the REMIC II Regular Interests in exchange for the REMIC III Certificates.

     Section 2.6 Grantor Trust. There is hereby established a trust which shall be part of the Trust Fund and which shall hold the Non-REMIC Assets and the Non-REMIC Fees (collectively, the "Grantor Trust Assets"). All amounts received in respect of the Grantor Trust Assets shall be deposited in the Non-REMIC Trust Collection Subaccount and held by the Master Servicer or the Trustee, as the case may be, in the Non-REMIC Trust Collection Subaccount and the Non-REMIC Trust Distribution Subaccount and amounts on deposit in the Non-REMIC Trust
Distribution Subaccount shall be distributed from the Non-REMIC Trust Distribution Subaccount to the Holders of the Class V and Class W Certificates on each Distribution Date in accordance with Section 6.4(e) and 6.4(f), respectively, hereof. Funds on deposit in the Non-REMIC Trust Collection Subaccount shall be invested by the Master Servicer in Eligible Investments pursuant to Section 5.1(e). All tax reporting obligations with respect to the Grantor Trust shall be performed by the Trustee.


                                   ARTICLE III

                                THE CERTIFICATES

     Section 3.1 The Certificates.

     (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-17 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

     The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

     (b)  The  REMIC  III  Regular   Certificates  will  be  issued  in  minimum
denominations of $50,000 (or, in the case of the Class A Certificates, $5,000) in initial Certificate Principal Balance or Certificate Notional Amount, as applicable, and in integral multiples of $1 in excess thereof. The Residual Certificates and Class W and Class V Certificates will be issued in minimum Percentage Interests of not less than 10%. The Residual Certificates, the Class V Certificates and the Class W Certificates will be issued without any Certificate Principal Balance or Certificate Notional Amount and without any Pass-Through Rate.

     (c) Each Certificate shall, on original issue, be authenticated by the Trustee or the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Trustee for authentication, and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, and deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the REMIC III Regular Certificates, on the Closing Date the Trustee or the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.6 against payment of the purchase price thereof.

     Section 3.2 Registration. The Trustee initially shall be the registrar in respect of the Certificates who shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Trustee or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

     Section 3.3 Transfer and Exchange of Certificates.

     (a) A Certificate may be transferred by the Holder thereof, subject to the restrictions set forth below, only upon presentation and surrender of such Certificate at the Corporate

Trust Office (or the New York Presenting Office, if any) duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Balance, Certificate Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Trustee may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

     (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same aggregate Certificate Principal Balance, Certificate Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the Corporate Trust Office (or New York Presenting Office, if any) duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of any interest in a NonRegistered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     (d) No transfer of a Class V, Class W, Subordinate or Residual Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Subordinate Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(ii) in the case of a Subordinate or Residual Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Subordinate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinate Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     (e) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as Exhibit E-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

          (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice of its status as such immediately upon holding acquiring such Ownership Interest in a Residual Certificate.

     (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights of the prior Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such noncomplying Holder. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

     (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

     (iv) The provisions of this Section 3.3(e) set forth prior to this subsection (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Depositor the following:

          (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

          (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

     (f) The Trustee shall have no liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Trustee shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this
Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Trustee shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in
Section 3.3(e). The Trustee and the Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Trustee and Certificate Registrar have satisfied their respective duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

     (g) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

     (h) The Certificate Registrar shall provide notice to the Master Servicer, the Special Servicer and the Depositor of each transfer of a Certificate and, upon written request, provide each such Person with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

     (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.8 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

     Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) except in the case of a mutilated Certificate so surrendered, there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.5 Persons Deemed Owners. Prior to presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Adviser and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Trustee, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Trustee or the Operating Adviser shall be affected by any notice to the contrary.

     Section 3.6 Book-Entry Certificates.

     (a) Notwithstanding the foregoing, each Class of REMIC III Regular Certificates, upon original issuance, shall be issued in the form of one or more physical certificates (collectively, as to any Class of Book-Entry Certificates, a "Global Certificate") representing such Class, to be delivered to the Trustee, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor. The Global Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owners's interest in the Book-Entry Certificates, except as provided in Section 3.8. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.8:

          (i) the provisions of this Section 3.6 shall be in full force and effect with respect to each such Class;

          (ii) the Depositor, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

          (iii) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section
     3.6 shall control with respect to each such Class; and

          (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency, the Participants and/or the Indirect Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.8, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

     (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

     Section 3.7 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.8, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

     Section 3.8 Definitive Certificates.

     (a) Definitive Certificates will be issued to the owners of beneficial interests in a Class of Book-Entry Certificates or their nominees if (i) the Depository notifies the Depositor and the Trustee in writing that the Depository is unwilling or unable to continue as Clearing Agency for the Book-Entry Certificates and a qualifying successor Clearing Agency is not appointed by the Depositor within 90 days thereof, or (ii) the Depositor, at its option, elects to terminate the book-entry system through the Clearing Agency. Upon notice of the occurrence of either of the events described in the preceding sentence, the Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall execute, authenticate and deliver the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

     (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

     Section 4.1 P&I Advances by Master Servicer.

     (a) On or before 12:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that, if Late Collections (net of related Workout Fees) of the delinquent principal and interest payments for which P&I Advances are to be made for the related Distribution Date, are on deposit in the Collection Account and available to make such Advances, the Master Servicer shall utilize such Late Collections to make such Advances pursuant to clause (ii) above. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.1(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no.
(816) 435-2326 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (816) 435-5000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of the REMIC Mortgage Loans (including without limitation Balloon Mortgage Loans delinquent as to their respective Balloon Payments and REO Mortgage Loans) for any Distribution Date shall equal, subject to Section 4.4 below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced to equal the product of (i) the amount of the P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

     (c) If all Holders of Certificates evidencing an interest in the Controlling Class so elect, such Holders shall have the option, by sending notice to the Master Servicer on or prior to the Report Date, of limiting the number or amount of any P&I Advances made in respect of such Certificates if the results of not making such Advance or Advances will limit or reduce, if at all, only the Available Distribution Amount with respect to the Certificates held by such Holders and will not reduce the REMIC III Distribution Amount with respect to any other Class (other than the Class R Certificates). Any such notice provided by the Holder of such Certificates shall include a calculation confirmed in writing by the Trustee (which may be conclusively relied upon by the Master Servicer) and may be modified or withdrawn at any time (in which case the Master Servicer will recommence making applicable P&I Advances), and once withdrawn or modified, may be given or modified again.

     Section 4.2 Servicing Advances.

     (a) The Master Servicer and the Trustee shall each make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer or the Trustee determines, as applicable, in accordance with Section
4.4 below, that any such Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee and the Certificateholders.

     Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within ten (10) days of the Master Servicer's receipt of such request.

     (b) The Master Servicer shall not be required to make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines (in its good faith and reasonable judgment) that the Servicing Advance which the Special Servicer is directing the Master Servicer to make although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance as determined by the Master Servicer. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. The Special Servicer shall promptly provide the Master Servicer with any information that comes into its possession that constitutes evidence that any future Advances made with respect to any REMIC Mortgage Loan or REO Property would be Nonrecoverable Advances.

     Section 4.3 Advances by Trustee.

     (a) To the extent that the Master Servicer fails to make a P&I Advance by 10:00 a.m. on the Business Day following the related P&I Advance Date (other than a P&I Advance that the Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account on the relevant Distribution Date.

     (b) To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer determines is a Nonrecoverable
Advance), and a Responsible Officer of the Trustee receives notice thereof the Trustee shall send notice to the Master Servicer of its failure to make such Servicing Advance and if within five Business Days the Master Servicer still has not made such

Servicing Advance, then the Trustee shall make such Servicing Advance, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

     Section 4.4 Evidence of Nonrecoverability. Notwithstanding anything herein to the contrary, no Advance shall be required to be made hereunder if such Advance would, if made, constitute a Nonrecoverable Advance. In addition, Nonrecoverable Advances shall be reimbursable pursuant to Section 5.2 out of general collections on the REMIC Mortgage Loans and REO Properties on deposit in the Collection Account. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance to be made by the Master Servicer, no less than one Business Day prior to the related P&I Advance Date) to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related REMIC Mortgage Loan or REO Property) a copy of an Appraisal or internal valuation of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer may have obtained and that supports such determination. If such an Appraisal or internal valuation shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust payable out of the Collection Account. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular Advance.

     Section 4.5 Advance Interest. The Master Servicer and the Trustee shall each be entitled to receive interest at the Advance Rate in effect from time to time, accrued on the amount of each Advance made thereby (out of its own funds) for so long as such Advance is outstanding (or, if any P&I Advance is required to be made in respect of a delinquent Monthly Payment on any REMIC Mortgage Loan prior to the end of the grace period for such Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period), payable: first, out of 50% of Default Interest received on the REMIC Mortgage Loan (including, without limitation, an REO Mortgage Loan as to which such P&I Advance was made); and, then, once such Advance has been reimbursed, out of general collections on the REMIC Mortgage Loans and REO Properties.

     Section 4.6 Seller and Special Servicer Advances. With respect to the Days Inn Surfside Loan and the first Distribution Date, the Seller shall be deemed to have advanced during the first Collection Period $52,918 in respect of such Mortgage Loan (the "Deemed Seller Advance"). With respect to the Days Inn Surfside Loan and any Distribution Date, if the amount received by the Master Servicer on such Mortgage Loan during the related Collection Period is less than the Monthly Payment with respect to such Mortgage Loan (which amount will initially be $52,918) (the "Surfside Required Monthly Payment") for such Distribution Date, the Master Servicer shall notify the Special Servicer of the amount of such shortfall and the Special Servicer shall within one Business Day after the receipt of such notice advance the amount of such shortfall to the Master Servicer for deposit in the Collection Account as a payment in respect of the Days Inn Surfside Loan, such advance to be included in the Available Distribution Amount for such Mortgage Loan for such Distribution Date. If during any Collection Period the amount received by the Master Servicer in respect of the Days Inn Surfside Loan exceeds the Surfside Required Monthly Payment, the Master Servicer shall apply the amount of such excess (only to the extent of such excess) on or prior to the Master Servicer Remittance Date, on a first in, first out basis, first, to reimburse the Seller for the Deemed Seller Advance made on the first Distribution Date, up to the full amount thereof (without interest), second, to reimburse the Special Servicer the amount advanced pursuant to the preceding sentence up to the aggregate amount of all such advances (without interest), and third, to the extent of any remaining additional excess, to the Trustee for distribution to the Class R Certificateholder in respect of the Class R-I Interest.


                                    ARTICLE V

                    COLLECTION ACCOUNT; DISTRIBUTION ACCOUNT;
                             CERTAIN TRUSTEE REPORTS

     Section 5.1 Collection Account.

     (a) The Master Servicer shall open, on or prior to the Closing Date, and shall thereafter maintain a segregated account (the "Collection Account") solely with respect to this Agreement, entitled "Midland Loan Services, L.P., as Master Servicer for State Street Bank and Trust Company, as Trustee for the Holders of Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC, Collection Account." The Collection Account shall be an Eligible Account and shall consist of two separate subaccounts, the REMIC Collection Subaccount (the "REMIC Collection Subaccount") and the Non-REMIC Trust Collection Subaccount (the "Non-REMIC Trust Collection Subaccount").

     (b) On the Closing Date, the Master Servicer shall give to the Trustee written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of the Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's right to direct payments and investments and its rights of withdrawal under this Agreement.

     (c) The Master Servicer shall deposit into the Collection Account on the Business Day following receipt (or, in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received or paid by it, other than in respect of interest and principal on the Mortgage Loans due on or before the Cut-off Date which shall be remitted to the Seller (provided that the Master Servicer may retain amounts otherwise payable to the Master Servicer as provided in Section 5.2(b) rather than deposit them into the Collection Account) and shall deposit such amounts received in respect of the REMIC Mortgage Loans to the REMIC Collection Subaccount, and such amounts received in respect of the Non-REMIC Assets and any Non-REMIC Fees to the Non-REMIC Trust Collection Subaccount:

          (i) Principal: all payments on account of principal, including, without limitation, the principal component of Monthly Payments, any late payments in respect thereof and any Principal Prepayments, on the Mortgage Loans;

          (ii) Interest: all payments on account of interest, including, without limitation, the interest component of Monthly Payments, any late payments in respect thereof and any Default Interest, on the Mortgage Loans;

          (iii) Liquidation Proceeds: all Liquidation Proceeds with respect to the Mortgage Loans, including, without limitation, REO Mortgage Loans;

          (iv) Insurance Proceeds and Condemnation Proceeds: all Insurance Proceeds and Condemnation Proceeds with respect to any Mortgaged Property or REO Property (other than any such proceeds to be applied to the restoration or repair of such property or released to the related Mortgagor in accordance with applicable law, the terms of the related Mortgage Loan or the Servicing Standard, in which case such proceeds shall be deposited by the Master Servicer into an Escrow Account or released to the related Mortgagor, as the case may be, and not deposited in the Collection Account);

          (v)  Assumption  Fees,  Modification  Fees,  Late Fees and  Prepayment
     Premiums: All assumption fees, modification fees, Late Fees and Prepayment Premiums with respect to the Mortgage Loans;

          (vi) REO  Income:  all REO Income (net of any  expenses  and fees paid
     therefrom  by  the  related  property   manager)  in  respect  of  any  REO
     Properties;

          (vii) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Collection Account;

          (viii) P&I Advances: that portion of each P&I Advance that represents the Master Servicing Fee;

          (ix) Repurchase Proceeds and Substitution Shortfall Amounts: All Repurchase Proceeds and payments of Substitution Shortfall Amounts with respect to the Mortgage Loans, including, without limitation, the REO Mortgage Loans; and

          (x) Other: all other amounts required to be deposited in the Collection Account pursuant to this Agreement.

     If the Master Servicer deposits in the Collection Account or either sub-account thereof any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, or from such sub-account for deposit into the other sub-account, any provision herein to the contrary notwithstanding.

     (d) Upon its receipt of any of the amounts described in clauses (i) through
(vi) of Section 5.1(c) with respect to any Mortgage Loan or REO Property, the Special Servicer shall promptly, but in no event later than the Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with such Section 5.1(c), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than the Business Day after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Collection Account in order to permit the Special Servicer to make deposits therein.

     (e) Funds in the Collection Account and the REO Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer or (in the case of the REO Account) the Special Servicer in Eligible Investments selected by the Master Servicer or the Special Servicer, as applicable, which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "State Street Bank and Trust Company, as Trustee for the Holders of the Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series
1997-ALIC." None of the Depositor, the Mortgagors, the Trustee or the Certificateholders shall be liable for any loss incurred on such Eligible Investments.

     An amount equal to all income and gain realized from any such investment (to the extent not needed to offset losses from other investments) shall be paid to the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer or (in the case of the REO Account) the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Collection Account or the REO Account, as applicable, out of its own funds no later than the next succeeding Master Servicer Remittance Date.

     Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Master Servicer or the Special Servicer, as applicable, may, at its own expense, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     (f) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Payments for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, applicable law and the terms of the related Mortgage Loans.

     (g) The Master Servicer will be required to allocate all amounts received in respect of the Mortgage Loans to either the REMIC Mortgage Loans or the Non-REMIC Assets. Any amounts collected that are payments in respect of the Non-REMIC Assets set forth on Schedule II hereto shall be deposited into the Non-REMIC Trust Collection Subaccount and all other payments in respect of the Mortgage Loans shall be deposited in the REMIC Collection Subaccount.

     So long as payments in respect of a REMIC Mortgage Loan in the Trust Fund are current, payments shall be made in respect of the related Non-REMIC Asset as its interests may appear, but in the event of a default under any of the Mortgage Loans in the Trust Fund, the related Non-REMIC Asset will be subordinated and the Master Servicer shall make no payments in respect of such Non-REMIC Asset so long as such default is continuing.

     Section 5.2 Application of Funds in the Collection Account.

     (a) Monthly, by noon, New York City time, on each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Trustee for deposit in the Distribution Account (in the appropriate subaccount thereof, as described in Section 5.3 hereof) all amounts then on deposit in the Collection Account that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period, exclusive of any such payments and other collections that: (i) constitute Monthly Payments due on a Due Date following the end of the related Collection Period; (ii) are payable or reimbursable to any Person from the Collection Account pursuant to clauses (i) through (xvi), inclusive, of Section 5.2(b). The Trustee shall notify the Master Servicer (in a manner consistent with the last sentence of Section 4.1(a)) if any such remittance is not received by 3:00 p.m., New York City time, on any Master Servicer Remittance Date. In addition, on each P&I Advance Date, the Master Servicer is authorized (or, to the extent provided in Section 4.1, required) to apply certain amounts held in the Collection Account for future distribution to Certificateholders in subsequent months and certain Late Collections, all as more particularly specified in Section 4.1, to make required P&I Advances on such date.

     (b) The Master Servicer may, from time to time, also make withdrawals from the Collection Account (and such withdrawals shall be debited to the REMIC Collection Subaccount to the extent related to the REMIC Mortgage Loans or any of the REMICs and otherwise shall be debited to the Non-REMIC Trust Collection Subaccount) for any of the following purposes:

          (i) Servicing Fees: to pay to itself unpaid Master Servicing Fees (exclusive of the portion thereof payable to the Trustee as Trustee Fees, which shall be remitted to the Trustee for deposit in the Distribution Account pursuant to the first sentence of Section 5.2(a)), and to the Special Servicer unpaid Special Servicing Fees, in each case earned thereby in respect of each Mortgage Loan, including, without limitation, each REO Mortgage Loan, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (i) being limited to amounts received or advanced on or in respect of such Mortgage Loan that are allocable as a recovery of interest thereon;

          (ii) Workout Fees and Liquidation Fees: to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, Section 8.10(b);

          (iii) P&I Advances: to reimburse each of the Trustee and the Master Servicer, in that order, for unreimbursed P&I Advances made by each such Person, the Trustee's and Master Servicer's respective rights to be reimbursed pursuant to this clause (iii) being limited to amounts received that represent Late Collections of interest on and principal of the particular Mortgage Loans, including, without limitation, REO Mortgage Loans, with respect to which such P&I Advances were made;

          (iv) Servicing Advances: to reimburse each of the Trustee and the Master Servicer, in that order, for unreimbursed Servicing Advances made by each such Person, the Trustee's and the Master Servicer's respective rights to be reimbursed pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Repurchase Proceeds, payments of Substitution Shortfall Amounts and REO Income;

          (v) Nonrecoverable Advances: to reimburse the Trustee and the Master Servicer, in that order, out of general collections on the Mortgage Loans and REO Properties, for Nonrecoverable Advances made by each such Person;

          (vi) Advance Interest: to pay the Trustee and the Master Servicer, in that order, any unpaid Advance Interest due and payable thereto, the Trustee's and the Master Servicer's respective rights to payment pursuant to this clause (vi) being limited to 50% of Default Interest collected in respect of a Mortgage Loan, including without limitation an REO Mortgage Loan, as to which the related Advance was made;

          (vii) More Advance Interest: at or following such time as it reimburses itself or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (iii), (iv) or (v) above or pursuant to Section 8.3, and insofar as payment has not already been made pursuant to clause
     (vi) above, to pay the Trustee or itself, in that order, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any related Advance Interest accrued and payable on such Advance;

          (viii) Additional Master Servicing and Special Servicing Compensation: to pay to each of itself and the Special Servicer all amounts deposited in the Collection Account from time to time that constitute Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively;

          (ix) Certain Environmental Costs: to pay out of general collections on the Mortgage Loans and REO Properties, any costs and expenses incurred by the Trust pursuant to Section 8.7(c);

          (x) REO Extensions: to pay, out of general collections on the Mortgage Loans and REO Properties, the cost of obtaining any REO Extension contemplated by Section 8.18(a) in respect of any REO Property;

          (xi) General Reimbursements and Indemnities: to pay itself, the Special Servicer, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and REO Properties, pro rata based on their respective entitlements, any amounts payable to any such Person pursuant to any of Sections 7.11, 8.15, 8.26 and 8.27;

          (xii) Legal Advice: to pay, out of general collections on the Mortgage Loans and REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Sections 8.7(b)(ii), 8.19(a) and 13.13, (B) the cost of any other Opinion of Counsel contemplated by this Agreement which is specifically identified as an expense of the Trust and (C) the cost of the advice of counsel contemplated by Section 8.20(a);

          (xiii) Deleted Mortgage Loans: to the Seller or other appropriate Person, with respect to each Mortgage Loan or REO Property, if any, previously purchased or replaced by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase;

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




          (xiv) Taxes: at the written direction of the Trustee, to pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC Pool, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (A) none of the Trustee, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 12.1(k), or (B) any such Person that may be so liable has failed to make the required payment;

          (xv) Other Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be expenses of the Trust, the payment of which is not more specifically provided for in any prior clause of this
     Section 5.2(b);

          (xvi) Correction of Errors: to withdraw funds deposited in the Collection Account in error; and

          (xvii) Clear and Terminate: to clear and terminate the Collection Account in connection with a termination of the Trust pursuant to Section 10.1.

     The Master Servicer shall pay to or at the direction of each of the Depositor, the Special Servicer and the Trustee from the Collection Account amounts permitted to be paid therefrom to such Person promptly upon receipt of a certificate of, as applicable, an Authorized Officer of the Depositor, a Special Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee, describing the item and amount to which the Depositor, the Special Servicer or the Trustee (or such third party), as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

     The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account.

     Section 5.3 Distribution Account.

     (a) The Trustee shall establish, on or prior to the Closing Date, and thereafter maintain in the name of the Trustee, a segregated account (the
"Distribution Account") solely with respect to this Agreement, to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, entitled: "State Street Bank and Trust Company, as trustee, in trust for the benefit of the Holders of Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC, Distribution Account." The Distribution Account shall be an Eligible Account and shall be comprised of two separate subaccounts, the REMIC Distribution Subaccount (the "REMIC Distribution Subaccount") and the Non-REMIC Trust Distribution Subaccount (the "Non-REMIC Trust Distribution Subaccount").

     (b) Subject to Section 5.3(d), the Trustee shall deposit into the Distribution Account on the Business Day received all moneys remitted by the Master Servicer pursuant to Section 5.2(a) of this Agreement, together with (i) all P&I Advances and Compensating Interest Payments made by the Master Servicer and (ii) any reimbursements or indemnifications of the Trust made by any party hereto or any other Person. Any amounts remitted to the Trustee and identified to the Trustee as relating to REMIC Mortgage Loans shall be deposited in the REMIC Distribution Subaccount and any amounts remitted to the Trustee and identified to the Trustee as relating to the Non-REMIC Assets or Non-REMIC Fees shall be deposited in the Non-REMIC Trust Distribution

Subaccount. Funds in the Distribution Account shall not be invested. The Distribution Account shall be held separate and apart from and shall not be commingled with any other monies of or held in trust by the Trustee, including, without limitation, other monies of the Trustee held under this Agreement.

     (c) The Trustee shall make withdrawals from the Distribution Account only for the following purposes:

          (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

          (ii) to pay itself unpaid Trustee Fees out of that portion of the Master Servicing Fees deposited in the Distribution Account;

          (iii) to make  distributions  to the  Certificateholders  pursuant  to
     Section 6.4; and

          (iv) to clear and terminate the Distribution Account in connection with a termination of the Trust pursuant to Section 10.1.


     Section 5.4 Trustee Reports; Access to Information.

     (a) Based on (and to the extent of the information contained in) the Master Servicer Remittance Report, the Advance Report and the report pursuant to
Section 8.14(a) provided to the Trustee by the Master Servicer (no later than the Report Date), on each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail (or such electronic or other medium as the Depositor shall reasonably request, the incremental cost of which shall be paid in advance by the recipient thereof, or otherwise as the Trustee and such recipient may agree), to each Certificateholder and any other interested party, the Rating Agencies, the Master Servicer, the Special Servicer, the Underwriter, the Depositor and the Operating Adviser (and, upon request and written certification as to its beneficial ownership interest in the Book-Entry Certificates, to any Certificate Owner): (i) a Monthly Certificateholder Report (substantially in the form of Exhibit F-1); and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and Appendix II to the Prospectus Supplement and will be presented in a tabular format substantially similar to the respective formats utilized in such Appendix I and Appendix II (if so requested by the Depositor, such reports referred to in clauses (i) and (ii) shall be made available in electronic format). The report referred to in clause (ii) of the preceding sentence shall be updated from time to time within a reasonable period after the requisite information is available. The Trustee shall be entitled, in the absence of manifest error, to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.

     (b) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer and the Special Servicer, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items specified in clauses (i), (ii) and (x) of the definition of Monthly Certificateholder Report and provided to Certificateholders pursuant to this Section 5.4, aggregated for such calendar year or the applicable portion thereof during which such Person was as Certificateholder, together with such other customary information as the Trustee deems may be necessary or desirable for such Holders to prepare their federal income tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information has been provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     (d) The Trustee will make available the monthly Reports to Certificateholders and all associated reporting information via its Corporate Trust home page on the world wide web and/or via facsimile through its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com." CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system.

     For those who have obtained an account number and PIN on the Trustee's Street Fax system, the foregoing report may be obtained from the Trustee via automated facsimile by calling (617) 664-5600 and requesting the report code associated with Aetna Commercial Mortgage Trust, Series 1997-ALIC. Report codes can be obtained by calling the same telephone number and requesting a report listing. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make certain information related to the mortgage loans available through its Corporate Trust web site and through its Trade Winds electronic bulletin board. To register for the Trade Winds bulletin board, certificateholders should call the Trustee at (617) 664-5443.

     (e) The Trustee shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Prospective Investor, the Underwriter, each Rating Agency, the Operating Adviser and the Depositor, originals or copies of, among other things, the following items: (i) this Agreement, the Mortgage Loan Purchase Agreement, and any amendments thereto, to the extent such items are in the Trustee's possession, (ii) all Monthly Certificateholder Reports and reports pursuant to Section 5.4(a)(ii) delivered by the Trustee to Certificateholders since the Closing Date and all Annual Reports, reports pursuant to Section 8.14(a), and Master Servicer Remittance Reports received by the Trustee from the Master Servicer since the Closing Date,
(iii) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 8.12, (iv) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 8.13, (v) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (vi) the most recent Mortgaged Property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, (viii) any and all Officers' Certificates (and attachments thereto) delivered to or retained by the Trustee to support any of its, the Special Servicer's or the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable, (ix) any reports delivered by the Special Servicer to the Trustee pursuant to Section 8.7(e), and
(x) copies of the Prospectus and the Memorandum, as such may have been amended or supplemented from time to time and delivered to the Trustee. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment by the requesting party (other than the Depositor, the Underwriter or either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence. The Trustee's obligation to provide or make available any of the foregoing is subject in its entirety to the Trustee's advance receipt thereof from the Master Servicer or the Special Servicer, as applicable.

     (f) The Trustee shall afford the Underwriter, the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser, any Certificateholder, any Certificate Owner, and any Prospective Investor, upon reasonable written notice and during normal business hours, reasonable access to all relevant, non-attorney-client-privileged records and documentation, including without limitation information delivered by the Master Servicer or the Special Servicer to the Trustee pursuant to Section 8.16, regarding the Mortgage Loans, any REO Properties and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Trustee. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Trustee upon reasonable written request; provided, however, that the Trustee shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicer, the Special Servicer, the Underwriter or either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

     (g) In connection with providing access to or copies of the items described in subsections (d), (e) and (f) of this Section 5.4, the Trustee may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and
(b) in the case of Prospective Investors, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 5.4(g), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to subsections (d), (e) and (f) of this Section 5.4.

     Section 5.5 Trustee Tax Reports. The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and each REMIC Pool under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or by the related state or local taxing authority under any Applicable State Law. Consistent with this Pooling and Servicing Agreement, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, any Person that has transferred a Residual Certificate to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Master Servicer shall on a timely basis provide the Trustee with such information concerning the Mortgage Loans and other Trust assets as is necessary for the preparation of the tax or information returns or receipts of the Trust and each REMIC Pool as the Trustee may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans and REO Properties in order for the Master Servicer to comply with its obligations under this Section 5.5. The Trustee shall be entitled, in the absence of manifest error, to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

     Section 6.1 Distributions Generally.

     (a) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or before the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate at such address as last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant shall be responsible for disbursing such distribution to each Indirect Participant for which it acts as agent. Each Participant and Indirect Participant shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer or the Special Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

     (c) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Expense Losses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

     Section 6.2 REMIC I.

     (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Distribution Amount for such date (from amounts on deposit in the REMIC Distribution Subaccount on such date) for the following purposes and in the following order of priority:

          (i) to pay interest to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest (excluding amounts attributable to Prepayment Premiums) for each such REMIC I Regular Interest for such Distribution Date;

          (ii) to pay principal to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, in the case of each such REMIC I Regular Interest, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related REMIC Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualifying Substitute Mortgage Loan), that will be outstanding immediately following such Distribution Date;

          (iii) to reimburse REMIC II for any Realized Losses and Expense Losses previously deemed allocated to the various REMIC I Regular Interests (with interest), up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest for such Distribution Date; and

          (iv) to the Holders of the Residual Certificates representing the Class R-I Interests that portion, if any, of the Available Distribution Amount (excluding amounts attributable to Prepayment Premiums) for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to Section 6.2(a).

     (b) On each Distribution Date, the Trustee shall be deemed to apply each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period in the REMIC Collection Subaccount, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the REMIC Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualifying Substitute Mortgage Loan) as to which such Prepayment Premium was received.

     (c) All amounts (other than additional interest in the form of Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this Section 6.2 on any Distribution Date is herein referred to as the "REMIC II Distribution Amount" for such date.

     Section 6.3 REMIC II.

     (a) It is the intention of the parties hereto that the distributions set forth below result in the Uncertificated Principal Balances of each Class of REMIC II Regular Interests and its corresponding Class of Certificates being equal. On each Distribution Date, the Trustee shall be deemed to apply the REMIC II Distribution Amount for such date for the following purposes and in the following order of priority:

          (i) to distributions of interest to REMIC III in respect of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B and REMIC II Regular Interest A-2, pro rata, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interests for such Distribution Date;

          (ii) to distributions of principal to REMIC III: (a) from the Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date, first in respect of REMIC II Regular Interest A-1A, second in respect of REMIC II Regular Interest A-1B and third in respect of REMIC II Regular Interest A-2, and (b) from the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date, first in respect of REMIC II Regular Interest A-2, second in respect of REMIC II Regular Interest A-1A and third in respect of REMIC II Regular Interest A-1B, in each case, until the Uncertificated Principal Balances thereof are reduced to zero;

          (iii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B and REMIC II Regular Interest A-2, pro rata (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interests for such Distribution Date;

          (iv) to distributions of interest to REMIC III in respect of REMIC II Regular Interest B, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (v) to distributions of principal to REMIC III in respect of REMIC II Regular Interest B, until the Uncertificated Principal Balance thereof is reduced to zero;

          (vi) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest B (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

          (vii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest C, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (viii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest C, until the Uncertificated Principal Balance thereof is reduced to zero;

          (ix) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest C (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

          (x) to distributions of interest to REMIC III in respect of REMIC II Regular Interest D, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (xi) to distributions of principal to REMIC III in respect of REMIC II Regular Interest D, until the Uncertificated Principal Balance thereof is reduced to zero;

          (xii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest D (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

          (xiii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest E, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (xiv) to distributions of principal to REMIC III in respect of REMIC II Regular Interest E, until the Uncertificated Principal Balance thereof is reduced to zero;

          (xv) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest E (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

          (xvi) to distributions of interest to REMIC III in respect of REMIC II Regular Interest F, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (xvii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest F, until the Uncertificated Principal Balance thereof is reduced to zero;

          (xviii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest F (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

          (xix) to distributions of interest to REMIC III in respect of REMIC II Regular Interest G, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (xx) to distributions of principal to REMIC III in respect of REMIC II Regular Interest G, until the Uncertificated Principal Balance thereof is reduced to zero;

          (xxi) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest G (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

          (xxii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest H, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (xxiii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest H, until the Uncertificated Principal Balance thereof is reduced to zero;

          (xxiv) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest H (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

          (xxv) to distributions of interest to REMIC III in respect of REMIC II Regular Interest J, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (xxvi) to distributions of principal to REMIC III in respect of REMIC II Regular Interest J, until the Uncertificated Principal Balance thereof is reduced to zero;

          (xxvii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest J (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date.

          (xxviii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest K, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (xxix) to distributions of principal to REMIC III in respect of REMIC II Regular Interest K, until the Uncertificated Principal Balance thereof is reduced to zero;

          (xxx) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest K (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date.

          (xxxi) to distributions of interest to REMIC III in respect of REMIC II Regular Interest L, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

          (xxxii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest L, until the Uncertificated Principal Balance thereof is reduced to zero; and

          (xxxiii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest L (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date.

     (b) On each Distribution Date, the Trustee shall be deemed to apply all Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of the REMIC II Regular Interests.

     (c) All amounts (other than additional interest in the form of Prepayment Premiums) deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to this Section 6.3 on any Distribution Date is herein referred to as the "REMIC III Distribution Amount" for such date.


     Section 6.4 REMIC III.

     (a) On each Distribution Date, following the deemed payments to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 6.3, the Trustee shall withdraw from the REMIC Distribution Subaccount the REMIC III Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

          (i) to pay interest to the Holders of the respective Classes of Senior Certificates, pro rata up to an amount equal to Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

          (ii) to pay principal (a) from the Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date, first to the Holders of the Class A-1A Certificates, second to the holders of the Class A-1B Certificates and third to the holders of the Class A-2 Certificates, in each case up to an amount equal to the lesser of (1) the then outstanding
     Class Principal Balance of each such Class of Certificates and (2) the remaining portion, if any, of such Principal Distribution Amount; and (b) from the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date, first to the holders of the Class A-2 Certificates, second to the holders of the Class A-1A Certificates, third to the holders of Class A-1B Certificates, in each case, up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount;

          (iii) to reimburse the Holders of the Class A Certificates, pro rata, for any Realized Losses and Expense Losses previously deemed allocated to such Classes of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amounts in respect of such Class of Certificates for such Distribution Date; and

          (iv) to make payments on the Subordinate and Residual Certificates as provided below;

provided that, on each Distribution Date after the aggregate of the Class Principal Balances of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective outstanding Class Principal Balances of such Classes of Certificates, and without regard to the Principal Distribution Amounts for such date.

     (b) On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the REMIC III Distribution Amount for such date for the following purposes and in the following order of priority:

          (i) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (ii) if the Class Principal Balances of the Class A Certificates have been reduced to zero, to pay principal to the Holders of the Class B
     Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

          (iii) to reimburse the Holders of the Class B Certificates for Realized Losses and Expense Losses, if any, previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (v) if the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and
     (B) the remaining Principal Distribution Amount for such Distribution Date;

          (vi) to reimburse the Holders of the Class C Certificates for any Realized Losses and Expenses Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (vii) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (viii) if the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of
     (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

          (ix) to reimburse the Holders of the Class D Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (x) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (xi) if the Class Principal Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of
     (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

          (xii) to reimburse the Holders of the Class E Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (xiii) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (xiv) if the Class Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

          (xv) to reimburse the Holders of the Class F Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (xvi) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (xvii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

          (xviii) to reimburse the Holders of the Class G Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (xix) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (xx) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

          (xxi) to reimburse the Holders of the Class H Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (xxii) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (xxiii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J
     Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

          (xxiv) to reimburse the Holders of the Class J Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (xxv) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (xxvi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

          (xxvii) to reimburse the Holders of the Class K Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

          (xxviii) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

          (xxix) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and
     (B) the remaining Principal Distribution Amount for such Distribution Date;

          (xxx) to reimburse the Holders of the Class L Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date; and

          (xxxi) to pay to the Holders of the Residual Certificates representing
     the  Class  R-III  Interests  the  balance,   if  any,  of  the  REMIC  III
     Distribution Amount for such Distribution Date;

     (c) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the REMIC Distribution Subaccount that represent Prepayment Premiums collected in respect of Loan Group 1 during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, as follows: to the Holders of the respective Class or Classes of Principal Balance Certificates (other than the Class E, Class F, Class G, Class J, Class K and Class L Certificates) then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date in respect of Loan Group 1 (other than, if applicable, the Class A-2 Certificates), an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the amount of the Prepayment Premium, multiplied by the lesser of (A) a fraction, expressed as a decimal, the numerator of which is equal to the excess, if any, of the then-current Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, in the case of two or more Classes of Class A Certificates, the one with the earliest payment priority), over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Group 1 Loan, over the relevant Discount Rate and (B) 0.25. If there is more than one Class of Principal Balance Certificates (other than the Class A-2 Certificates) entitled to distributions of principal from the Principal Distribution Amount for Loan Group 1 for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative sizes of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class IO Certificates. Notwithstanding the foregoing, in the event that the Class A-2 Certificates are then entitled to distributions of principal from the Principal Distribution Amount in respect of Loan Group 1, then any Principal Prepayment collected with respect to a Group 1 Loan will be allocated between the Class B Certificates and the Class IO Certificates in accordance with the formula set forth above.

     Any Prepayment Premium collected with respect to a Group 2 Loan during any Collection Period will be distributed on the following Distribution Date (a) to the Holders of the Class A-2 Certificates, out of such Prepayment Premium, an amount equal to the present value calculated on a monthly basis (discounted at the applicable Discount Rate plus 0.75%) of the positive differential, if any, between (i) the Pass-Through Rate on the Class A-2 Certificates and (ii) the applicable Discount Rate plus 0.75%, in each case, from the Distribution Date occurring in the month following such prepayment until the Class Principal Balance of the Class A-2 Certificates would have been reduced to zero had the related Principal Prepayment not occurred given the then current Class Principal Balance of all outstanding Classes of Certificates and assuming that any then outstanding REMIC Mortgage Loans pay off on their respective Maturity Dates, multiplied by the Certificate Balance of the Class A-2 Certificates on each such Distribution Date based on the foregoing assumptions; and (b) to the Holders of the Class IO Certificates, the remainder of such Prepayment Premium.

     For purposes of the foregoing, the "Discount Rate" is the annual rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid in the case of a prepayment of a Group 1 Loan, and most nearly approximating the Distribution Date on which the Class Principal Balance of the Class A-2 Certificates would have been reduced to zero had the related prepayment not occurred, in the case of a prepayment of a Group 2 Loan. If Release H.15 is no longer published, the Trustee shall select a comparable publication to determine the Treasury Rate.

     (d) All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 6.3.

     (e) On each Distribution Date, the Trustee shall withdraw the amounts, if any, which were received from the Master Servicer as a distribution from the Non-REMIC Trust Collection Subaccount during the related Due Period in respect of the Non-REMIC Assets on deposit in the Non-REMIC Trust Distribution
Subaccount and shall distribute such amounts to the Holders of the Class V Certificates, pro rata in accordance with their respective Percentage Interests in the Class V Certificates immediately prior to such distribution. Such amounts shall be paid to Class V Certificateholders net of any fees and expenses, and after any withholding on account of taxes, as the Trustee shall determine to be due in respect of such amounts and such Distribution Date.

     (f) On each Distribution Date, the Trustee shall withdraw the amounts, if any, which were received from the Master Servicer as a distribution from the Non-REMIC Trust Collection Subaccount during the related Due Period in respect of the Non-REMIC Fees on deposit in the Non-REMIC Trust Distribution Subaccount and shall distribute such amounts to the Holders of the Class W Certificates, pro rata in accordance with their respective Percentage Interests in the Class W Certificates immediately prior to such distribution. Such amounts shall be paid to Class W Certificateholders net of any fees and expenses, and after any withholding on account of taxes, as the Trustee shall determine to be due in respect of such amounts and such Distribution Date.

     Section 6.5 Allocation of Realized Losses and Expense Losses.

     (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 6.2, the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related REMIC Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Replacement Mortgage Loan) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Expense Losses.

     (b) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to
Section 6.3, the Trustee shall also determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of REMIC II Regular Interests A, B, C, D, E, F, G, H, J, K and L, exceeds (ii) the aggregate Stated Principal Balance of the REMIC Mortgage Loans that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of such REMIC II Regular Interests shall be reduced sequentially, in reverse alphabetical order of letter designation, in each case, until the first to occur of such excess being reduced to zero or the Uncertificated Principal Balance of the particular REMIC I Regular Interest being reduced to zero. Such reductions in the Uncertificated Principal Balances of such REMIC II Regular Interests shall be deemed to be allocations of Realized Losses and Expense Losses.

     (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 6.4, the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the REMIC Mortgage Loans in the REMIC Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, and Class A Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of Principal Certificates shall be deemed to be allocations of Realized Losses and Expense Losses.

     Section 6.6 Appraisal Reductions. Following the occurrence of an Appraisal Event in respect of any REMIC Mortgage Loan, the Special Servicer shall as soon as reasonably practicable obtain (A) an Appraisal of the related Mortgaged Property or REO Property, as applicable, if the Stated Principal Balance of such Required Appraisal Loan exceeds $500,000 or (B) at the option of the Special Servicer, if the Stated Principal Balance of such Required Appraisal Loan is less than or equal to $500,000, either an internal valuation prepared by the Special Servicer or an Appraisal; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately preceding 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard. Such Appraisal or internal valuation shall be conducted in accordance with USPAP and shall be updated at least annually to the extent such REMIC Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income or treated as an Additional Trust Expense. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The Master Servicer shall calculate or recalculate the Appraisal Reduction for any REMIC Mortgage Loan based on updated Appraisals or internal valuations provided to it from time to time by the Special Servicer.

     Section 6.7 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Trustee reasonably believes are subject to tax withholding under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Trustee withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate to such Certificateholder the amount withheld.


                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

     Section 7.1 Duties of Trustee.

     (a) The Trustee undertakes to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. Subject to Section 7.1(c)(vi), if an Event of Default occurs and is continuing, then, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement (to the extent such requirements are set forth herein); provided that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to the Trustee pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

     (c) No provision of this Agreement shall be construed to relieve the Trustee or any of its respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct; provided that:

          (i) Neither the Trustee nor any of its respective directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it (A) in its reasonable business judgment in accordance with this Agreement or (B) at the direction of Holders of Certificates entitled to not less than a majority of the Voting Rights;

          (ii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

          (iii) None of the Trustee or any of its respective directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or any Seller, including, without limitation, actions taken pursuant to this Agreement, except to the extent the Trustee is acting as Master Servicer or Special Servicer;

          (iv) The Trustee shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee, in accordance with this Agreement. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust and the Trustee shall be entitled to be reimbursed therefor from the Collection Account pursuant to Section 5.2(b); and

          (v) The Trustee shall not be charged with knowledge of any failure by the Master Servicer or the Special Servicer to comply with their respective obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee may be required to act, except to the extent the Trustee is acting as Master Servicer or Special Servicer, or unless a Responsible Officer of the Trustee obtains actual knowledge of such failure.

     Section 7.2 Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 7.1:

          (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) Neither the Trustee nor any of its respective directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by the Trustee in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) The Trustee (in its capacity as such) shall be under no obligation to exercise any of the powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The Trustee's reasonable expenses shall be paid by the Certificateholders making such request;

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer or the Depositor;

          (vi) The Trustee shall in no event be required to obtain a deficiency judgment against a Mortgagor;

          (vii) The Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (unless otherwise expressly required herein to do so) if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

          (viii) The Trustee shall not be responsible for, or liable for any loss on, any investment of funds pursuant to this Agreement; provided, however, that this provision shall not operate to forgive the Trustee, in its individual capacity, for a liability that it may have for any investment loss incurred on such investment; and

          (ix) unless otherwise specifically required by law, the Trustee shall not be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder.

     (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless with respect to such contribution the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets.

     (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or the proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     Section 7.3 Trustee Not Liable for Certificates or Interests or Mortgage Loans. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than the certificate of authentication on the
Certificates) or of any Mortgage Loan, Assignment of Mortgage or related document. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or, except as provided in Section 2.1(c), the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer); any investment of monies by the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

     Section 7.4 Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or such agent.

     Section 7.5 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution with a long-term credit rating such that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Class of the Certificates by either of the Rating Agencies (or, if the Trustee has a related fiscal agent that becomes obligated under this Agreement to make Advances in the event the Trustee fails to make any required Advances, then such fiscal agent shall be an institution with a long-term credit rating such that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Class of the Certificates by either of the Rating Agencies). If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.6.

     Section 7.6 Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment and Rating Agency Confirmation shall have been obtained with respect to such appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located; provided, however, that, if the Trustee agrees to indemnify the Trust and hold the Trust harmless on an after-tax basis for such taxes, it shall not be removed pursuant to this clause
(iii), or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed.

     (c) [reserved]

     (d) The Holders of Certificates entitled to at least 51% of the Voting Rights may without cause upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section. The Certificateholders effecting such transfer shall be responsible for the reasonable out-of-pocket costs of transferring the Mortgage Files to the successor trustee.

     (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 7.7. Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred (including without limitation unreimbursed Advances made thereby, with any related unpaid Advance Interest accrued on such Advances) at such times and from such sources as if the predecessor Trustee had not resigned or been removed. The Trustee shall not be liable for any action or omission of any successor Trustee. The costs of the transfer of all Mortgage Files, Servicing Files and other documents held in trust by the Trustee hereunder to any successor trustee shall be borne by the Trustee resigning or removed pursuant to this Section.

     Section 7.7 Successor Trustee.

     (a) Any successor Trustee appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor Trustee the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

     (b) No successor Trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 7.5.

     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies (evidence of such mailing to be provided to the Depositor and the Master Servicer). The expenses of such mailing shall be borne by the successor Trustee.

     Section 7.8 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Persons succeeding to the business of such Trustee, shall be the successor of such Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.9 Appointment of Co-Trustee, Separate Trustee or Custodian.

     (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders entitled to more than 50% of the Voting Rights shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provision of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall not be liable for the actions of any co-trustee or separate trustee not appointed by it.

     (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

          (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

          (iv) the Trustee or, in the case of the Trust, the Certificateholders entitled to more than 50% of the Voting Rights outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

     (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

     (g) The Trustee shall pay the reasonable compensation of any co-trustees, separate trustees or custodians appointed by it pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

     (h) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee may appoint at any time a custodian to hold some or all of the Mortgage Files; provided that Rating Agency Confirmation is obtained with respect to such appointee. Upon the appointment of a Custodian, the Trustee and the Custodian shall enter into a custodial agreement.

     Section 7.10 Authenticating Agents.

     (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in executing and authenticating Certificates. Wherever reference is made in this Agreement to the execution and authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include execution and authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York or in the Commonwealth of Massachusetts, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee initially shall be the Authenticating Agent hereunder.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a

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



termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     Section 7.11 Indemnification of Trustee.

     The Trustee and each of its directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses not expressly required hereby to be borne by the Trustee and incurred without negligence or willful misconduct on their part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor hereunder, except to the extent that the Trustee is acting as Master Servicer or Special Servicer), including the reasonable costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee and each of its directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee of any report required to be provided by the Trustee pursuant to this Agreement; provided that, in connection with any third-party claim or legal action:

          (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders of the Certificates written notice thereof promptly after the Trustee shall have knowledge thereof; provided, however that failure to give such notice to the Depositor and the Holders of Certificates shall not affect the Trustee's rights to indemnification herein unless the Depositor's defense of such claim is materially prejudiced thereby;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

          (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee.

     Section 7.12 Fees and Expenses of Trustee. Monthly, the Trustee shall be entitled to receive, and the Master Servicer shall be obligated to pay out of its Master Servicing Fees, the Trustee Fee (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. On or before the Master Servicer Remittance Date in each month (commencing in January 1998), in satisfaction of such obligation of the Master Servicer, the Master Servicer shall, pursuant to Section 5.2(a), remit to the Trustee for deposit in the Distribution Account that portion of its Master Servicing Fees then on deposit in the Collection Account that are allocable to cover the Trustee Fees, and the Trustee shall be entitled to withdraw such portion of the Master Servicing Fees from the Distribution Account to pay itself its unpaid Trustee Fees. The Trustee shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its outside counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee hereunder, and except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee.

     Section 7.13 Collection of Moneys. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

     Section 7.14 Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies and the Certificateholders at their respective addresses appearing on the Certificate Register.

     Section 7.15 Representations and Warranties of the Trustee.

     The Trustee hereby represents and warrants as of the Closing Date that:

          (a) The Trustee is a Massachusetts trust company, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

          (b) The execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary corporate action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (A) any of the provisions of any law, governmental rule, regulation, judgment, decrees or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (B) the organizational documents of the Trustee, or (C) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

          (c) The execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

          (d) This Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of this Agreement that purport to provide for indemnification for securities law violations; and

          (e) No litigation is pending or, to the best of the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or the outcome of which could reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against, the Trustee of this Agreement or the ability of the Trustee to perform under the terms of this Agreement.

                                  ARTICLE VIII

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 8.1 Servicing Standard; General Powers and Duties.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and other assets of the Trust that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and

REO properties that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof, (C) the Master Servicer's obligation to make Advances, (D) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances,
(E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, and (F) without regard to the existence of any related Mortgagor (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii), the "Servicing Standard"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee to exercise efforts consistent with the foregoing standard and to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 8.18, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Each of the Master Servicer and the Special Servicer is also authorized to approve a request by a Mortgagor under a Mortgage Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters, provided that the Master Servicer or the Special Servicer, as the case may be, determines, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not affect the security for, or the timely and full collectability of, the related Mortgage Loan. Subject to Section 8.8, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be.

     (b) Except as otherwise expressly set forth herein with respect to specific duties, the Master Servicer shall be responsible for the servicing and administration of all the Mortgage Loans other than Specially Serviced Mortgage Loans and REO Mortgage Loans, and the Special Servicer shall be responsible for the servicing and administration of Specially Serviced Mortgage Loans and REO Properties. Subject to Section 8.1(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or, subject to
Section 8.4, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

     (c) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The
Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, upon reasonable request, obtain the foregoing documents and information.

     Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan in accordance with this Agreement shall resume.

     Subject to Section 8.1(g), but notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the billing, receiving payments (including amounts collected by the Special Servicer), accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall administer the REO Accounts, provide asset management in respect of any REO Property and shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

     (d) The Master Servicer and Special Servicer will each be required to service and administer each of the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other
Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan pursuant to the terms thereof. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

     (f) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless the same Person acts in both capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

     (g) Notwithstanding the foregoing, and in addition to the servicing duties specifically assigned to the Special Servicer hereunder with respect to Specially Serviced Mortgage Loans, the Special Servicer shall, with respect to the Mortgage Loans for which no Servicing Transfer Event has occurred, discharge all asset management type functions, including the processing of requests for assumptions, releases of collateral, reviews and approvals of leases, approvals of subordinate financing and similar functions and administer on behalf of the Trust Fund all litigation relating to the Mortgage Loans; provided, however, that the Master Servicer shall remain responsible for certain extensions with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.18 hereof, management of escrow accounts, inspections, collection of annual statements for Mortgage Loans that are not Specially Serviced Mortgage Loans, and all bookkeeping functions with respect to all Mortgage Loans, including calculations of debt service coverage ratios if required hereunder.

     In addition, the Special Servicer shall be required to administer in all respects the Non-REMIC Assets, including all discussions and negotiations with respect thereto. The accounting for the Mortgage Loans (except for REO Mortgage Loans, which shall be the responsibility of the Special Servicer) and any related escrow accounts shall not be the responsibility of the Special Servicer but shall be the responsibility of the Master Servicer. The Special Servicer's fee for administering the Non-REMIC Assets shall be payable from amounts on deposit in the Non-REMIC Trust Collection Subaccount only, and may be withdrawn therefrom by the Master Servicer for remittance to the Special Servicer prior to transfer of any amounts on deposit therein to the Trustee for deposit in the Non-REMIC Trust Distribution Subaccount. In no event shall any portion of the Special Servicer's fee for administering any Non-REMIC Assets be paid from amounts recovered in respect of REMIC Mortgage Loans that are properly allocable to the REMIC Collection Subaccount.

     Section 8.2 Collection of Mortgage Loan Payments.

     (a) The Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan (other than a Specially Serviced Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Specially Serviced Mortgage Loan.

     (b) With respect to each Mortgage Loan, if required by the terms of the related Mortgage, any Lock-Box Agreement or similar agreement, the Master Servicer shall establish and maintain one or more accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage, any Lock-Box Agreement or similar agreement. Subject to the terms of the related Mortgage, any Lock-Box Agreement or similar agreement, Lock-Box Accounts shall be Eligible Accounts. The Master Servicer shall apply the funds deposited in such accounts in accordance with the terms of the related Mortgage, any Lock-Box Agreement and/or any similar agreement and in accordance with the Servicing Standard.

     Section 8.3 Collection of Taxes, Assessments and Similar Items; Servicing Accounts and Reserve Accounts.

     (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to the terms of the related Mortgage Note and Mortgage, Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Master Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 10.1. As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan.

     (b) The Master Servicer (with respect to Mortgage Loans other than REO Mortgage Loans) and the Special Servicer (with respect to REO Mortgage Loans) shall (i) maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof, and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums); and the Master Servicer shall effect payment thereof (in the case of Specially Serviced Mortgage Loans, at the direction of the Special Servicer) prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the Special Servicer with respect to the Specially
Serviced Mortgaged Loans) shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

     (c) In accordance with the Servicing Standard, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) shall, subject to Section 4.4, advance with respect to each related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent that Escrow Payments, if any, collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on or before the applicable penalty or termination date, unless, with respect to the payment of taxes and assessments, the Master Servicer reasonably anticipates that such bill will be paid by the Mortgagor by the close of business on or before the penalty date, but in any event the Master Servicer shall make such advance within 90 days after such date or five Business Days after the Master Servicer has received confirmation that such item has not been paid, whichever is earlier, provided that during such 90-day period the Master Servicer shall use its reasonable best efforts to confirm whether such bill has been paid. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 5.2. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes of this Agreement (but not for purposes of determining the contractual balance due from a Mortgagor and secured by the related Mortgage), including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements, capital expenditures or improvements and/or similar items at the related Mortgaged Property if such repairs, environmental remediation, replacements, capital expenditures or improvements and/or similar items have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts.

     Section 8.4 Sub-Servicing Agreements.

     (a) The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans for which it is responsible hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer will maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer or the Special Servicer (whichever retained it) under Section 8.5 hereof; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer be the Master Servicer or Special Servicer, as applicable, hereunder (including, without limitation, by reason of an Event of Default and its termination hereunder), the Trustee or its designee may either thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such agreement without payment of any termination fee or penalty out of the Trust; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (provided that such agreement may provide that such Mortgage Loan may again be serviced thereunder if it becomes a Corrected Mortgage Loan); and (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Servicing Advances and P&I Advances shall be deemed to have been advanced by the Master Servicer out of its own funds. For purposes of this Agreement, the Master Servicer

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



and the Special Servicer each shall be deemed to have received any payment when the Sub-Servicer receives such payment. Annually, in connection with the delivery of the Officer's Certificate contemplated in Section 8.12, the Master Servicer and the Special Servicer each shall identify to the other, the Trustee and the Depositor any Sub-Servicers then retained thereby.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the Mortgaged Properties securing the Mortgage Loans it is to service are situated, if and to the extent required by applicable law.

     (c) As part of its servicing activities hereunder, the Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, would require were it the owner of the Mortgage Loans. Subject to the terms of the applicable Sub-Servicing Agreement, the Master Servicer and the Special Servicer each shall have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     (d) In the event  the  Trustee  or its  designee  assumes  the  rights  and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing
Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer each shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

     Section 8.5 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

     (a) The Master Servicer shall use reasonable efforts to cause each Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer shall impose such insurance requirements as are consistent with the Servicing Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer shall (to the extent available at commercially reasonable rates and to the extent the Trustee, as Mortgagee, has an insurable interest) obtain such insurance (which may be through a master or single interest insurance policy), and the cost (including any deductible relating to such insurance) of such insurance (or in the case of a master or single interest insurance policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific

Mortgaged Property), shall be a Servicing Advance recoverable by the Master Servicer pursuant to Section 5.2. If at any time a Mortgaged Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer shall, if and to the extent that the Mortgage Loan requires the Mortgagor or permits the Mortgagee to require the Mortgagor to do so, use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of (i) the unpaid principal balance of the related Mortgage Loan,
(ii) the full insurable value of such Mortgaged Property, (iii) the maximum amount of insurance coverage available under the National Flood Insurance Act or 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, and (iv) 100% of the replacement cost of the improvements on such Mortgaged Property. If (i) the Mortgagor is required by the terms of the Mortgage Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan permit the Mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer (or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer) shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer (at the direction of the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall obtain such insurance (to the extent available at commercially reasonable rates), and the cost of such insurance shall be a Servicing Advance recoverable by the Master Servicer pursuant to Section 5.2. The Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage. All such insurance policies shall contain a "standard" mortgagee clause or shall identify the Trustee as the named insured, as applicable, with any loss payable to the Master Servicer (in the case of Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan documents and the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 5.2. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for purposes hereof (but not, for purposes of determining the contractual balance due from a Mortgagor and secured by the related Mortgage), including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance hereunder, then, to the extent such policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, if there shall not have been maintained on a Mortgaged Property or an REO Property a hazard insurance policy complying with the requirements of Section 8.5(a), and there shall have been one or more losses which would have been covered by such individual policy, promptly deposit into the Collection Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket policy because of such deductible clause to the extent such deductible exceeds the deductible limitation in respect of the related Mortgage Loan. The Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

     (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees acting on behalf of it in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 8.5(c) shall satisfy the requirements of this Section 8.5(c).

     (d) All insurance coverage required to be maintained by the Master Servicer or the Special Servicer under this Section 8.5 shall be obtained from Qualified Insurers (A) whose claims-paying ability is rated at least investment grade (or, in the case of a blanket hazard policy obtained in accordance with Section 8.5(b), rated in one of the three highest ratings categories) by each Rating Agency or, if such claims- paying ability is not rated by Fitch, by each of Moody's and one other nationally recognized statistical rating organization or
(B) who are (as evidenced by the receipt of Rating Agency Confirmation) otherwise acceptable to each Rating Agency or (C) whose claims paying ability is rated at least A:IX by A.M. Best.

     Section 8.6 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

     (a) If any Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

          (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard. In the event that the Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Special Servicer, if consistent with the Servicing

Standard, may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee will not be a significant modification of the Mortgage Loan for purposes of the REMIC Provisions or result in an Adverse REMIC Event in respect of any REMIC Pool). The Special Servicer shall promptly notify the Trustee of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

     (b) If any Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

          (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard.

     (c) Nothing in this Section 8.6 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

     (d) Except as otherwise permitted by Section 8.18, the Special Servicer shall not agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 8.6.

     Section 8.7 Realization Upon Defaulted Mortgage Loans.

     (a) The Master Servicer shall notify the Special Servicer of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan; and, subject to
Section 8.18, the Special Servicer shall monitor such Mortgage Loan, evaluate whether the causes of any default thereunder can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's reasonable and good faith judgment, cure is likely, and take such other actions as are consistent with the Servicing Standard. If, in the Special Servicer's reasonable and good faith judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments and no other alternative consistent with the Servicing Standard can be negotiated, and the defaulted Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, then the Special Servicer shall, subject to subsections (b) through (d) of this

Section 8.7, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Special Servicer shall have the right but not the obligation to expend its own funds toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable as Servicing Advances by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 5.2. At the direction of the Special Servicer, the Master Servicer shall be responsible for all other costs and expenses incurred by the Special Servicer in any such proceedings, subject to the Master Servicer's being entitled to reimbursement therefor as a Servicing Advance as provided in Section 4.2 or Section 5.2, and further subject to the Special Servicer's being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 8.7 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account the factors described in
Section 8.31(b) and the results of any Appraisal obtained pursuant to this Agreement, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Master Servicer or the Special Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property (the cost of which Appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

     (b) The Special Servicer shall not acquire any personal property pursuant to this Section 8.7 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Collection Account (from the appropriate subaccount thereof) pursuant to Section 5.2) to the effect that the holding of such personal property by the Trust Fund or any REMIC will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (c) Notwithstanding the foregoing provisions of this Section 8.7, the Special Servicer shall not, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously received an Environmental Assessment in respect of such Mortgaged Property prepared by a Person who regularly conducts Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such Environmental Assessment, determines that:

          (i) the Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

          (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, may be withdrawn from the Collection Account by the Master Servicer as an expense of the Trust pursuant to Section 5.2; and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust payable out of the Collection Account pursuant to Section 5.2, perform such additional environmental testing as is consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied.

     (d) If the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

     (e) The Special Servicer shall provide monthly to the Master Servicer, who shall, in turn, promptly deliver copies thereof to the Trustee, written reports regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund and release of the lien of the related Mortgage on such Mortgaged Property. Within 5 days of its receipt thereof, the Trustee shall deliver a copy of each such report to the Depositor and each Rating Agency.

     (f) The Special Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Trustee.

     (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

     (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of a defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the 10th Business Day following such Final Recovery Determination.

     Section 8.8 Trustee to Cooperate; Release of Mortgage Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.1 have been or will be so deposited. Within five Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the Master Servicer or the Special Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

     (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account pursuant to Section 5.1 have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

     (c) Within five Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the

Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     Section 8.9 Documents, Records and Funds in Possession of Master Servicer or Special Servicer to be Held for the Trustee for the Benefit of the Certificateholders. Notwithstanding any other provisions of this Agreement, the Master Servicer and the Special Servicer shall each transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer or the Special Servicer, as the case may be, from time to time and shall account fully to the Trustee for any funds received or otherwise collected thereby, including Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property. All Mortgage Loan documents and funds collected or held by, or under the control of, the Master Servicer or the Special Servicer in respect of any Mortgage Loans and/or REO Properties, whether from the collection of principal and interest payments or from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds or otherwise, including any funds on deposit in the Collection Account, shall be held by the Master Servicer or the Special Servicer, as the case may be, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer and the Special Servicer each agrees that it shall not create, incur or subject any Mortgage Loan documents or any funds that are deposited in the Collection Account or any Lock-Box Account, Reserve Account or Servicing Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan documents or any funds collected on, or in connection with, a Mortgage Loan or REO Property, except, however, that the Master Servicer and the Special Servicer each shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer or the Special Servicer, as the case may be, under this Agreement.

     Section 8.10 Servicing Compensation.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each REMIC Mortgage Loan, including without limitation each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each REMIC Mortgage Loan, including without limitation each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the Master Servicing Fee shall accrue on the related Stated Principal Balance of such REMIC Mortgage Loan outstanding from time to time at the applicable Master Servicing Fee Rate and shall be computed for the same period respecting which any related interest payment due or deemed due on such REMIC Mortgage Loan is computed. The Master Servicing Fee with respect to any REMIC Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each REMIC Mortgage Loan, REO Income allocable as interest on each REO Mortgage Loan and the interest portion of P&I Advances on each REMIC

Mortgage Loan, including without limitation each REO Mortgage Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any REMIC Mortgage Loan, including without limitation each REO Mortgage Loan, out of that portion of related late payments of interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Repurchase Proceeds or payments of Substitution Shortfall Amounts allocable as recoveries of interest, to the extent permitted by Section 5.2.

     The Master Servicer may, at its option, assign to any third party or retain for itself the Retained Servicing Interest. The "Retained Servicing Interest" shall consist of the amount of the Master Servicing Fees otherwise payable to the Master Servicer that accrue at a per annum rate of 0.044%, which rate equals the excess of the Master Servicing Fee Rate over a 0.01% floor (such floor, the "Minimum Master Servicing Fee Rate"). The holder of the Retained Servicing
Interest (i.e., the Master Servicer or such third party) shall be entitled to receive payment in respect of the Retained Servicing Interest at such time and to the extent the Master Servicer is entitled to receive payment of the Master Servicing Fees (subject to the Retained Servicing Interest) under the terms and provisions hereof; provided, however, that, except as expressly provided in
Section 9.2, such payment to the holder of the Retained Servicing Interest shall continue notwithstanding any termination of the Master Servicer, except for a termination of Midland Loan Services, L.P. as Master Servicer pursuant to
Section 9.1.

     The Master Servicer shall be entitled to additional master servicing compensation ("Additional Master Servicing Compensation") in the form of:

          (i) fifty percent (50%) of all Default Interest and extension fees with respect to any REMIC Mortgage Loan that is not a Specially Serviced Mortgage Loan (with the remainder of any such charges being deposited in the Non-REMIC Trust Collection Subaccount) and 100% of all Late Fees;

          (ii) any Prepayment Interest Excesses collected on the REMIC Mortgage Loans, including without limitation Specially Serviced Mortgage Loans and REO Mortgage Loans, but only to the extent that the aggregate of all such Prepayment Interest Excesses collected during each Collection Period exceeds the Prepayment Interest Shortfalls incurred during such Collection Period;

          (iii) any Balloon Payment Interest Excesses collected on the REMIC Mortgage Loans, including without limitation Specially Serviced Mortgage Loans and REO Mortgage Loans, but only to the extent that the aggregate of all such Balloon Payment Interest Excesses collected during each Collection Period exceeds the Balloon Payment Interest Shortfalls incurred during such Collection Period;

          (iv) any interest and other income earned on the investment of funds in the Collection Account, but only to the extent not applied to offset losses on other investments of funds in the Collection Account; and

          (v) any interest and other income earned on the investment of funds in the Servicing Accounts, Reserve Accounts and Lock-Box Accounts maintained by the Master Servicer, but only to the extent not required to be paid to Mortgagors under applicable law or the terms of the respective Mortgage Loan documents.

     (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan, the Special Servicing Fee shall accrue on the related Stated Principal Balance of such REMIC Mortgage Loan outstanding from time to time at the Special Servicing Fee Rate and shall be computed for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed. The Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. As to each Specially Serviced Mortgage Loan and each REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of the same sources and at the same time (but separate from) Master Servicing Fees payable to the Master Servicer in respect of such Specially Serviced Mortgage Loan or REO Mortgage Loan.

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of principal received on such REMIC Mortgage Loan for so long as it remains a Corrected Mortgage Loan. A Workout Fee will be payable with respect to each Corrected Mortgage Loan irrespective of how many times such REMIC Mortgage Loan has been a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with Section 8.23, it shall retain the right to receive any and all Workout Fees payable in respect of REMIC Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such REMIC Mortgage Loan ceases to be payable in accordance with the preceding sentence.

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by an Interested Person pursuant to Section 8.31 or by any Person entitled to effect an optional termination of the Trust pursuant to Section 10.01). As to each such Specially Serviced Loan or REO Property, the Liquidation Fee shall be payable from Liquidation Proceeds, and shall equal the product of (x) the Liquidation Fee Rate, (y) a fraction, the numerator of which is equal to the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and the denominator of which is equal to the unpaid principal balance of the related REMIC Mortgage Loan or REO Mortgage Loan and accrued and unpaid interest thereon and (z) the related Liquidation Proceeds. The Liquidation Fee with respect to any such Specially Serviced
Mortgage Loan will not be payable if such REMIC Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph; provided, however, that if any such Liquidation Proceeds are received with respect to any Corrected Mortgage Loan, and the Special Servicer is properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and the Liquidation Fee otherwise payable shall be reduced to the extent of the Workout Fees paid previously or now payable to the Special Servicer with respect to such REMIC Mortgage Loan.

     The Special Servicer shall be entitled to additional special servicing compensation ("Additional Special Servicing Compensation") in the form of all late payment charges collected by it from a Mortgagor with respect to any Mortgage Loan, and fifty percent (50%) of (i) any assumption fees and modification fees received by it on or with respect to any Mortgage Loan, including, but not limited to, any Specially Serviced Mortgage Loan, (ii) any extension fees received by it on or with respect to any Specially Serviced Mortgage Loan and (iii) any default interest actually collected on any Specially Serviced Mortgage Loan; provided, however, that the Special Servicer will be entitled to such default interest and late payment charges only to the extent that such default interest and late payment charges are not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Special Servicer with respect to the related Mortgage Loan or to cover Advance Interest payable to the Master Servicer or the Trustee with respect to any Advances made in respect of the related REMIC Mortgage Loan. In addition, the Special Servicer will be entitled to receive any other fees (including asset management fees) collected from the related borrower in connection with the Special Servicer's exercise or waiver of any of the rights of the related mortgagee under any of the loan documents relating to any Mortgage Loan. The remainder of any such fees or payments will be deposited by the Special Servicer into the Non-REMIC Trust Collection Subaccount.

     (c) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amount due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 8.5(b)), if and to the extent such expenses are not payable directly out of the Collection Account, and neither the Master Servicer nor the Special Servicer, as the case may be, shall be entitled to reimbursement except as expressly provided in this Agreement.

     (d) The Special Servicer's fee for administering the Non-REMIC Assets will be equal to 0.75% of the amount of any distribution to the holders of the Class V Certificates and will be payable only out of the Non-REMIC Trust Distribution Subaccount from amounts collected in respect of the Non-REMIC Assets only.

     Section 8.11 Master Servicer Reports; Account Statements.

     (a) The Master Servicer shall deliver to the Trustee, no later than the Report Date, the Master Servicer Remittance Report with respect to the related Distribution Date. The Master Servicer shall deliver to the Trustee, no later than the Advance Report Date, the Advance Report with respect to the related Distribution Date. The Special Servicer shall provide all information relating to Specially Serviced Mortgage Loans and REO Properties to permit the Master Servicer to satisfy its duties in this Section 8.11.

     (b) The Master Servicer shall deliver to the Trustee within 30 days following each Master Servicer Remittance Date a statement setting forth the status of the Collection Account as of the close of business on such Master Servicer Remittance Date showing, for the period covered by such statement, the aggregate of deposits of each type provided in Section 5.1 in, and the aggregate of withdrawals of each type provided in Section 5.2 from, the Collection Account.

     (c) All loan and property level reports to be prepared by the Master Servicer and the Special Servicer hereunder shall be prepared substantially in accordance with the CSSA 100 standard in effect as of the Closing Date. Any "watch list" prepared hereunder by the Master Servicer shall include, without limitation, the following information with respect to the Mortgage Loans: (i) any Mortgage Loan maturing in the following 12 months, (ii) any Mortgage Loan the debt service coverage ratio of which has increased or decreased by more than 20% from the prior year, (iii) any Mortgage Loan the debt service coverage ratio of which is less than 1.10x, (iv) any Mortgage Loan with respect to which the related Mortgagor has given notice to the Master Servicer of such Mortgagor's intent to make a prepayment on the Mortgage Loan, (v) any Mortgage Loan with respect to which the related Mortgaged Property has experienced a significant event such as a fire, condemnation, or the expiration of significant leases (to the extent such information has come to the attention of the Master Servicer),
(vi) any Mortgage Loan with respect to which there is to be an assumption of the Mortgage Loan or transfer of ownership of the related Mortgaged Property (to the extent such information has come to the attention of the Master Servicer), (vii) any Mortgage Loan with respect to which there has been a release of collateral,
(viii) any Mortgage Loan with respect to which a request for subordinated debt on the Mortgaged Property is pending.

     Section 8.12 Annual Statement as to Compliance. The Master Servicer and the Special Servicer shall each deliver to the Depositor, the Operating Adviser and the Trustee (and, in the case of the Special Servicer, to the Master Servicer) on or before March 31 of each year after 1998 (or, as to 1999 and, if the Depositor provides 30 days' prior notice, any subsequent year during which the Depositor must file with the Securities and Exchange Commission a Report on Form 10-K in respect of the Trust pursuant to the requirements of the Exchange Act, on or before March 15 of such year), an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year or portion thereof and of the performance of the Master Servicer or the Special Servicer, as the case may be, under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer and the Special Servicer shall each forward to the Rating Agencies a copy of each such statement delivered by it to the Depositor and the Trustee

     Section 8.13 Annual Independent Public Accountants' Servicing Report.

     On or before April 15 of each year after 1998 (or, as to 1999 and, if the Depositor provides 90 days' prior notice, any subsequent year during which the Depositor must file with the Securities and Exchange Commission a Report on Form 10-K in respect of the Trust pursuant to the requirements of the Exchange Act, on or before March 15 of such year), the Master Servicer at its expense shall cause a firm of Accountants to furnish a statement to the Depositor, the Operating Adviser and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

     The Special Servicer will deliver to the Depositor, the Operating Adviser, the Trustee and the Master Servicer an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies.

     The Operating Advisor, at its expense, shall be entitled to obtain an annual audit of the Master Servicer's and the Special Servicer's (if other than the Seller) servicing of the Mortgage Loans hereunder.

     The Master Servicer and the Special Servicer, to the extent applicable, shall each, with 90 days' prior notice, use reasonable efforts to cause the applicable Accountants to cooperate with the Depositor in conforming any reports delivered pursuant to this Section 8.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

     The Master Servicer and the Special Servicer shall each forward to the Rating Agencies a copy of each statement delivered by it to the Depositor and the Trustee pursuant to this Section 8.13.

     Section 8.14 Certain Reports Regarding the Mortgage Loans and the Mortgaged Properties.

     (a) On or before the Report Date in each month, the Master Servicer shall deliver to the Trustee a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix II to the Prospectus Supplement, will be delivered in a format mutually acceptable to the Master Servicer and the Trustee and will be updated within a reasonable period after the requisite underlying information is available.

     (b) Not later than the Report Date occurring in June of each year, beginning in June 1998, the Master Servicer shall, to the extent such information was not already reported pursuant to Section 8.14(a), deliver to the Trustee a report (the "Annual Report") for each Mortgage Loan, based on the most recently available year-end financial statements and the most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgaged Loans and REO Mortgage Loans, as provided to or obtained by the Special Servicer and forwarded to the Master Servicer, on or before April 15 of each such year), containing such information and analyses for each Mortgage Loan as would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income.

     (c) The Trustee shall send copies of the reports received by it pursuant to Sections 8.14(a) and (b) to the Depositor and each Rating Agency.

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




     Section 8.15 Certain Available Information and Related Rights of the Master Servicer and the Special Servicer.

     (a) Subject to the restrictions described below, the Master Servicer and the Special Servicer shall each also afford the Rating Agencies, the Depositor, the Trustee, the Special Servicer, the Underwriter, the Operating Adviser, any Certificateholder, any Certificate Owner and any Prospective Investor, upon reasonable notice and during normal business hours, reasonable access to any and all additional relevant, non-attorney-client-privileged records and documentation in its possession or under its control regarding the Mortgage Loans, REO Properties and all accounts, insurance policies and other relevant matters relating to this Agreement, and access to Servicing Officers of the Master Servicer or Special Servicing Officers of the Special Servicer, as the case may be, responsible for its obligations hereunder. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer or the Special Servicer, as the case may be, upon request; provided, however, that the Master Servicer and the Special Servicer shall each be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Underwriter or either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer or the Special Servicer, as the case may be, of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

     (b) Nothing herein shall be deemed to require the Master Servicer or Special Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report, included in any communication from the other (unless the Master Servicer and the Special Servicer are the same Person) or from a Mortgagor. Neither the Master Servicer nor the Special Servicer shall have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, the Underwriter, either Rating Agency or any other Person to whom it delivers information pursuant to this
Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer, the Special Servicer or the Trustee, the Trust (from amounts held in the Collection Account from time to time) shall hold harmless and indemnify the Master Servicer, the Special Servicer or the Trustee, as the case may be, from any loss or expense (including attorney fees) relating to or arising from such claims.

     (c) The Master Servicer and the Special Servicer shall each produce the reports required of it under this Agreement; provided, however, that neither the Master Servicer nor the Special Servicer shall be required to produce any ad hoc non-standard written reports with respect to the Mortgage Loans. In the event the Master Servicer or the Special Servicer elects to provide such reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof. Requests for any such report shall be made, and any such report shall be disseminated, through the Trustee.

     (d) In connection with providing access to or copies of the items described in subsections (a), (b) and/or (c) of this Section 8.15 or in Section 8.16, the Master Servicer, the Special Servicer and the Trustee may each require: (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (b) in the case of Prospective Investors, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.

     (e) The Master Servicer and the Special Servicer shall each provide or cause to be provided to the OTS, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any and all records and other documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

     (f) The Master Servicer and the Special Servicer shall each cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

     Section 8.16 Rule 144A Information. For so long as any of the Non-Registered Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, each of the Master Servicer and the Special Servicer agrees to provide to the Trustee, which in turn shall provide to any Holder, Certificate Owner or Prospective Investor of such Certificates, upon the request of such Holder, Certificate Owner or Prospective Investor subject to the other provisions of this Section 8.16 and the provisions of subsections (b), (c) and (d) of Section 8.15, any information relating to the Mortgage Loans prepared by or otherwise in the possession or under the control of the Master Servicer or the Special Servicer, as the case may be, that has not already been delivered to the Trustee and that is required to be provided to such Holder, Certificate Owner or Prospective Investor to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in subsection (a) of Section 8.15.

     The Trustee shall have no responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to the Trustee by another.

     Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of an investment in the Non-Registered Certificates. By acceptance of a Certificate, each Holder shall be deemed to have agreed to this Section. Unless the Master Servicer or the Special Servicer chooses to deliver the information directly, the Trustee shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the Master Servicer or the Special Servicer making any report or information available upon request to any Person other than another party hereto, the Master Servicer or the Special Servicer, as the case may be, may require that the recipient of such information acknowledge that the Master Servicer or the Special Servicer, as the case may be, may contemporaneously provide such information to the Depositor, the Trustee, the Underwriter and/or the Certificateholders and Certificate Owners. The Trustee, the Master Servicer and the Special Servicer will each be permitted to require payment of a sum by the requesting party (other than the Rating Agencies, the Depositor, the Trustee or the Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

     Section 8.17 Inspections; Collection of Financial Statements.

     (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Properties constituting REO Properties or collateral for Specially Serviced Mortgaged
Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every two years (or, if the related REMIC Mortgage Loan has a current balance of more than $2,000,000, at least once every year). The Master Servicer shall promptly prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master Servicer shall deliver to the Trustee, the Special Servicer, the Depositor, the Rating Agencies and the Operating Advisor a copy of each such written report within 30 days of the related inspection.

     (b) The  Special  Servicer  shall  perform  (or  cause to be  performed)  a physical inspection of each REO Property and each Mortgaged Property constituting collateral for a Specially Serviced Mortgage Loan at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once per calendar year. If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for such Mortgage Loan. The Special Servicer shall promptly prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer shall deliver to the Master Servicer, the Trustee, the Depositor, the Rating Agencies and the Operating Advisor, a copy of each such written report within 60 days of the related inspection.

     (c) The Master Servicer (or, in the case of Specially Serviced Mortgage Loans, the Special Servicer) shall make reasonable efforts to collect promptly from each Mortgagor quarterly and annual operating statements and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, if delivery of such items is required pursuant to the terms of the related Mortgage and the Master Servicer shall provide copies thereof to the Special Servicer and the Operating Advisor. In addition, the Special Servicer shall use reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and Special Servicer shall each deliver copies of the collected items to the other such party and to the Trustee, the Depositor, the Rating Agencies and the Operating Advisor, in each case within 20 days of its receipt thereof.

     Section 8.18 Modifications, Waivers, Amendments and Consents.

     (a) (i) The Master Servicer may, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that, in the aggregate, with all previous extensions is not more than 60 days following the original Maturity Date, if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), (A) a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Balloon Mortgage Loan and (B) the Master Servicer reasonably believes that such Balloon Payment will be paid in full by the Mortgagor within such extension period. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 50% of any extension fees collected from a Mortgagor with respect to any such extension (with the remaining 50% being transferred by the Master Servicer to the Non-REMIC Trust Collection Subaccount).

     (ii) The Master Servicer may require, in its discretion, as a condition to granting any request by a Mortgagor for any extension of a maturity date, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law. The Master Servicer may charge the Mortgagor for any costs and expenses (including reasonable attorneys' fees) incurred by the Master Servicer in connection with any request for an extension of a maturity date. The failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses, and interest thereon at the Advance Rate, to be paid or reimbursed as a Servicing Advance (to the extent not paid by the Mortgagor).

     (iii) The Master Servicer shall notify the Trustee of any extension of the maturity date of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related
Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee.

     (b) Subject to the limitations of Section 12.1(j) and 12.2, the Special Servicer (and, where explicitly stated, the Master Servicer) shall have the following additional duties and rights:

     (i) Subject to the Servicing Standard, and the rights and duties of the Master Servicer under paragraph (a) above of this Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Mortgage Loan, including without limitation any modification, waiver or amendment to (a) reduce the amounts owing under any Mortgage Loan by forgiving principal, accrued interest, any Penalty Charges and/or any Prepayment Charge, (b) reduce the amount of the Monthly Payment on any Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (c) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Mortgage Loan, (d) extend the Maturity Date of any Mortgage Loan and/or (e) accept a principal prepayment on any Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, (B) the related Mortgagor is in default with respect to the Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, and (C) in the case of any Specially Serviced Mortgage Loan, in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate).

     In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date, (ii) extend the Maturity Date of a Mortgage Loan at an interest rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the Maturity Date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification),
(iii) if the  Mortgage  Loan is secured by a ground  lease,  extend the Maturity
Date of such Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the then-current term of such ground lease, (iv) reduce the Mortgage Rate of a Mortgage Loan to a rate below the prevailing interest rate for comparable loans, as determined by the Special Servicer, or (v) defer interest due on any Mortgage Loan in excess of 25% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Mortgage Loan that has failed to make the Balloon Payment at its original Maturity Date, and such Balloon Mortgage Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make its Balloon Payment) and has not been delinquent in the preceding twelve months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to five one-year extensions at the existing Mortgage Rate for such Mortgage Loan. The preceding sentence does not modify the limitations of clause (i) of the preceding paragraph.

     The determination of the Special Servicer contemplated by clause (D) of the proviso to the first paragraph of this subsection (b)(i), and clause (ii) of the second paragraph of this subsection (b)(i), shall be evidenced by an Officer's Certificate setting forth the information required under this subsection (b)(i).

     (ii) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to this Section 8.18 or pledge additional collateral for the Mortgage Loan pursuant to this Section 8.18, if the security interest of the Trust in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral that will require the Trustee to undertake any additional duties or obligations or incur any additional expense; and provided, further, that the Trustee shall not be required to consent to

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



any substitution or addition of collateral that would, in the Trustee's discretion, result in an Adverse REMIC Event.

     The Special Servicer shall not permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined, in its reasonable and good faith judgment, based upon an Environmental Assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent Person who regularly conducts Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable Environmental Laws and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations.

     The Special Servicer shall not release or substitute any collateral securing an outstanding Mortgage Loan except as provided in Section 8.7(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Special Servicer's good faith and reasonable judgment, materially and adversely affect the net cash flow being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (D) such release and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency);

     (iii) The Special  Servicer will promptly  deliver to the Master  Servicer, the Operating Adviser and the Trustee a notice, specifying any such modifications, waivers or amendments, such notice identifying the affected Mortgage Loan. Such notice shall be delivered to the Trustee and shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). Notices required by this Subsection 8.18(b)(iv) shall be delivered to the Operating Advisor at least 5 days prior to the anticipated action, unless an emergency or other exigency requires more prompt action and, in such case, such notice shall be provided at the earliest possible date. The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

     (iv) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulation ss. 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the

Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

     (v) Notwithstanding anything herein to the contrary, the Special Servicer shall not be permitted to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, the REMIC Provisions or the Servicing Standard.

     (vi) The Special Servicer shall have no liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that a modification, waiver, amendment or other action permitted by Section 8.18(b) is reasonably likely to produce an increased recovery to Certificateholders on a present value basis, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer was not negligent in ascertaining the pertinent facts.

     (c) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes of this Agreement (but not for purposes of determining the contractual balance due from a Mortgagor and secured by the related Mortgage), including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

     (d) All modifications, waivers (except for waivers of Penalty Charges) and amendments of the Mortgage Loans entered into pursuant to this Section 8.18 shall be in writing.

     (e) The Master Servicer and the Special Servicer shall waive the requirement of a partial principal prepayment of the Doubletree Hotel-Fishermans Wharf Loan as a condition to the approval of any transfer of the Mortgaged Property securing such Mortgage Loan and shall not accept any such prepayment unless accompanied by a Prepayment Premium.

     Section 8.19 Title to REO Property.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued in the name of the Trustee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall in accordance with Section 8.31 attempt to sell any REO Property for cash by the close of the third taxable year following the taxable year in which the Trust Fund acquires ownership of such REO Property (such date, the "REO Sale Deadline") for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the REO Sale Deadline, and is subsequently granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property, or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the REO Sale Deadline will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in
Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special

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



Servicer shall attempt to sell such REO Property within such period extending beyond the REO Sale Deadline as is permitted by such REO Extension or is contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 5.2.

     (b) The Special Servicer shall remit to the Master Servicer (which shall deposit such amounts into the Collection Account), on a monthly basis prior to the Master Servicer Remittance Date, all REO Income (net of the fees of any property manager and net of any expenses payable therefrom), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property, subject to withdrawal pursuant to Section 5.2.

     Section 8.20 Management of REO Property.

     (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such Mortgaged Property that would be subject to an REO Tax, but that a lease of such Mortgaged Property to another party to operate such Mortgaged Property, or the performance of some services by an Independent Contractor with respect to such Mortgaged Property, or another method of operating such Mortgaged Property would not result in income subject to an REO Tax, then the Special Servicer may (provided that, in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

          (iii) Directly Operating such Mortgaged Property as REO Property could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such Mortgaged Property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such Mortgaged Property, then the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such Mortgaged Property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive

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



     under the Proposed Plan. In addition, the Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such REO Property in a manner that would not result in the imposition of an REO Tax on the income derived from such REO Property.

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Income received by the Trust with respect to such REO Property without materially and adversely affecting the Special Servicer's ability to sell such REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the same manner that the Special Servicer would operate and manage such REO Property if it were owned by the Special Servicer. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 8.20(a). Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 8.20(a) or, to the extent it relates to federal income tax consequences for the Trust, Section 8.20(b) below. Nothing in this Section 8.20(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 8.31.

     (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as permitted by Section 8.20(a), result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment). The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property one or more segregated accounts (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "Aetna Life Insurance Company, as Special Servicer for State Street Bank and Trust Company, as Trustee for the holders of Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC, REO Account." The Special Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 5.1(e). The Special Servicer shall deposit or cause to be deposited in the related REO Account within one Business Day after receipt all REO Income received by it with respect to any REO Property, and shall withdraw therefrom, funds necessary for the proper operation, management and maintenance of such REO Property, including, without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the Collection Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Master Servicer (at the direction of the Special Servicer) shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered by the Master Servicer to the Trustee and the Special Servicer) or if such advances would, if made, constitute Nonrecoverable Advances.

     (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be an expense of the Trust, payable out of related REO Income) shall be reasonable and customary in light of the nature and locality of the REO Property;

          (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) of this Section 8.20 and (B) remit all related REO Income collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 8.20(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     Section 8.21 Additional Obligations of the Master Servicer.

     (a) [intentionally omitted]

     (b) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

     (c) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the excess, if any, of all Balloon Payment Interest Shortfalls over all Balloon Payment Interest Excesses, in each case resulting from Balloon Payments received in respect of the REMIC Mortgage Pool during the most recently ended Collection Period.

     (d) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of all Prepayment Interest Shortfalls over all Prepayment Interest Excesses, in each case resulting from Principal Prepayments received in respect of the REMIC Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of the aggregate Master Servicing Fees received by the Master Servicer during such Collection Period calculated in respect of all the REMIC Mortgage Loans (including without limitation REO Mortgage Loans).

     (e) With respect to each Callable Mortgage Loan, none of the Trustee, the Master Servicer or the Special Servicer shall take any action under the related Call Option that would make such Mortgage Loan due and owing in its entirety as of the Call Date.

     Section 8.22 Representations, Warranties and Covenants of the Master Servicer and the Special Servicer.

     (a) (i) Master Servicer, in its capacity as Master Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, to the Special Servicer and to the Depositor, as of the Closing Date, that:

          (A) Master Servicer is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Missouri, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not materially adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

          (B) Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations of the Master Servicer contemplated by, this Agreement. Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, evidences the valid and binding obligation of Master Servicer enforceable against Master Servicer in accordance with its terms subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of the Agreement that purport to provide for indemnification for securities law violations;

          (C) the execution and delivery of this Agreement, the consummation of the transactions of the Master Servicer contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement on the part of Master Servicer will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, the conflict with which, or the breach, violation, acceleration or default of which, would materially and adversely affect its ability to perform its obligations under this Agreement;

          (D) no litigation is pending or, to Master Servicer's knowledge, threatened against it, the outcome of which could reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against, Master Servicer of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

          (E) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Master Servicer of, or compliance by Master Servicer with, this Agreement, or the consummation of the transactions of the Master Servicer contemplated hereby, other than any such consents, approvals, authorizations, orders, qualifications, registrations, filings or notices as have been obtained, made or given or any consent, approval, authorization, order, qualification, registration, filing or notice which is not a pre-condition required with respect to performance by the Master Servicer but is itself a future obligation of the Master Servicer under this Agreement (such as, by way of illustration, but not in limitation of the generality of the foregoing, filing a continuation statement under the Uniform Commercial Code) or where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance of Master Servicer under this Agreement; and

          (F)  the   performance   of  the  services  by  the  Master   Servicer
     contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

     (ii) It is understood that the representations and warranties set forth in this Section 8.22 shall survive the execution and delivery of this Agreement.

     (iii) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the

Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (iv) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 8.22(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.22(a)(i)(A) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     (b) (i) Special Servicer, in its capacity as Special Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, to the Master Servicer, and to the Depositor, as of the Closing Date, that:

          (A) Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Connecticut, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not materially adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

          (B) Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by, this Agreement. Special Servicer has duly and validly authorized the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, evidences the valid and binding obligation of Special Servicer enforceable against Special Servicer in accordance with its terms subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of the Agreement that purport to provide for indemnification for securities law violations;

          (C) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement on the part of Special Servicer will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which would materially and adversely affect its ability to perform its obligations under this Agreement;

          (D) no litigation is pending or, to Special Servicer's knowledge, threatened against it, the outcome of which could reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against,

     Special Servicer of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

          (E) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Special Servicer of, or compliance by Special Servicer with, this Agreement, or the consummation of the transactions contemplated hereby, other than any such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made or where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance of Special Servicer under this Agreement; and

          (F)  the   performance  of  the  services  by  the  Special   Servicer
     contemplated by this Agreement are in the ordinary course of business of the Special Servicer.

     (ii) It is understood that the representations and warranties set forth in this Section 8.22 shall survive the execution and delivery of this Agreement.

     (iii) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (iv) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 8.22(b), subject to such appropriate modifications to the representation and warranty set forth in Section 8.22(b)(i)(A) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     Section 8.23 Merger or Consolidation. Any Person into which the Master Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to substantially all of the business of the Master Servicer or the Special Servicer, shall be the successor of the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each Rating Agency provides the Trustee with written acknowledgment that none of its ratings of the Certificates in effect immediately prior to such merger, consolidation, or succession will be qualified, reduced or withdrawn as a result of such merger, consolidation or succession provided, further, that notwithstanding the foregoing, in the event
(i) the Person resulting from any merger or consolidation involving the Master Servicer, or any Person succeeding to substantially all of the business of the Master Servicer, is not the Master Servicer or an Affiliate of the Master Servicer, (ii) such Person is not acceptable to Aetna, and (iii) the Aetna or an Affiliate of Aetna is a Holder of one or more Certificates (other than the Class R Certificates), Aetna shall have the right to terminate the Master Servicer without cause, provided that (x) a successor master servicer (other than the Trustee unless the Trustee shall have expressly agreed to so serve and the
Trustee meets the required qualifications set forth in this Section 8.23) meeting the qualifications of the first sentence of Section 8.24(b) shall have assumed the duties and obligations of the Master Servicer hereunder, and (y) the terminated Master Servicer is paid or reimbursed by such successor master servicer on or prior to the date of

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termination for any unreimbursed  Advances (with Advance  Interest  thereon) and any accrued and unpaid Master Servicing Fees.

     Section 8.24 Resignation of Master Servicer or Special Servicer.

     (a) Except as otherwise provided in Section 8.24(b) hereof, neither the Master Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, unless there is a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities so causing such conflict being of a type and nature carried on by it at the date of this Agreement). Any such determination permitting the resignation of the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the Master Servicer's or Special Servicer's, as the case may be, responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer or the Special Servicer, as the case may be, to the Trustee.

     (b) The Master Servicer and the Special Servicer may each resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (other than the Trustee unless the Trustee shall have expressly agreed to so serve and the Trustee meets the required qualifications set forth in this Section 8.24) (x) is available, (y) has assets of at least $15,000,000 and (z) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the resigning party on substantially the same terms and conditions, and for not more than equivalent compensation, to that herein provided; (ii) the resigning party bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency. Notwithstanding the foregoing, the Master Servicer may not resign without the approval of the Operating Advisor.

     Upon any such resignation by or downgrade of the debt rating of the Special Servicer, the Special Servicer may for a period not to exceed 120 days seek to sell its servicing rights and obligations hereunder to another Person and any such Person shall be the successor Special Servicer so long as the Trustee shall have received Rating Agency Confirmation in connection with such appointment.

     Section 8.25 Assignment or Delegation of Duties by Master Servicer or the Special Servicer. The Master Servicer and the Special Servicer shall each have the right without the prior written consent of the Trustee to assign and delegate all of its duties hereunder; provided, however, that (i) the Master Servicer or the Special Servicer, as the case may be, gives the Depositor and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer or the Special Servicer, as the case may be, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) each Rating Agency provides written acknowledgment that none of its ratings of the Certificates in effect immediately prior to such assignment and delegation will be qualified, withdrawn or downgraded as a result of such assignment and delegation; and (v) the Depositor consents to such assignment and delegation, such consent not

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be unreasonably  withheld.  In the case of any such assignment and delegation in accordance with the requirements of this Section, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it as the Master Servicer or the Special Servicer, as the case may be, hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, each of the Master Servicer and the Special Servicer may each appoint Sub-Servicers in accordance with Section 8.4 hereof and, provided that the Master Servicer or the Special
Servicer  remains  fully  liable  for  their  actions,   agents  or  independent
contractors appointed or retained to perform select duties thereof.


     Section 8.26 Limitation on Liability of Master Servicer, Special Servicer and Others.

     (a) None of the Master Servicer, the Special Servicer or any of their respective directors, officers, employees or agents shall be under any liability to the holders of the Certificates, the Trust or any other party hereto for any action taken or for refraining from the taking of any action in good faith using reasonable business judgment pursuant to this Agreement; provided that this provision shall not protect the Master Servicer, the Special Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer, the Special Servicer and any director, officer, employee or agent of the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement; provided that the Master Servicer and the Special Servicer each may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans for which it is responsible hereunder or otherwise under this Agreement and shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer or the Special Servicer, as applicable, shall be entitled to be reimbursed therefor as an Additional Trust Expense as provided by Section 5.2.

     (b) In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and each shall be entitled to conclusively rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer and the Special Servicer each shall have the right to rely on information provided to it by the other and by the Mortgagors, and will have no duty to investigate or verify the accuracy thereof.

     (c) Neither the Master Servicer nor the Special Servicer shall be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation or warranty made by the Depositor or the Trustee in this Agreement.


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     Section 8.27 Indemnification; Third-Party Claims.

     (a) The Master Servicer, the Special Servicer and each of their respective directors, officers, employees and agents shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action brought against the Master Servicer, the Special Servicer or any such other Person relating to this Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof; (ii) which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation, warranty or covenant made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. Each of the Master Servicer and the Special Servicer shall promptly notify the Trustee if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust Fund entitling the Master Servicer or the Special Servicer, as the case may be, to indemnification hereunder. Any failure to so notify the Trustee shall not affect any rights the Master Servicer or the Special Servicer may have to indemnification under this Agreement or otherwise. The Master Servicer shall promptly pay from the Collection Account any payments certified by the Master Servicer or the Special Servicer to the Trustee as required to be made to the Master Servicer or the Special Servicer, as the case may be, pursuant to this Section 8.27(a). The indemnification provided herein shall survive the resignation or termination of the Master Servicer or the Special Servicer.

     (b) The Master Servicer agrees to indemnify the Trust, the Trustee, the Special Servicer, the Depositor, and any director, officer, employee or agent thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder. Each of the Trustee, the Depositor and the Special Servicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust Fund entitling the Trust, the Trustee, the Depositor or the Special Servicer, as the case may be, to indemnification hereunder. Any failure to so notify the Master Servicer shall not affect any rights the Trust, the Trustee, the Depositor or the Special
Servicer may have to indemnification under this Agreement or otherwise. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer and the Trustee.

     (c) The Special Servicer agrees to indemnify the Trust, the Trustee, the Master Servicer, the Depositor, and any director, officer, employee or agent thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder by the Special Servicer. Each of the Trustee, the Master Servicer and the Depositor shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust Fund entitling the Trust or

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



the Trustee, the Master Servicer or the Depositor, as the case may be, to indemnification hereunder. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Master Servicer or the Depositor may have to indemnification under this Agreement or otherwise. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Special Servicer, the Master Servicer and the Trustee.

     Section 8.28 Tax Reporting. From and after the Closing Date, the Special Servicer shall comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee.

     Section 8.29 Certain Special Servicer Reports.

     (a) The Special Servicer, in the case of any Specially Serviced Mortgage Loans, shall promptly (and at least on a monthly basis) prepare and deliver the Specially Serviced Asset Report to the Master Servicer no later than one Business Day after the first Determination Date occurring no earlier than thirty days after (A) a Servicing Transfer Event, (B) the completion of a modification which causes a Mortgage Loan to be a Corrected Mortgage Loan or (C) a Final Recovery Determination, or at any time the Special Servicer determines, in its sole discretion exercised in good faith, that a material change has occurred relating to the Specially Serviced Mortgage Loans covered by the previous Specially Serviced Asset Report. The Specially Serviced Asset Report shall contain a narrative description for each Specially Serviced Mortgage Loan of the current status of such Mortgage Loan including the status of any workout or foreclosure, the change in such status since the prior Specially Serviced Asset Report, and other information described in Exhibit F-3.

     (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Operating Adviser no later than the tenth Business Day following such Final Recovery Determination.

     (c) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer no later than one Business Day after the Determination Date in each month, a Special Servicer Monthly Report substantially in the form of Exhibit F-2 or in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer. The Master Servicer may use such reports or information contained therein to prepare its reports and may, at its option, forward such Special Servicer Monthly Reports directly to the Trustee, the Depositor, the Operating Adviser and the Rating Agencies.

     (d) The Special Servicer shall provide to the Master Servicer, upon written request, any information in its possession with respect to the Specially Serviced Mortgage Loans and REO Properties which the Master Servicer shall reasonably require in order for the Master Servicer to comply with its obligations under this Agreement. The Master Servicer will provide the Special Servicer, at the request of the Special Servicer, with any information in its possession with respect to the Mortgage Loans which the Special Servicer shall reasonably require in order for the Special Servicer to comply with its obligations under this Agreement.


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



     (e) The Special Servicer shall deliver to the Master Servicer, the Depositor, the Trustee and the Operating Adviser all such other information with respect to the Specially Serviced Mortgage Loans and REO Properties at such times and to such extent as the Master Servicer, the Depositor, the Trustee or the Operating Adviser, as the case may be, may reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Depositor, the Trustee or the Master Servicer) requesting such report pays a reasonable fee to be determined by the Special Servicer.

     Section 8.30 Qualification to Service. The Master Servicer and the Special Servicer shall each keep in full force and effect such qualifications to do business and any necessary licenses as are necessary to perform its duties under this Agreement.

     Section 8.31 Sale of Defaulted Mortgage Loans and REO Properties.

     (a) The Special Servicer shall use its reasonable best efforts to sell any REO Property in accordance with the Servicing Standard and Section 8.19. If the Trustee has not received, with respect to such REO Property, an REO Extension or the Opinion of Counsel referred to in Section 8.19 and the Special Servicer is not able to sell such REO Property by the REO Sale Deadline, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall by the REO Sale Deadline or by the end of such extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard or to an Interested Person pursuant to the terms of Section 8.31(b); provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price except as provided in Section 8.31(b); and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal. Neither the Seller nor the Depositor may purchase such REO Property at a price in excess of the fair market value thereof.

     (b) The Special Servicer may, subject to the limitations in paragraph (d) below, offer to sell for cash to any Person, for an amount equal to the Purchase Price therefor, any REO Property or Defaulted Mortgage Loan. In the case of REO Property, the Special Servicer shall offer to sell such REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or prior to the date specified in Section 8.31(a) and in any event prior to the Final Rated Distribution Date. The Special Servicer shall give the Operating Adviser, if any, and the Trustee not less than fifteen days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, and in respect of such sale, the Special Servicer shall offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard and shall accept the highest cash bid received in such auction or other procedure from any Person for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in this Section at least equal to the Purchase Price therefor.

     Subject to the last paragraph of this Section 8.31(b), in the absence of a bid in an amount at least equal to the Purchase Price (after deducting allocable expenses), the Special Servicer shall accept the highest bid received from any Person other than the Master Servicer, the Special

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



Servicer or the Operating Adviser, if any, that the Special Servicer determines to be a fair price for the Defaulted Mortgage Loan or REO Property. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property. The Special Servicer shall not accept a bid from the Seller or the Depositor unless such bid is in the good faith judgment of the Special Servicer, equal to (and not greater than) the then market value of such REO Property or the fair price of the Defaulted Mortgaged Loan.

     The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid (including a bid lower than the Purchase Price) of a Person other than an Interested Person if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable), provided, that if any Defaulted Mortgage Loan or REO Property as to which an Appraisal Reduction has occurred is to be sold by the Special Servicer, then the Special Servicer shall not accept any bid for such loan or property that is less than 90% of the appraised value of the related Mortgaged Property (based on the appraisal used in determining the related Appraisal Reduction). The Special Servicer shall determine no later than six months prior to the end of the three-year period referred in Section 8.31(a) with respect to any REO Property whether a sale of such REO Property pursuant to any bids being made with respect thereto is in the best economic interests of the Certificateholders as a whole. If the Special Servicer so determines in accordance with the Servicing Standard that such a sale would not be in the best interests of the Certificateholders, the Special Servicer shall seek an extension of such period in the manner described in Section 8.31(a).

     In determining whether any bid received from an Interested Person or whether the price to be paid by the Special Servicer or any Affiliate thereof represents a fair price or market value for any Defaulted Mortgage Loan or any REO Property, the Special Servicer may rely conclusively on the opinion of the value of such REO Property by an independent MAI-designated appraiser selected by the Trustee at the expense of the Trust, obtained by the Trustee in accordance with Section 8.31(a). In determining whether any bid constitutes a fair price or market value for any Defaulted Mortgage Loan or any REO Property, the Special Servicer shall take into account, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust's obligation to dispose of any REO Property within the three-year period specified in Section 8.31(a).

     Notwithstanding any other provision in this Section 8.31, if the Operating Advisor or the Special Servicer intends to place its bid for an REO Property or Defaulted Mortgage Loan that has been offered for sale pursuant to this Section 8.31, it shall place such bid with the Trustee. If the bid provided by the Operating Advisor or, in the absence of a bid by the Operating Advisor, the Special Servicer, is at least equal to the Purchase Price, the Trustee is hereby directed to accept such bid. If the bid provided by the Operating Advisor or, in the absence of a bid by the Operating Advisor, Special Servicer is below the Purchase Price, the auction procedure provided for in this Section 8.31(b) must be followed by the Special Servicer. However, even after auction, the Operating Advisor or, in the absence of a bid by the Operating Advisor, the Special Servicer, may be the purchaser of a Defaulted Mortgage Loan or a related REO Property if there has been at least

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



one other bid from a non-affiliated party pursuant to such auction and the Trustee has determined that the price at which the Operating Advisor or, in the absence of a bid by the Operating Advisor, the Special Servicer, has bid is at least equal to the highest bid received at such auction.

     (c) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Master Servicer, or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

     (d) Notwithstanding anything herein to the contrary, the Special Servicer shall not be required to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, the REMIC Provisions or the Servicing Standard.

     (e) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee and the Master Servicer a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee may reasonably request in writing.

     (f) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Collection Account within one Business Day of receipt.

     (g) Notwithstanding that any Mortgaged Property may be acquired as part of the Trust through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the amount of Servicing Fees, Trustee Fees and Special Servicing Fees payable hereunder, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be applied by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan.

     (h) The Special Servicer may perform any of the actions which it is obligated or entitled to perform pursuant to this Section 8.31 either directly or through an agent.


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



     Section 8.32 Operating Adviser; Elections.

     (a) In accordance with Section 8.32(c), the Holders of Certificates representing more than 50% of the Class Principal Balance of the then
Controlling Class shall be entitled to elect an operating adviser (the "Operating Adviser") with the powers set forth in Section 8.33. An election of an Operating Adviser may also be held upon the resignation or removal of any Person acting as Operating Adviser. The initial Operating Adviser shall be CMBS Holdings, L.L.C., as initial Holder of 100% of the Class L Certificates.

     (b) In the event that there shall be no Operating Advisor, at the request of the Holders of Certificates representing at least 50% of the Class Principal Balance of the then Controlling Class, the Trustee shall call a meeting of the Holders of the Controlling Class for purpose of electing an Operating Adviser. Notice of the meeting shall be mailed or delivered by the Trustee to each Holder of Certificates of the Controlling Class not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of Certificates representing a majority of the Class Principal Balance of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

     (c) Each Holder of Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Class Principal Balance of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 8.32, the Trustee may make such reasonable regulations as it may deem advisable for any election.

     (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of the Certificates representing more than 50% of the Class Principal Balance of the then Controlling Class.

     (e) For purposes of electing or removing an Operating Adviser, Certificates of the Controlling Class held by the Depositor, the Master Servicer or the Special Servicer or by any Affiliate of any of them shall be taken into account with the same force and effect as if any other Person held such Certificates.

     Section 8.33 Duties of Operating Adviser.

     (a) If an Operating Adviser has been elected and is currently acting in such capacity, then, prior to the Special Servicer's taking any of the following actions, the Special Servicer shall notify such Operating Adviser of its intention to take such action at least 5 Business Days prior to the commencement of any such action:


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          (i) any foreclosure upon or comparable  conversion  (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a Money Term of a Mortgage Loan (other than a modification consisting of the extension of the original Maturity Date of such Mortgage Loan for two years or less);

          (iii) any sale of a Defaulted Mortgage Loan or REO Property pursuant to Section 8.31;

          (iv) any determination to bring a Mortgaged Property or an REO Property into compliance with Environmental Laws; and

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan.

     (b) The Operating Adviser, if any, may direct the Trustee to remove the Special Servicer without cause at any time effective upon the appointment and written acceptance of such appointment by a successor to the Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Operating Adviser and the Trustee shall have received:
(i) Rating Agency Confirmation from each Rating Agency; and (ii) an Opinion of Counsel (which shall not be an expense of the Trustee or Trust) to the effect that the designation of such successor to serve as Special Servicer is in compliance with this Section 8.33(b) and all other applicable provisions of this Agreement, that upon the execution and delivery of the written acceptance referred to above, the designated successor shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated successor in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated successor's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections 8.26 and 8.27, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the Collection Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

     Section 8.34 Exchange Act Reporting. The Trustee shall, on behalf of and at the expense of the Trust, prepare, execute and file with the Securities and Exchange Commission any reports, statements and information (with a copy delivered to the Depositor, the Master Servicer and the Special Servicer) with respect to the Trust that are required to be filed pursuant to the Exchange Act. The Master Servicer and the Special Servicer shall reasonably cooperate with the Trustee in connection with the Trustee's satisfying such reporting requirements. The Trustee shall, at the expense of the Trust, seek from the Securities and Exchange Commission a no-action letter or other exemptive relief relating to reduced reporting requirements in respect of the Trust under the

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Exchange  Act and  shall,  in  accordance  with and to the extent  permitted  by applicable law, file a Form 15 relating to the automatic termination of reporting in respect of the Trust under the Exchange Act.


                                   ARTICLE IX

                                     DEFAULT

     Section 9.1 Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

          (i) (A) any failure by the Master Servicer to make a required deposit to the Collection Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or
     (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

          (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

          (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

          (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to (x) the Master Servicer or the Special Servicer, as the case may be, by the Trustee, or
     (y) to the Master Servicer or the Special Servicer, as the case may be, and the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; or

          (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be

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



     remedied, shall have been given to (x) the Master Servicer or the Special Servicer by the Trustee, or to (y) the Master Servicer or the Special Servicer, as the case may be, and the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; or

          (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (ix) the Trustee shall have received written notice from either Rating Agency that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

     (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case for purposes of this Section 9.1(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may terminate, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights of the Defaulting Party as Certificateholder). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 9.1(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by the

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



Trustee to enable it or a successor servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee or a successor servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer, as the case may be, to the Collection Account, the Distribution Account or any Servicing Account or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that notwithstanding the foregoing, the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances made by it (in the case of the Master Servicer) or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections 8.26 and 8.27 notwithstanding any such termination). Upon any such termination, the Special Servicer may for a period not to exceed 120 days seek to sell its servicing rights and obligations hereunder to another Person and such Person shall be the successor Special Servicer so long as the Trustee receives Rating Agency Confirmation in connection with such appointment.

     Section 9.2 Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 9.1(b), the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's failure to provide information or monies required by Section 9.1 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fees (including the Retained Servicing Interest to the extent reasonably necessary to provide market rate compensation) and all funds relating to the Mortgage Loans which the Master Servicer or the Special Servicer would have been entitled to charge to the Collection Account if the Master Servicer or the Special Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if it is not appropriately rated as a master servicer or special servicer, as the case may be, by each Rating Agency, promptly appoint a mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not result in the downgrade, qualification or withdrawal of any of its ratings then assigned to the Certificates), as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder shall be effective until the assumption by the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer

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



or the Special Servicer, as the case may be, hereunder, the Trustee shall act in such capacity as hereinabove provided and shall be entitled to such compensation as would otherwise have been payable to the Master Servicer or the Special Servicer, as the case may be. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on REMIC Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the original Master Servicer or Special Servicer, as the case may be, hereunder; provided, further, that the Retained Servicing Interest may be reduced by the Trustee to the extent that all or a portion of the Retained Servicing Interest is needed by the Trustee in its discretion in order to obtain a qualified successor Master Servicer selected by the Trustee willing to receive servicing compensation accruing at a per annum rate in excess of the Minimum Master Servicing Fee Rate. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 9.3 Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 8.24, any termination of the Master Servicer or the Special Servicer pursuant to Section 9.1 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 9.2, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee discovers or is notified of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

     Section 9.4 Waiver of Events of Default.

     The Holders of Certificates entitled to at least 662/3% of the Voting Rights allocated to the respective Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section 9.1 may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder; provided, however, that the Trustee shall be entitled to reimbursement pursuant to Section 7.12 for any costs and expenses incurred as a result of such Event of Default. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 9.4, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.



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



                                    ARTICLE X

                                  PURCHASE AND
                            TERMINATION OF THE TRUST

     Section 10.1 Termination of Trust.

     (a) Subject to Section 10.3, the Trust and the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer and the Special Servicer hereunder (other than the obligation of the Trustee to make payments to Certificateholders on the final Distribution Date pursuant to
Section 6.4 or otherwise as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting or tax-related administrative or judicial contests or proceedings) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with Section 10.1(b); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) As soon as reasonably practical, the Trustee shall give the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer and the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests notice of the date when the aggregate Certificate Principal Balance of the Principal Balances Certificates, after giving effect to distributions of principal made on the next Distribution Date, will be less than or equal to 5% of the Initial Pool Balance. The Operating Advisor, the Special Servicer, the Depositor, the Master Servicer and the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests shall thereafter be entitled, in that order of priority, to purchase, in whole only, the Mortgage Loans and any REO Properties then remaining in the Trust Fund. If any such party desires to exercise such option, it will notify the Trustee who will notify any other such party with a prior right to exercise such option. If any such party that has been so provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. The "Termination Price" shall equal the greater of (x) the sum of (i) the aggregate Purchase Price of all the remaining Mortgage Loans (other than REO Mortgage Loans and Mortgage Loans as to which a Final Recovery Determination has been made) held by the Trust, plus (ii) the appraised value of each remaining REO Property, if any, held by the Trust (such appraisal to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer and approved by the Trustee), minus (iii) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase); (y) the fair market value of all remaining assets of the Trust Fund; and (z) the amount that would be sufficient to pay the outstanding Certificate Principal Balance of each Class of Certificates, Distributable
Certificate Interest thereon, and Distributable Certificate Interest on the Class IO Certificates for the final Distribution Date.

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




     In the event that the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests purchase all of the remaining Mortgage Loans and REO Properties held by the Trust in accordance with the preceding paragraph, the party effecting such purchase (the "Final Purchaser") shall deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust, in each case without representation or warranty by the Trustee. All Servicing Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     (c) As a condition to the  purchase of the assets of the Trust  pursuant to
Section 10.1(b), the Final Purchaser must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that such termination will be a "qualified liquidation" under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

     Section 10.2 Procedure Upon Termination of Trust.

     (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee to each Rating Agency and each Certificateholder by first class mail no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will be made and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Certificateholders. Upon any such termination, the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the nontendering Certificateholders in trust without interest pending such payment.

     (b) On the final Distribution Date, the Trustee shall distribute to each Certificateholder that presents and surrenders its Certificates all amounts payable on such Certificates on such final Distribution Date in accordance with
Section 6.4.

     (c) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the nontendering Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheat, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Trustee pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMICs and shall be beneficially owned by the related Holder.

     Section 10.3 Additional Trust Termination Requirements.

     (a) In the event of a purchase of all the remaining Mortgage Loans and REO Properties held by the Trust in accordance with Section 10.1, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless, in the case of a termination in accordance with Section 10.1(b), the Final Purchaser delivers to the Trustee an Opinion of Counsel (at the expense of the Final Purchaser) addressed to the Depositor and the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" of any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) within 89 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 10.2, the Trustee shall adopt a plan of complete liquidation prepared by the Final Purchaser and meeting the requirements for a qualified liquidation for each REMIC Pool under
     Section 860F of the Code and any regulations thereunder;

          (ii) during such 90-day liquidation period and at or after the adoption of the plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the remaining Mortgage Loans and any REO Properties held by the Trust to the Final Purchaser for cash in an amount equal to the Termination Price, such cash shall be deposited into the Collection Account, shall be deemed distributed on the REMIC I Regular Interests in retirement thereof, shall be deemed distributed on the REMIC II Regular Interests in retirement thereof, and shall be distributed to the Certificateholders in retirement of the Certificates;

          (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in each REMIC Pool after making such final deemed payment or payments (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time; and

          (iv) in no event may the final payment on the REMIC I Interests, the REMIC II Interests, the Regular Certificates, or the Residual Certificates be made after the 89th day from the date on which such plans of complete liquidation are adopted. The Trustee shall specify the first day of the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulation 1.860F-1.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

     Section 11.1 Limitation on Rights of Holders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer, the Special Servicer or the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates entitled to not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.2 Access to List of Holders.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register. The Depositor, the Master Servicer and the Special Servicer may each obtain, upon request, from the Trustee and the Certificate Registrar a copy of the Certificate Register.

     (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 11.3 Acts of Holders of Certificates.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate

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



and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                   ARTICLE XII

                              REMIC ADMINISTRATION

     The provisions of this Article XII shall apply to each REMIC Pool.

     Section 12.1 REMIC Administration.

     (a) An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC Mortgage Loans, such amounts as shall from time to time be held in the Collection Account and the Distribution Account in respect thereof (other than any amounts attributable to Non-REMIC Assets or Non-REMIC Fees), the Insurance Policies (to the extent related to the REMIC Mortgage Loans) and any REO Properties acquired in connection with servicing a REMIC Mortgage Loan as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the forty REMIC I Regular Interests (each of which corresponds to and represents beneficial ownership of a separate REMIC Mortgage Loan) each is designated as a separate class of "regular interests" in REMIC I and the Class R-I Interest is designated as the sole class of "residual interests" in REMIC I.

     An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, each of the REMIC II Regular Interests (consisting of the Class A-1A Regular Interests, the Class A-1B Regular Interests, the Class A-2 Regular Interests, the Class B Regular Interests, the Class C Regular Interests, the Class D Regular Interests, the Class E Regular Interests, the Class F Regular Interests, the Class G Regular Interests, the Class H Regular Interests, the Class J Regular Interests, the Class K Regular Interests and the Class L Regular Interests) is designated as a separate class of "regular interests" in REMIC II and the Class R-II Interest is designated as the sole class of "residual interests" in REMIC II.

     An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1A, Class A-1B, Class A-2, Class IO, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates are designated as the "regular interests" in REMIC III and the Class R-III Interest is designated as the sole class of "residual interests" in REMIC III. The Class R-I Interest, the Class R-II Interest and the Class R-III Interest initially shall be represented by the Class R Certificate.

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




     The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests evidenced by the REMIC III Certificates and the Class R Certificate.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

     (c) The Trustee shall pay all routine tax related expenses (not including any taxes, however denominated, or any additions to tax, penalties or interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities under Applicable State Law.

     (d) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Trustee shall prepare and file Form 8811 promptly following the Closing Date on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

     (e) The Trustee shall prepare, execute and file all of each REMIC Pool's federal and state income or franchise tax and information returns under Applicable State Law as such REMIC Pool's direct representative; the expenses of preparing and filing such returns shall be borne by the Trustee. The Depositor, the Master Servicer and the Special Servicer shall each provide on a timely basis to the Trustee or its designee such information with respect to the Trust or any REMIC Pool as is in the Depositor's, the Master Servicer's or the Special Servicer's, as the case may be, possession, which the Depositor, the Master Servicer or the Special Servicer, as the case may be, has received or prepared by virtue of its acting in such capacity hereunder and which is reasonably requested by the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust and the Trustee for any liability or assessment against either of them or any cost or expense (including attorneys' fees) incurred by either of them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall each indemnify the Trust, the Trustee and the Depositor for any liability or assessment against the Trust, the Trustee or the Depositor, as the case may be, and any expenses incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may be, caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Trustee shall be liable to the Trust, the Master Servicer, the Special Servicer and the Depositor for any expense incurred by the Trust, the Master Servicer, the Special Servicer or the Depositor resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Trustee. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of the Trust under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Special Servicer and the Trustee or the termination of this Agreement.

     (f) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority under Applicable State Law. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, any Person that transferred a Residual Certificate to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

     (g) The Trustee shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Form 1099 information returns and such other information within the control of the Trustee as the Depositor may reasonably request in writing. Moreover, the Trustee shall forward to Certificateholders such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities such forms as may to the actual knowledge of a Responsible Officer of the Trustee be required by applicable law and shall prepare and disseminate to Certificateholders Forms 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Trustee will make available to any Certificateholder any tax related information required to be made available to such Certificateholder pursuant to the Code and any Treasury Regulations thereunder.

     (h) The Holder of Certificates representing the greatest Percentage Interest in each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC Pool. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Trustee, and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Trustee as their agent and attorney in fact. If the Code or applicable Treasury regulations prohibits the Trustee from signing any applicable Internal Revenue Service, court or other administrative documents or from otherwise acting as Tax Matters Person (as an agent or otherwise), the Trustee shall do or cause to be done whatever is necessary for the signing of such documents and the taking of any other such act, and the Residual
Certificateholders shall reasonably cooperate with the Trustee in connection therewith. The Trustee shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under, or as otherwise expressly provided in, this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (i) The Trustee, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC or, as appropriate, adopt a plan of complete liquidation in accordance with the REMIC Provisions and Article X hereof.

     (j) The Trustee, the Master Servicer, the Special Servicer and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions, such action or failure to act, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) except as otherwise provided in Section 8.20(a), result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code), unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Master Servicer, the Special Servicer or the Holders of the Residual Certificates to undertake such action.

     (k) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 8.20(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from its negligence, willful misconduct or bad faith in respect of any of its obligations under this Agreement; (ii) the Special Servicer, if such tax arises out of or results from the negligence, willful misconduct or bad faith of the Special Servicer with respect to any of its obligations under this Agreement; (iii) the Master
Servicer, if such tax arises out of or results from the negligence, willful misconduct or bad faith of the Master Servicer with respect to any of its obligations under this Agreement; or (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 8.20(a) shall be charged to and paid by the Master Servicer (at the direction of the Trust) from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Master Servicer (at the direction of the Trustee) out of amounts on deposit in the Collection Account.

     (l) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

     (m) None of the Trustee, the Master Servicer or the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services (other than under the circumstances described in, and subject to the conditions of, Section 8.20(a)).

     (n) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Senior Certificates, Subordinate Certificates and Residual Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee and each REMIC Pool arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Trustee; provided, however, that to the extent that any Certificates have been transferred to the Seller under circumstances in which the fair market value of such Certificates is their issue price, the Depositor may exclusively rely on the accuracy of a determination of such fair market value by the Seller in supplying information to the Trustee pursuant to this Section 12.1(n).

     The Trustee agrees that all such information or data so obtained by it is to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Trustee and its parent, or (ii) in connection with enforcing its rights and obligations under this Agreement.

     (o) At all times as may be required by the Code, the Trustee, the Master Servicer and the Special Servicer each shall, to the extent within its control and the scope of its duties more specifically set forth herein, maintain the assets of each REMIC Pool as "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (p) The Holders of the Residual Certificates representing the Class R-I, Class R-II and Class R-III Interests shall pay when due their pro rata share of any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III, as applicable, or their respective assets or transactions, including, without limitation, "prohibited transaction" taxes, as defined in Section 860F of the Code, any tax on contributions imposed by Section 860G(d) of the Code, and any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code. To the extent that such taxes are not paid by such Holders, such remaining REMIC taxes shall be paid out of current or future amounts otherwise distributable to the respective Holder or out of other amounts held in the Collection Account or Distribution Account.

     (q) Upon the request of the Holder of the Class R Certificate, the Trustee shall, in accordance with Section 3.3 hereof, exchange the Class R Certificate for, and issue to such Holder, three separate classes of certificates designated as the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (in the form of the Class R-I Certificate, the Class R-II Certificate and the Class R-III Certificate attached hereto as Exhibit A-18, Exhibit A-19 and Exhibit A-20, respectively), representing, respectively, the Class R-I Interests, the Class R-II Interests and the Class R-III Interests, with the respective rights that the Holders of the Residual Certificates representing such interests have pursuant to the Class R Certificate and this Agreement.

     Section 12.2 Prohibited Transactions and Activities. None of the Trustee, the Master Servicer or the Special Servicer shall, to the extent within its control, permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure, default or imminent default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a repurchase or substitution by the Seller, as contemplated by Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Collection Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such sale, disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC I Regular Interests, the REMIC II Regular Interests or the REMIC III Regular Certificates, as the case may be, as the regular interests therein,
(b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (d) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions (except for the tax on "net income from foreclosure property" to the extent permitted in Section 8.20(a)).

     Section 12.3 Liability with Respect to Certain Taxes and Loss of REMIC Status. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee shall not be liable pursuant to this Section 12.3 to the extent that any such Losses are attributable to the action or inaction of the Master Servicer, the Special Servicer, the Depositor or the Holders of the Residual Certificates or to the extent that any such Losses result from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Depositor or the Holders of the Residual Certificates on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Trust or the
Certificateholders under any other provision of this Agreement or now or hereafter otherwise existing at law or in equity. The Trustee shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

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




     Section 12.4 Modifications of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Master Servicer nor the Special Servicer shall permit any modification of any Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan unless the Trustee and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treas. Reg. Sec. 1.860G-2(b) of the Code).


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     Section 13.1 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 13.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     Section 13.3 Amendment.

     (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Prospectus or the Memorandum, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, or (v) to modify, add to or eliminate the provisions of
Article III relating to transfers of Residual Certificates as provided under such Article; provided that (x) no such amendment shall adversely affect the status of any REMIC Pool as a REMIC and (y) no such amendment effected pursuant to clause (i), (ii) or (iv) of this sentence shall adversely affect in any material respect the interests of any Holder not consenting thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require (at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents and the Trustee and the other parties hereto may conclusively rely upon) a Nondisqualification Opinion and an Opinion of Counsel to the effect that such amendment is permitted under this paragraph. The placement of an "original issue discount" legend on, or any change required to correct any such legend previously placed on, a Certificate shall not be deemed an amendment to this Agreement.

     (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all Classes affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders or the rights and obligations of any party hereto; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of all the Holders of Certificates of such Class, or (iii) modify the provisions of this Section 13.3, without the consent of all the Holders of Certificates. Prior to entering into any amendment pursuant to this paragraph, the Trustee may require (at the expense of the party requesting the amendment) a Nondisqualification Opinion and an Opinion of Counsel to the effect that such amendment is permitted under this paragraph.

     (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder and the Rating Agencies.

     (d) It shall not be necessary for the consent of Holders under this Section
13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 13.3, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates.

     Section 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN THE STATE OF NEW YORK, OTHER THAN THE PRINCIPLES SET FORTH IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

     Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by
(a) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Russell Rahbany; (b) in the case of the Trustee, at the Corporate Trust Office; (c) in the case of the Master Servicer, 210 West 10th Street, Sixth Floor, Kansas City, Missouri 64105, Attention: Alan
L. Atterbury, with a copy to: Morrison & Hecker, L.L.P., 2600 Grand Avenue, Kansas City, Missouri 64108, Attention: William A. Hirsch; or (d) in the case of the Special Servicer or the Seller, Aetna Life Insurance Company, 151 Farmington Avenue, Hartford, Connecticut 06156, Attention: Timothy A. Holt, facsimile no.
(860) 273-1620; or as to each party hereto such other address as may hereafter be furnished by such party to the other parties hereto in writing. Any notice required or permitted to be given to a Holder shall be mailed by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 13.7 Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 13.8 Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

     Section 13.9 Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

     Section 13.10 Special Notices to the Rating Agencies.

     (a) The Trustee (or, in the case of the items in clauses (vi) and (vii), the successor trustee) shall give prompt notice to the Rating Agencies and, except in the case of clause (viii), the Operating Adviser of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

          (ii) any repurchase or replacement of any Mortgage Loan by the Seller;

          (iii) waiver of a due-on-sale or due-on-encumbrance clause as provided in Section 8.6;

          (iv) any resignation of the Master Servicer or the Special Servicer pursuant to this Agreement;

          (v) the appointment of any successor to the Master Servicer or the Special Servicer pursuant to this Agreement;

          (vi) the  resignation  or removal of the  Trustee  pursuant to Section
     7.6;

          (vii) the appointment of a successor trustee pursuant to Section 7.7;

          (viii) the election, resignation or removal of an Operating Adviser pursuant to Section 8.32; or

          (ix) termination of the Trust pursuant to Article X hereof.

     (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

     If to Fitch, to:

     Fitch IBCA, Inc.
     One State Street Plaza
     New York, New York  10004
     Attention:  Commercial Mortgage Surveillance
     Telecopy:  (212) 635-0295

     If to Moody's, to:

     Moody's Investors Service, Inc.
     99 Church Street
     New York, New York 10007
     Attention:  Commercial Mortgage Surveillance
     Telecopy:  (212) 553-1350

     If to any other Rating Agency, at such address as shall be provided in writing to the Depositor by such Rating Agency.

     (c) The Master Servicer and the Special Servicer shall each deliver to the Trustee, the Rating Agencies and the Depositor, copies of all reports prepared by the Master Servicer or Special Servicer, as the case may be, pursuant to this Agreement and required to be delivered to each other, the Trustee or the Certificateholders, together with any other information relating to the Mortgage Loans or this Agreement as reasonably requested by the Rating Agencies and the Depositor.

     (d) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicer, the Special Servicer or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

     Section 13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 13.12 Intention of Parties.

     (a) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, such conveyance is held not to be an absolute sale of the Mortgage Loans or any related property, or the Mortgage Loans or any related property is for any other reason held to be the property of the Depositor, then:

          (i) This Agreement shall be deemed to be a security agreement.

          (ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

               (A) All accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans (including, without limitation, the Mortgage Notes, the related Mortgages, the related security agreements, and the related title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Replacement Mortgage Loans, together with all payments and other collections with respect thereto after the Cut-off Date (other than Monthly Payments of principal and interest due on or before the Cut-off Date) and the related Mortgage Files; (2) the Distribution Account and the Collection Account, including, without limitation, all funds and investments therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount);
          (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreement;

               (B) All accounts,  contract rights, general intangibles,  chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, uncertificated securities, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

               (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

          (iii) The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in each relevant jurisdiction.

          (iv)   Notifications   to   Persons   holding   such   property,   and
     acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

     (b) The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the direction of the
Depositor and the expense of the Seller, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any relevant jurisdiction to perfect the Trustee's security interest in such property, including, without limitation, continuation statements. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

     (c) The Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

     Section 13.13 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust payable as an expense of the Trust out of the Collection Account, but only upon direction of the Trustee accompanied by an Opinion of Counsel (the cost of which shall be payable out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

     Section 13.14 Massachusetts Filings. The Trustee shall make any filings required under Massachusetts General Laws, Chapter 182, Sections 2 and 12, the costs of which, if any, shall be reimbursed to it pursuant to Section 7.12.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MORGAN STANLEY CAPITAL I INC.,
                                        as Depositor


                                        By: /s/ Russell A. Rahbany
                                           ------------------------------------
                                            Name:  Russell A. Rahbany
                                            Title: Vice President


                                        MIDLAND LOAN SERVICES, L.P.,
                                        as Master Servicer

                                             By: Midland Data Systems, Inc.,
                                                 its general partner

                                                 By: /s/ Leon E. Bergman
                                                    ----------------------------
                                                 Name:  Leon E. Bergman
                                                 Title: Executive Vice President


                                        AETNA LIFE INSURANCE COMPANY,
                                        as Special Servicer and as Seller


                                        By: /s/ William G. Swan
                                           ------------------------------------
                                            Name:  William G. Swan
                                            Title: Vice President


                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee


                                        By: /s/ James C. Kimball
                                           ------------------------------------
                                            Name:  James C. Kimball
                                            Title: Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 29th day of December, 1997, before me, a notary public in and for said State, personally appeared Russell A. Rahbany, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Morgan Stanley Capital I Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                        /s/ Eileen A. Krakauer
                                        -------------------------------
                                                 Notary Public


                                                   [NOTARY SEAL]
                                        -----------------------------------
                                                  EILEEN KRAKAUER
                                         Notary Public, State of New York
                                                   No 31-4637224
                                           Qualified in New York County
                                         Commission Expires April 30, 1998
                                        -----------------------------------

STATE OF MISSOURI )
                  ) ss.:
COUNTY OF JACKSON )

     On this 29th day of December, 1997, before me appeared Leon E. Bergman, to me personally known, who being by me duly sworn did say that he is the Exec. Vice President of Midland Data Systems, Inc., a Missouri corporation, the general partner of MIDLAND LOAN SERVICES, L.P., a Missouri limited partnership, and that said instrument was signed on behalf of said corporation by authority of its board of directors as the general partner of said limited partnership, and said person acknowledged said instrument to be the free act and deed of said corporation as the general partner of said limited partnership and the free act and deed of said limited partnership.

     WITNESS my hand and seal hereto affixed the day and year first above written.



                                        /s/ Richard G. Manes
                                        -------------------------------
                                        NOTARY PUBLIC in and for said
                                        County and State

                                        My Commission expires:

                                        (stamp)

                                        (seal)
                                        ---------------------------------------
                                                   RICHARD G. MANES
                                              Notary Public - Notary Seal
                                                   STATE OF MISSOURI
                                                    Jacskon County
                                          My Commission Expires Oct. 1, 2001
                                        ---------------------------------------

STATE OF CONNECTICUT)
                    ) ss.:
COUNTY OF HARTFORD  )

     On this 29th day of December, 1997, before me, a notary public in and for said State, personally appeared James C. Kimball, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Aetna Life Insurance Company, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                        /s/ Kathleen E. Kupec
                                        ------------------------------
                                                Notary Public

                                                   [NOTARY SEAL]
                                        -----------------------------------
                                                KATHLEEN E. KUPEC
                                                  Notary Public
                                                   [ILLEGIBLE]
                                        -----------------------------------

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 29th day of December, 1997, before me, a notary public in and for said State, personally appeared William G. Swan, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of State Street Bank and Trust Company, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                        /s/ Eileen A. Krakauer
                                        -------------------------------
                                                 Notary Public


                                                   [NOTARY SEAL]
                                        -----------------------------------
                                                  EILEEN KRAKAUER
                                         Notary Public, State of New York
                                                   No 31-4637224
                                           Qualified in New York County
                                         Commission Expires April 30, 1998
                                        -----------------------------------

                                   EXHIBIT A-1

                         FORM OF CLASS A-1A CERTIFICATE

              CLASS A-1A AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                      Certificate Principal Balance of this
6.3000% per annum                       Class A-1A Certificate as of the
                                        Issue Date: $__________

Date of Pooling and Servicing           Class Principal Balance of all the Class
Agreement: December 1, 1997             A-1A Certificates as of the Issue Date:
                                        $169,000,000

Cut-off Date: December 1, 1997          Aggregate unpaid principal balance of
Issue Date: December 30, 1997           the REMIC Mortgage Pool as of the
                                        Cut-off Date, after deducting payments
                                        of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company CUSIP No.: 61745M DZ 3

Certificate No. A-1A-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR


                                      A-1-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET
FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class A-1A Certificate (obtained by dividing the principal balance of this Class A- 1A Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1A Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class A-1A Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1A Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-1A
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such


                                      A-1-2

Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class A-1A Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1A Certificates are exchangeable for new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class A-1A Certificates, but the Trustee or the Certificate Registrar may require payment of a sum

                                      A-1-3
sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1A Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                      A-1-4

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:______________________________________
                                                    Authorized Officer






                                      A-1-5

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  A-1A   Certificates   referred   to  in  the
within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:______________________________________
                                                  Authorized Officer




                                      A-1-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to____________________________________________
for the account of_____________________________________________________________.

     Distributions   made  by  check   (such   check  to  be  made   payable  to
___________________________) and all applicable statements and notices should be mailed to _________________________________.

     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.


                                      A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS A-1B CERTIFICATE

              CLASS A-1B AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.4400% per annum                    Class A-1B Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          A-1B Certificates as of the Issue Date:
                                     $190,984,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due
                                     on or before such date, whether or not
                                     received:  $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer:  Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

     Special Servicer: Aetna Life Insurance Company CUSIP No.: 61745M EA 7

Certificate No. A-1B-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                      A-2-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET
FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Class A-1B Certificate (obtained by dividing the principal balance of this Class A-1B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class A-1B Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-1B
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record

                                      A-2-2

Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class A-1B Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1B Certificates are exchangeable for new Class A-1B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class A-1B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1B Certificates.


                                      A-2-3

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-2-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        State Street Bank and Trust Company,
                                        as Trustee


                                        By:_________________________________
                                                 Authorized Officer





                                      A-2-5

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  A-1B   Certificates   referred   to  in  the
within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                 Authorized Officer



                                      A-2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                      A-2-7

                                   EXHIBIT A-3

                          FORM OF CLASS A-2 CERTIFICATE

              CLASS A-2 AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
5.9900% per annum                    Class A-2 Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          A-2 Certificates as of the Issue Date:
                                     $97,552,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer:  Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company           CUSIP No.: 61745M EB 5

Certificate No. A-2-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                      A-3-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET
FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal balance of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest, evidenced by all the Class A-2 Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record

                                      A-3-2

Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class A-2 Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.


                                      A-3-3

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer


                                      A-3-5

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class   A-2   Certificates   referred   to  in  the
within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                 Authorized Officer



                                      A-3-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                      A-3-7

                                   EXHIBIT A-4

                           FORM OF CLASS B CERTIFICATE

               CLASS B AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.7100% per annum                    Class B Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          B Certificates as of the Issue Date:
                                     $64,216,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due
                                     on or before such date, whether or not
                                     received:  $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer:  Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M ED 1

Certificate No. B-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                      A-4-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2 AND CLASS IO CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B AND CLASS A-2 CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class B Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have

                                      A-4-2
the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class B Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B

                                      A-4-3

Certificates   in  authorized   denominations   evidencing  the  same  aggregate
Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of a Class B Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class B Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class B Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                                      A-4-4

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-4-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                      A-4-6

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                 Authorized Officer



                                      A-4-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                      A-4-8

                                   EXHIBIT A-5

                           FORM OF CLASS C CERTIFICATE

               CLASS C AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.8400% per annum                    Class C Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          C Certificates as of the Issue Date:
                                     $68,229,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due
                                     on or before such date, whether or not
                                     received:  $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer:  Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M EE 9

Certificate No. C-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                      A-5-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO AND CLASS B CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2 AND CLASS B CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE
REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class C Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class C Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class C Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and

                                      A-5-2

Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class C Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C

                                      A-5-3

Certificates   in  authorized   denominations   evidencing  the  same  aggregate
Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of a Class C Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class C Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class C Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                      A-5-4

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-5-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                  Authorized Officer



                                      A-5-6

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                 Authorized Officer



                                      A-5-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                      A-5-8

                                   EXHIBIT A-6

                           FORM OF CLASS D CERTIFICATE

               CLASS D AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
7.2300% per annum                    Class D Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          D Certificates as of the Issue Date:
                                     $48,162,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due
                                     on or before such date, whether or not
                                     received:  $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M EF 6

Certificate No. D-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                      A-6-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal balance of this Class D Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class D Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class D Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and

                                      A-6-2

Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class D Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D

                                      A-6-3

Certificates   in  authorized   denominations   evidencing  the  same  aggregate
Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of a Class D Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class D Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class D Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                                      A-6-4

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-6-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                      A-6-6

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                  Authorized Officer



                                      A-6-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                      A-6-8

                                   EXHIBIT A-7

                           FORM OF CLASS E CERTIFICATE

               CLASS E AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
7.5500% per annum                    Class E Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          E Certificates as of the Issue Date:
                                     $20,067,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189

First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M EG 4

Certificate No. E-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                      A-7-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class E Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class E Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and

                                      A-7-2

Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class E Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E

                                      A-7-3

Certificates   in  authorized   denominations   evidencing  the  same  aggregate
Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of a Class E Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class E Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class E Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class E Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                      A-7-4

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-7-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                      A-7-6

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                  Authorized Officer



                                      A-7-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.


                                      A-7-8

                                   EXHIBIT A-8

                           FORM OF CLASS F CERTIFICATE

               CLASS F AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.3000% per annum                    Class F Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          F Certificates as of the Issue Date:
                                     $44,148,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M EH 2

Certificate No. F-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                      A-8-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                                      A-8-2

     This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class F Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the

                                      A-8-3

Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class F Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class F Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class F Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class F Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. If a transfer of any interest in a Class F Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Class F Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached to the Agreement as Exhibit D-3A or as Exhibit D-3B, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class F Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class F Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the

                                      A-8-4

Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class F Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class F Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class F Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class F Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on

                                      A-8-5
behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                Authorized Officer



                                      A-8-6

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                 Authorized Officer



                                      A-8-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                      A-8-8

                                   EXHIBIT A-9

                           FORM OF CLASS G CERTIFICATE

               CLASS G AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.3000% per annum                    Class G Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          G Certificates as of the Issue Date:
                                     $8,027,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189

First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M EJ 8

Certificate No. G-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                      A-9-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL

                                      A-9-2

BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class G Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                      A-9-3

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class G Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class G Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class G Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class G Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. If a transfer of any interest in a Class G Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Class G Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached to the Agreement as Exhibit D-3A or as Exhibit D-3B, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class G Certificates under the Securities Act or any other

                                      A-9-4
securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class G Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class G Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class G Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class G Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class G Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class G Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof

                                      A-9-5
for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-9-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                      A-9-7

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                  Authorized Officer



                                      A-9-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.


                                      A-9-9

                                  EXHIBIT A-10

                           FORM OF CLASS H CERTIFICATE

               CLASS H AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.3000% per annum                    Class H Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          H Certificates as of the Issue Date:
                                     $14,047,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M EK 5

Certificate No. H-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                     A-10-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL

                                     A-10-2

BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _______________________ is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class H Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-10-3

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class H Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class H Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class H Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class H Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. If a transfer of any interest in a Class H Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Class H Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached to the Agreement as Exhibit D-3A or as Exhibit D-3B, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class H Certificates under the Securities Act or any other

                                     A-10-4
securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class H Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class H Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class H Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class H Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class H Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class H Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof

                                     A-10-5
for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-10-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                     State Street Bank and Trust Company,
                                     as Trustee


                                     By:_________________________________
                                                Authorized Officer





                                     A-10-7

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                Authorized Officer



                                     A-10-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                     A-10-9

                                  EXHIBIT A-11

                           FORM OF CLASS J CERTIFICATE

               CLASS J AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.3000% per annum                    Class J Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          J Certificates as of the Issue Date:
                                     $26,088,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189

First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M EL 3

Certificate No. J-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                     A-11-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING

                                     A-11-2

CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that ________________________ is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal balance of this Class J Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class J Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class J Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class J Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-11-3

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class J Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class J Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class J Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class J Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. If a transfer of any interest in a Class J Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Class J Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached to the Agreement as Exhibit D-3A or as Exhibit D-3B, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class J Certificates under the Securities Act or any other

                                     A-11-4
securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class J Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class J Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class J Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class J Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class J Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class J Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof

                                     A-11-5
for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-11-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                Authorized Officer





                                     A-11-7

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                  Authorized Officer



                                     A-11-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                     A-11-9

                                  EXHIBIT A-12

                           FORM OF CLASS K CERTIFICATE

               CLASS K AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.3000% per annum                    Class K Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          K Certificates as of the Issue Date:
                                     $20,067,000

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company            CUSIP No.: 61745M EM 1

Certificate No. K-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                     A-12-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE OUTSTANDING

                                     A-12-2

CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal balance of this Class K Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class K Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest, evidenced by all the Class K Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class K Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                     A-12-3

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class K Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class K Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class K Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class K Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. If a transfer of any interest in a Class K Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Class K Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached to the Agreement as Exhibit D-3A or as Exhibit D-3B, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class K Certificates under the Securities Act or any other

                                     A-12-4
securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class K Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class K Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class K Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class K Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class K Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class K Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof

                                     A-12-5
for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-12-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer



                                     A-12-7

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                  Authorized Officer



                                     A-12-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.


                                     A-12-9

                                  EXHIBIT A-13

                           FORM OF CLASS L CERTIFICATE

               CLASS L AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Principal Balance of this
6.3000% per annum                    Class L Certificate as of the
                                     Issue Date: $__________

Date of Pooling and Servicing        Class Principal Balance of all the Class
Agreement: December 1, 1997          L Certificates as of the Issue Date:
                                     $32,109,189

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.      Trustee: State Street Bank and
                                                           Trust Company

     Special Servicer: Aetna Life Insurance Company CUSIP No.: 61745M EN 9

Certificate No. L-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                     A-13-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE

                                     A-13-2

OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal balance of this Class L Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class L Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class L Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class L Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Expense Loss previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-13-3

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class L Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class L Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class L Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class L Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. If a transfer of any interest in a Class L Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Class L Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached to the Agreement as Exhibit D-3A or as Exhibit D-3B, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class L Certificates under the Securities Act or any other

                                     A-13-4
securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class L Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class L Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class L Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) in the case of a Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) in the case of a Class L Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class L Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class L Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof

                                     A-13-5
for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-13-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                     A-13-7

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class L Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                 Authorized Officer

                                     A-13-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                     A-13-9

                                  EXHIBIT A-14

                          FORM OF CLASS IO CERTIFICATE

               CLASS IO AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Pass-Through Rate:                   Certificate Notional Amount of this
Variable                             Class IO Certificate as of the Issue Date:
                                     $_____________

Date of Pooling and Servicing        Class Notional Amount of all the Class
Agreement: December 1, 1997          IO Certificates as of the Issue Date:
                                     $802,696,189

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

     Special Servicer: Aetna Life Insurance Company       CUSIP No.: 61745M EC 3

Certificate No. IO-__

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

                                     A-14-1

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 5% DURING THE RESPECTIVE PERIODS WHEN VOLUNTARY PREPAYMENTS OF PRINCIPAL THEREON ARE PERMITTED WITHOUT THE IMPOSITION OF A PREPAYMENT PREMIUM BASED ON A YIELD MAINTENANCE FORMULA (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $__________ OF OID PER $100,000 OF INITIAL EFFECTIVE CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS _____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $__.__ PER $100,000 OF INITIAL EFFECTIVE CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _______________________ is the registered owner of the Percentage Interest evidenced by this Class IO Certificate (obtained by dividing the notional amount of this Class IO Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate effective notional amount of all the Class IO Certificates (the "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest, evidenced by all the Class IO Certificates, in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State

                                     A-14-2

Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class IO Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class IO Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO Certificates are exchangeable for new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     A-14-3

     No service charge will be imposed for any registration of transfer or exchange of Class IO Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-14-4

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                     A-14-5

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the   Class   IO   Certificates   referred   to  in  the
within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                Authorized Officer



                                     A-14-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                     A-14-7

                                  EXHIBIT A-15

                           FORM OF CLASS R CERTIFICATE

               CLASS R AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Date of Pooling and Servicing        Percentage Interest evidenced by
Agreement: December 1, 1997          this Certificate in the related Class: 100%

Cut-off Date: December 1, 1997       Aggregate unpaid principal balance of the
Issue Date: December 30, 1997        REMIC Mortgage Pool as of the Cut-off Date,
                                     after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company

Certificate No. R-__


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     A-15-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that _________________________ is the registered owner of a 100% Percentage Interest evidenced by this Class R Certificate (as specified above) in that certain beneficial ownership interest in the Residual Interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an

                                     A-15-2
amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R Certificate is issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Class R Certificate is exchangeable for new Class R-I, Class R-II and Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest in the Residual Interests, as requested by the Holder surrendering the same as set forth in the Agreement.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Class R Certificate in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of this Class R Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Class R Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class R Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the

                                     A-15-3

Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify this Class R Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of this Class R Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Class R Certificate or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of this Class R Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires this Class R Certificate or any interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 3.3(e) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 3.3(e), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 3.3(e) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 3.3(e) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register

                                     A-15-4
the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit E-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section
3.3 of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit E-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 3.3 of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of this Class R Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of this Class R Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in this Class R Certificate by such Person may cause the Trust

                                     A-15-5

Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in this Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     No service charge will be imposed for any registration of transfer or exchange of this Class R Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Class R Certificate.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances,

                                     A-15-6
including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                Authorized Officer





                                     A-15-7

                          CERTIFICATE OF AUTHENTICATION

     This is the Class R Certificate referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                Authorized Officer



                                     A-15-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                     A-15-9

                                  EXHIBIT A-16

                           FORM OF CLASS V CERTIFICATE

               CLASS V AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the Non-REMIC Assets included in a trust fund (the "Trust Fund"), but not included in the REMIC Mortgage Pool, such Trust Fund being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Date of Pooling and Servicing        Percentage Interest evidenced by this
Agreement: December 1, 1997          Certificate in the related Class: ___%

Cut-off Date: December 1, 1997       Trustee: State Street Bank and Trust
Issue Date: December 30, 1997                 Company

First Distribution Date:
January 15, 1998

Master Servicer of
the REMIC Mortgage Pool:
Midland Loan Services, L.P.

Special Servicer of the REMIC Mortgage Pool
and Servicer of the Non-REMIC Assets:
Aetna Life Insurance Company                              CUSIP No.: 61745M EP 4


Certificate No. V-__

THIS CERTIFICATE REPRESENTS AN INTEREST ONLY IN THE NON-REMIC ASSETS (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT). THIS CERTIFICATE HAS NO CERTIFICATE PRINCIPAL BALANCE, CERTIFICATE NOTIONAL AMOUNT OR PASS-THROUGH RATE.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN THE REMIC MORTGAGE POOL AND DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE NON- REMIC ASSETS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

                                     A-16-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN
SECTION 6.4(e) OF THE POOLING AND SERVICING AGREEMENT.

     This certifies that ________________________ is the registered owner of the Percentage Interest evidenced by this Class V Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class V Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. The Special Servicer will also act as servicer in respect of the Non-REMIC Assets. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class V Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final

                                     A-16-2
distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the payment of servicing fees.

     The Class V Certificates are issuable in fully registered form only, without coupons, in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class V Certificates are exchangeable for new Class V Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class V Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class V Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class V Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class V Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class V Certificates under the Securities Act or any other securities law or to take any action not

                                     A-16-3
otherwise required under this Agreement to permit the transfer of any Class V Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class V Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class V Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any
obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class V Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be required to deliver to the Certificate Registrar a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class V Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class V Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class V Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining

                                     A-16-4
in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates. The Class V Certificates have no Voting Rights.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-16-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                     A-16-6

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:

                                        State Street Bank and Trust Company,
                                        as Certificate Registrar



                                        By:_________________________________
                                                 Authorized Officer


                                     A-16-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                     A-16-8

                                  EXHIBIT A-17

                           FORM OF CLASS W CERTIFICATE

               CLASS W AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the Non-REMIC Fees included in a trust fund (the "Trust Fund"), but not included in the REMIC Mortgage Pool, such Trust Fund being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Date of Pooling and Servicing       Percentage Interest evidenced by this
Agreement: December 1, 1997         Certificate in the related Class: ___%

Cut-off Date: December 1, 1997      Trustee: State Street Bank and Trust Company
Issue Date: December 30, 1997

First Distribution Date:
January 15, 1998

Master Servicer of
the REMIC Mortgage Pool:
Midland Loan Services, L.P.

Special Servicer of the REMIC Mortgage Pool
and Servicer of the Non-REMIC Assets:
Aetna Life Insurance Company                              CUSIP No.: 61745M EQ 2


Certificate No. W-__

THIS CERTIFICATE REPRESENTS AN INTEREST ONLY IN THE NON-REMIC FEES (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT). THIS CERTIFICATE HAS NO CERTIFICATE PRINCIPAL BALANCE, CERTIFICATE NOTIONAL AMOUNT OR PASS-THROUGH RATE.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN THE REMIC MORTGAGE POOL AND DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE NON- REMIC FEES ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

                                     A-17-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN
SECTION 6.4(f) OF THE POOLING AND SERVICING AGREEMENT.

     This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Class W Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class W Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. The Special Servicer will also act as servicer in respect of the Non-REMIC Assets. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class W Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class W Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final

                                     A-17-2
distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the payment of servicing fees.

     The Class W Certificates are issuable in fully registered form only, without coupons, in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class W Certificates are exchangeable for new Class W Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class W Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class W Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class W Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class W Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class W Certificates under the Securities Act or any other securities law or to take any action not

                                     A-17-3
otherwise required under this Agreement to permit the transfer of any Class W Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class W Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class W Certificate or any interest  therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any
obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class W Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be required to deliver to the Certificate Registrar a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class W Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     No service charge will be imposed for any registration of transfer or exchange of Class W Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class W Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining

                                     A-17-4
in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates. The Class W Certificates have no Voting Rights.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-17-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                     A-17-6

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class W Certificates referred to in the within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                 Authorized Officer



                                     A-17-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.


                                     A-17-8

                                  EXHIBIT A-18

                          FORM OF CLASS R-I CERTIFICATE

              CLASS R-I AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Date of Pooling and Servicing       Percentage Interest evidenced by
Agreement: December 1, 1997         this Certificate in the related Class: ____%

Cut-off Date: December 1, 1997      Aggregate unpaid principal balance of the
Issue Date: December 30, 1997       REMIC Mortgage Pool as of the Cut-off Date,
                                    after deducting payments of principal due
                                    on or before such date, whether or not
                                    received:  $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.
                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company

Certificate No. R-I-__


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND Class L CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     A-18-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an

                                     A-18-2
amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-I Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class R-I Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class R-I Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written

                                     A-18-3
certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class R-I Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class
R-I Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class R-I Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class R-I Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95- 60.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 3.3(e) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 3.3(e), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 3.3(e) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 3.3(e) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the

                                     A-18-4
form attached as Exhibit E-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 3.3 of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit E-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 3.3 of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund

                                     A-18-5
or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

     A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-I Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances,

                                     A-18-6
including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                Authorized Officer





                                     A-18-7

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class   R-I   Certificates   referred   to  in  the
within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                Authorized Officer



                                     A-18-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.


                                     A-18-9

                                  EXHIBIT A-19

                         FORM OF CLASS R-II CERTIFICATE

              CLASS R-II AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Date of Pooling and Servicing       Percentage Interest evidenced by
Agreement: December 1, 1997         this Certificate in the related Class: ____%

Cut-off Date: December 1, 1997      Aggregate unpaid principal balance of the
Issue Date: December 30, 1997       REMIC Mortgage Pool as of the Cut-off Date,
                                    after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company

Certificate No. R-II-__


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND Class L CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     A-19-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an

                                     A-19-2
amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-II Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-II  Certificates  are  issuable in fully  registered  form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class R-II Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class R-II
Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written

                                     A-19-3
certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class R-II Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class R-II Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class R-II Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class R-II Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95- 60.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 3.3(e) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 3.3(e), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 3.3(e) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 3.3(e) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the

                                     A-19-4
form attached as Exhibit E-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 3.3 of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit E-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 3.3 of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust

                                     A-19-5

Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-II Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances,

                                     A-19-6
including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                Authorized Officer





                                     A-19-7

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  R-II   Certificates   referred   to  in  the
within-mentioned Agreement.

Dated:

                                       State Street Bank and Trust Company,
                                       as Certificate Registrar



                                       By:_________________________________
                                                 Authorized Officer



                                     A-19-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.


                                     A-19-9

                                  EXHIBIT A-20

                         FORM OF CLASS R-III CERTIFICATE

             CLASS R-III AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS
                            PASS-THROUGH CERTIFICATE,
                                SERIES 1997-ALIC

evidencing a beneficial ownership interest in the REMIC Pool included in a trust fund (the "Trust Fund") consisting primarily of a pool (the "REMIC Mortgage Pool") of multifamily and commercial mortgage loans (the "REMIC Mortgage Loans"), such pool being formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

Date of Pooling and Servicing       Percentage Interest evidenced by
Agreement: December 1, 1997         this Certificate in the related Class: ____%

Cut-off Date: December 1, 1997      Aggregate unpaid principal balance of the
Issue Date: December 30, 1997       REMIC Mortgage Pool as of the Cut-off Date,
                                    after deducting payments of principal due on or before such date, whether or not received: $802,696,189
First Distribution Date:
January 15, 1998

Master Servicer: Midland Loan Services, L.P.

                                            Trustee: State Street Bank and Trust
                                                     Company

Special Servicer: Aetna Life Insurance Company

Certificate No. R-III-__


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORGAN STANLEY CAPITAL I INC., MIDLAND LOAN SERVICES, L.P., AETNA LIFE INSURANCE COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND Class L CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     A-20-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an

                                     A-20-2
amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-III Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer, sale, pledge or other disposition of any Class R-III Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class R-III Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Class R-III Certificate by the Depositor or any of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit D-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement either as Exhibit D-2A or as Exhibit D-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written

                                     A-20-3
certification(s) as to the facts surrounding such transfer on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class R-III Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Class R-III Certificates or interests therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     No transfer of a Class R-III Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and III of Prohibited Transaction Class Exemption 95-60; or (ii) the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Depositor, the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Class R-III Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section I and II of Prohibited Transaction Class Exemption 95-60.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 3.3(e) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 3.3(e), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 3.3(e) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 3.3(e) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the

                                     A-20-4
form attached as Exhibit E-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 3.3 of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit E-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 3.3 of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust

                                     A-20-5

Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms
"United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or the Holders of the Residual Certificates representing a majority Percentage Interest in the Class R-III Interests, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Operating Advisor, the Special Servicer, the Depositor, the Master Servicer or such Holders to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein at such time as the aggregate Stated Principal Balance of the REMIC Mortgage Pool is less than 5% of the aggregate Cut-off Date Principal Balance of the REMIC Mortgage Pool specified on the face hereof. The exercise of such right will effect early retirement of the Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances,

                                     A-20-6
including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       State Street Bank and Trust Company,
                                       as Trustee


                                       By:_________________________________
                                                 Authorized Officer





                                     A-20-7

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  R-III   Certificates   referred  to  in  the
within-mentioned Agreement.

Dated:

                                        State Street Bank and Trust Company,
                                        as Certificate Registrar



                                        By:_________________________________
                                                 Authorized Officer



                                     A-20-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:___________

                                       --------------------------------------
                                       Signature by or on behalf of Assignor


                                       --------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall, if permitted,  be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


     This information is provided by ___________________________, the assignee named above, or ________________, as its agent.

                                     A-20-9

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                 December, 1997


Morgan Stanley Capital I Inc.
1585 Broadway, 37th Floor
New York, New York  10036

     Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the loan number and the name of the borrower set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in such documents, and (d) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File". The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee


                                       By:____________________________
                                             Name:
                                             Title:

                                      B-1-1

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE




                                __________, 1997




Morgan Stanley Capital I Inc.
1585 Broadway, 37th Floor
New York, New York  10036




     Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iii), (ix), (xi), (xii) (to the extent it relates to the foregoing) and (xiii) (in the case of the Mortgage Loans secured by the Koll Center Loan, the UCLA Loan, the Charles Hotel Loan, the Crown Plaza Loan and the Crystal Square Loan) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the loan number, the street address of the Mortgaged Property and the name of the borrower set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in the definition of "Mortgage File". The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.

                                      B-2-1

                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee



                                       By:_____________________________________
                                                  Name:
                                                  Title:



                                      B-2-2

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

To:  State Street Bank and Trust Company, Trustee
     2 International Place, 5th Floor
     Boston, Massachusetts  02110

     Attn: ___________________________

     Re: Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC

                                 Date:__________


     In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of December 1, 1997 by and among Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Seller and Special Servicer and State Street Bank and Trust Company, as Trustee, (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

          Mortgagor's Name:

          Address:

          Loan No.:

          Reason for requesting file:

_____     1. Mortgage Loan paid in full.
          (The [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following the [Master] [Special] Servicer's release of the Mortgage File, credited to the Collection Account or the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____     2. Mortgage Loan repurchased.

          (The [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____     3. Mortgage Loan substituted.

          (The [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

_____     4. The Mortgage Loan is being foreclosed.

_____     5. Other. (Describe)

     The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently), when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [Name of [Master] [Special] Servicer]




                                       By:
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR

             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES


                                     [Date]


[CERTIFICATE REGISTRAR]


          Re: Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass- Through Certificates, Series 1997-ALIC (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class ___ Certificates having an initial principal balance as of December __, 1997 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997, among Morgan Stanley Capital I Inc. as depositor (the "Depositor"), Midland Loan Services, L.P. as master servicer, Aetna Life Insurance Company as special servicer and State Street Bank and Trust Company as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
     Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.


                                      D-1-1

                                       Very truly yours,


                                       -----------------------------------------
                                                   (Transferor)


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                      D-1-2

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES


                                     [Date]

[CERTIFICATE REGISTRAR]

          Re: Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance as of December __, 1997 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. as depositor (the "Depositor"), Midland Loan Services, L.P. as master servicer, Aetna Life Insurance Company, as special servicer and State Street Bank and Trust Company as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only
     (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified
     Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been  furnished with all  information  regarding
     (a) the Transferred Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (d) all related matters that it has requested.

                                     D-2A-1

                                       Very truly yours,



                                       (Transferee)

                                       By:
                                       Name:
                                       Title:

                                     D-2A-2

                                                         ANNEX 1 TO EXHIBIT D-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the Aetna commercial mortgage trust multiclass pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

          ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case

-------------------
1. Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer.  The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

    ___   ___     Will the Transferee be purchasing the Transferred Certificates
    Yes   No      only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                       Print Name of Transferee

                                       By:
                                       Name:
                                       Title:

                                       Date:

                                                         ANNEX 2 TO EXHIBIT D-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]


     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the Aetna commercial mortgage trust multiclass pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee  owned and/or  invested on a  discretionary  basis
               $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ____ The Transferee is part of a Family of Investment  Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ____      ____      Will the Transferee be purchasing the Transferred
         Yes       No        Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       Print Name of Transferee or Adviser

                                       By:
                                       Name:
                                       Title:

                                       IF AN ADVISER:

                                       Print Name of Transferee

                                       Date:

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES


                                     [Date]

[CERTIFICATE REGISTRAR]

     Re: Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of December __, 1997 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Midland Loan Services, L.P., as master servicer, Aetna Life Insurance Company, as special servicer and State Street Bank and Trust Company, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                                     D-2B-1

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section
3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE
          "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE
          BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Transferred Certificates and distributions thereon, (b) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (c) the nature, performance and servicing of the Mortgage Loans, and (d) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners

                                     D-2B-2
come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                       Very truly yours,



                                       (Transferee)

                                       By:
                                       Name:
                                       Title:

                                     D-2B-3

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES




                                                              [Date]




[TRANSFEROR]

     Re: Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclasss Pass- Through Certificates, Series 1997-ALIC (the "Certificates")

Dear Sirs:

This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of December ___, 1997 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Midland Loan Services, L.P., as master servicer, Aetna Life Insurance Company, as special servicer and State Bank and Trust Company, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

     1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest is sold or transferred in transactions that are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.


                                     D-3A-1

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

     5. The Transferee has been furnished with all information regarding (a) the Transferred Certificates and distributions thereon, (b) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (c) the nature, performance and servicing of the Mortgage Loans, and (d) all related matters, that it has requested.

     6. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and

                                     D-3A-2
business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                       Very truly yours,



                                       (Transferee)


                                       By:
                                       Name:
                                       Title:


                                     D-3A-3

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES



                                                             [Date]




[TRANSFEROR]

     Re: Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificate, Series 1997-ALIC, Class (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of December ___, 1997 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Midland Loan Services, L.P., as master servicer, Aetna Life Insurance Company, as special servicer and State Street Bank and Trust Company, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee  understands  that (a) the Class of  Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring

                                     D-3B-1
     to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          4. The Transferee has been  furnished with all  information  regarding
     (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (d) all related matters that it has requested.

                                       Very truly yours,


                                       ___________________________________
                                       (Transferee)

                                       By:
                                       Name:
                                       Title:


                                     D-3B-2

                                                         ANNEX 1 TO EXHIBIT D-3B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor and the Trustee, as Certificate Registrar, with respect to the Aetna commercial mortgage trust multiclass pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

          ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a

-----------------
2 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer.  The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___   ___     Will the Transferee be purchasing the Transferred Certificate
     Yes   No      only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                       _________________________________________
                                       Print Name of Transferee

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                       Date:____________________________________

                                                         ANNEX 2 TO EXHIBIT D-3B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor and the Trustee, with respect to the Aetna commercial mortgage trust multiclass pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The   Transferee   owned   and/or   invested  on  a   discretionary   basis
     $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     ____     ____     Will the Transferee be purchasing the Transferred
     Yes       No      Certificate only for the Transferee's own account?


     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       _________________________________________
                                       Print Name of Transferee or Adviser

                                       By:______________________________________
                                       Name:____________________________________

                                       Title:___________________________________

                                       IF AN ADVISER:


                                       _________________________________________
                                       Print Name of Transferee

                                       Date:____________________________________

                                  EXHIBIT E-1A

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                           )
                                   ) ss:
COUNTY OF                          )


     ____________________, being first duly sworn, deposes and says that:

     1.  He/She  is  the   ____________________  of  ____________________   (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC, Class [R] [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

     3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.


                                     E-1A-1

     4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

     7. The Transferee's taxpayer identification number is _________________.

     8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(A) of Section 3.3(e) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(B) of Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

     9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

     10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

     11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

     12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                                     E-1A-2

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of ______________, ____.


                                       [NAME OF TRANSFEREE]


                                       By:______________________________
                                         [Name of Officer]
                                         [Title of Officer]

[Corporate Seal]

ATTEST:

----------------------------
[Assistant] Secretary


     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee.

     Subscribed  and  sworn  before  me this  ___ day of  _____________________,
_____.

                                            ---------------------------------
                                            NOTARY PUBLIC

                                            COUNTY OF_____________________
                                            STATE OF_______________________
                                            My Commission expires the __________
                                            day of ___________, 19__.


                                     E-1A-3

                                  EXHIBIT E-1B

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                                           _______________, 19__

State Street Bank and Trust Company, as Trustee
2 International Plaza
Boston, Massachusetts  02110

     Re: Morgan Stanley Capital I Inc., Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates")

Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R] [Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, L.P., as Master Servicer, Aetna Life Insurance Company, as Special Servicer and State Street Bank and Trust Company, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        -----------------------------------
                                        (Transferor)

                                        By:________________________________
                                        Name:______________________________
                                        Title:______________________________

                                     E-1B-1

                                   EXHIBIT F-1

                  Commercial Mortgage Pass-Through Certificates
                                Series 1997-


STATE STREET [LOGO]

Report to Certificateholders for        Payment Date:

Payment Summary

------------------------------------------------------------------------------------------------------------------------------------
                    Pass-Through   Interest        Original        Beginning     Principal      Class Interest    Total P&I  Ending
Class     CUSIP         Rate         Type           Balance         Balance    Distrib.Amount  Distribution Amt    Payable   Balance
------------------------------------------------------------------------------------------------------------------------------------










                                   Totals:
------------------------------------------------------------------------------------------------------------------------------------
          Distribution per Certificate
          ----------------------------------------------------------------------
                    Beginning                                          Ending
                    Certificate      Principal       Interest        Certificate
          Class     Factor         Distribution(1) Distribution(1)     Factor
          ----------------------------------------------------------------------
                                                                                ---------------------------------------------------
                                                                                   For additional information or with questions,
                                                                                                  please contact
                                                                                ---------------------------------------------------
                                                                                           State Street Corporate Trust
                                                                                ---------------------------------------------------
                                                                                Bond Analyst:
                                                                                Account Officer:
                                                                                Street  Connection:  (factor  and rate by  cusip)
                                                                                (617)664-5500
                                                                                Street Fax: (617) 664-5600
                                                                                Web Site: corporatetrust.statestreet.com
                                                                                ---------------------------------------------------



          ----------------------------------------------------------------------


Disclaimer Notice: This report has been prepared by or based on information furnished to State Street Bank and Trust Company ("State Street") by one or more third parties (e.g., Servicer, Master Servicer, etc.) State Street shall not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

                  Commercial Mortgage Pass-Through Certificates
                                Series 1997-


STATE STREET [LOGO]

Report to Certificateholders for        Payment Date:

Payment Details

Principal Detail

--------------------------------------------------------------------------------------------
         Beginning   Principal    Realized      Appraisal        Reimbrs Add Trust   Ending
Class     Balance   Distribution   Losses    Reduction Amts      Exp/Realzd Losses   Balance
--------------------------------------------------------------------------------------------









--------------------------------------------------------------------------------------------
   Totals:
         -----------------------------------------------------------------------------------
Interest Detail
------------------------------------------------------------------------------------------------------------------------------------
            Accrued      Excess Prepaymt    Distributable   Current    Payment to     Class
           Certificate      Interest         Certificate    Unpaid      Unpaid       Interest     Prepymt Prems/     Ending Balance
Class       Interest       Shortfalls          Interest     Interest    Interest    Dist Amount        YMC           Unpaid Interest
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
   Totals:
         ---------------------------------------------------------------------------------------------------------------------------

                  Commercial Mortgage Pass-Through Certificates
                                Series 1997-


STATE STREET [LOGO]

Report to Certificateholders for        Payment Date:

Additional Reporting Information

Mortgage Loan Activity for related Payment Date:

------------------------------------------------------------------------------------------------------------------------------------
                 Weighted Average Re-                           Beginning             Ending          Ending Unpaid      Available
# of Mortgage       maining Term to       Weighted Average      Agg Stated          Agg Stated           Principal      Distribution
 Loans Outs            Maturity             Mortgage Rate     Principal Balance   Principal Balance       Balance            Amt
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
 Current           Current
Realized          Additional                                   Principal
 Losses          Trust Fund Exp           # of Payoffs        Prepayments
----------------------------------------------------------------------------------                               P&I Advance
                                                                                                              & Fee Information:
                                                                                                        ----------------------------
----------------------------------------------------------------------------------                      Advances:

                                                                                                        - Current P&I
Appraisal Reduction Information:                                                                        - Outstanding P&I
------------------------------------------------------------------------------------------------------  - Servicing
Loan #           SPB of Apr Red Loan      All Unpd INt & Fees  Appraisal Value    P&I Advance on Loan   - Nonrecoverable P&I
------------------------------------------------------------------------------------------------------
                                                                                                        Interest on:
------------------------------------------------------------------------------------------------------
                                                                                                        - P&I Advances
                                                                                                        - Servicing Advances
Aggregate Delinquency information for related Payment Date:
                 -------------------------------------------------------------------------------------  Servicing Compensation
                 One Month                Two Months          3 Months +          Foreclosures
------------------------------------------------------------------------------------------------------  - to Master Servicer
# of Loans                                                                                              - to Special Servicer
------------------------------------------------------------------------------------------------------  ----------------------------
Agg Prin Balance
------------------------------------------------------------------------------------------------------
                                                                                                        Loan Prepayment Information:
                                                                                                        ----------------------------
REO Property with Final Recovery Determination:                                                                         Amount of
------------------------------------------------------------------------------------------------------  Loan #         Prepayment
Mortgage            Basis for Final       All Proceeds        Portion Proceeds      Amount of           ----------------------------
Loan #           Recovery Determination     Received          to Certificates     Realized Loss
------------------------------------------------------------------------------------------------------  ----------------------------

------------------------------------------------------------------------------------------------------  ----------------------------

------------------------------------------------------------------------------------------------------  ----------------------------
                                                                                                        Total             0.00
                                                                                                        ----------------------------
Liquidated Mortgage Loans: (other than Prepayments in full)
------------------------------------------------------------------------------------------------------
                                                                 Portion of
Loan                 Nature of            Liquidation         Proceeds Payable      Amount of
 #               Liquidation Event         Proceeds           to Certificates     Realized Loss
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                              State Street Corporate Trust

Commercial Mortgage                           Web:corporatetrust.statestreet.com
Pass-Through Certificates

Series 1997-                                  Payment Date:

Underwriter:                                  Report


Distribution of Current Scheduled Principal Balances
--------------------------------------------------------------------------------
        Current
      Scheduled    -------------------------------------------------------------
      Principal                                           Weighted Averages
        Balance     # of      Aggregate     % Tot    ---------------------------
                     Mtg     Sched Prin     Sched             Months        Mort
                   Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
 <$1,000,000.00
 $1,000,000.00+
 $2,000,000.00+
 $3,000,000.00+
 $4,000,000.00+
 $5,000,000.00+
 $6,000,000.00+
 $7,000,000.00+
 $8,000,000.00+
$10,000,000.00+
$15,000,000.00+
$20,000,000.00+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Current Mortgage Interest Rates
--------------------------------------------------------------------------------
        Current
      Scheduled    -------------------------------------------------------------
      Principal                                           Weighted Averages
        Balance     # of      Aggregate     % Tot    ---------------------------
                     Mtg     Sched Prin     Sched             Months        Mort
                   Loans        Balance       Bal    DSCR     to Mat        Rate
 -------------------------------------------------------------------------------
        <8.000%
        8.000%+
        8.250%+
        8.500%+
        8.750%+
        9.000%+
        9.250%+
        9.500%+
       10.000%+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Remaining Stated Term (Balloon Loans Only)
--------------------------------------------------------------------------------
        Current
      Scheduled    -------------------------------------------------------------
      Principal                                           Weighted Averages
        Balance     # of      Aggregate     % Tot    ---------------------------
                     Mtg     Sched Prin     Sched             Months        Mort
                   Loans        Balance       Bal    DSCR     to Mat        Rate
 -------------------------------------------------------------------------------
            <13
          13-24
          25-36
          37-48
          49-60
          61-72
            73+
 -------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Remaining Stated Term (Fully Amortizing Loans Only)
--------------------------------------------------------------------------------
        Current
      Scheduled    -------------------------------------------------------------
      Principal                                           Weighted Averages
        Balance     # of      Aggregate     % Tot    ---------------------------
                     Mtg     Sched Prin     Sched             Months        Mort
                   Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
            <13
          13-24
          25-36
          37-60
         61-120
        121-180
        181-240
           241+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------

                                              State Street Corporate Trust

Commercial Mortgage                           Web:corporatetrust.statestreet.com
Pass-Through Certificates

Series 1997-                                  Payment Date:

Underwriter:                                  Report


Distribution by State
--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                                                          Weighted Averages
                    # of      Aggregate     % Tot    ---------------------------
                     Mtg     Sched Prin     Sched             Months        Mort
       States      Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
Texas
Florida
California
Pennsylvania
Maryland
Arizona
Goergia
New Jersey
Illinois
Massachusetts
Other
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Property Type
--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                                                          Weighted Averages
                    # of      Aggregate     % Tot    ---------------------------
     Property        Mtg     Sched Prin     Sched             Months        Mort
        Types      Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
Multifamily
Retail
Hotel
Office
Industrial
Self-Storage
Health Care
Mobile Home Park
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Seasoning
--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                                                          Weighted Averages
                    # of      Aggregate     % Tot    ---------------------------
    Seasoning        Mtg     Sched Prin     Sched             Months        Mort
       Months      Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
         <13
       13-24
       25-36
       37-48
       49-60
       61-72
         73+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Most Recent Debt Service Coverage Ratio
--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                                                          Weighted Averages
                    # of      Aggregate     % Tot    ---------------------------
                     Mtg     Sched Prin     Sched             Months        Mort
         DSCR      Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
            0
        <1.01
 1.01 - 1.109
 1.11 - 1.209
 1.21 - 1.309
 1.31 - 1.409
 1.41 - 1.509
 1.51 - 2.009
        2.01+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------

                                              State Street Corporate Trust

Commercial Mortgage                           Web:corporatetrust.statestreet.com
Pass-Through Certificates

Series 1997-                                  Payment Date:

Underwriter:                                  Report


--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                                                          Weighted Averages
         Most       # of      Aggregate     % Tot    ---------------------------
       Recent        Mtg     Sched Prin     Sched             Months        Mort
          LTV      Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
            0
       <50.00
       50.00+
       60.00+
       70.00+
       80.00+
       90.00+
      100.00+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Amortization Type
--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                                                          Weighted Averages
                    # of      Aggregate     % Tot    ---------------------------
 Amortization        Mtg     Sched Prin     Sched             Months        Mort
         Type      Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
Amoritzing
Balloon

Fully
Amortizing

Other
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Remaining Amortizing Term
--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                                                          Weighted Averages
     Original       # of      Aggregate     % Tot    ---------------------------
 Amortization        Mtg     Sched Prin     Sched             Months        Mort
         Term      Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
0+
120+
240+
270+
300+
330+
370+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


Distribution of Original Term to Stated Maturity
--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                                                          Weighted Averages
     Original       # of      Aggregate     % Tot    ---------------------------
      Term to        Mtg     Sched Prin     Sched             Months        Mort
     Maturity      Loans        Balance       Bal    DSCR     to Mat        Rate
--------------------------------------------------------------------------------
           0+
          72+
          89+
         109+
         121+
         241+
         275+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------

                                              State Street Corporate Trust

Commercial Mortgage                           Web:corporatetrust.statestreet.com
Pass-Through Certificates

Series 1997-                                  Payment Date:

Underwriter:                                  Report ID

Loan Level Detail
------------------------------------------------------------------------------------------------------------------------------------
   Offer   Property    Transfer           Maturity  Neg Am         Beg   Note   Sched  Prepay/  Prepay   Paid Thru   Prepmt     Loan
Control#       Type        Date   State       Date   (Y/N)   Sched Bal   Rate     P&I   Liquid    Date        Date  Premium   Status
------------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
totals
--------------------------------------------------------------------------------
If state field is blank loan has properties in multiple states.
--------------------------------------------------------------------------------
Loan Status:

A= Payment not rec'd. but still in grace period, B= Late payment, but less than 1 mo., 1= 1 mo. delinquent, 2= 2 mo. delinquent, 3= 3 mo. delinquent 4= Assumed scheduled payment (performing matured balloon), 7= Foreclosure, 9= REO
--------------------------------------------------------------------------------

                                              State Street Corporate Trust

Commercial Mortgage                           Web:corporatetrust.statestreet.com
Pass-Through Certificates

Series 1997-                                  Payment Date:

Underwriter:                                  Report ID

Specially Serviced Loan Summary
------------------------------------------------------------------------------------------------------------------------------

     Number of Loans as of the Closing Date
     Principal Balance as of the Closing Date

     Current Number of Loans
     Current Outstanding Principal Balance

     Current Number of Specially Serviced Loans
     Current Outstanding Principal Balance of Specially Serviced Loans
     Percent of Specially Serviced Loans (per Current Number of Loans)
     Percent of Specially Serviced Loans (per Current Outstanding Balance)

     -------------------------------------------------------------------------------------------------------------------------
                                                                                                       Curr Bal       Curr Bal
                                                                                                        as % of        as % of
                                                            Number of      Initial      Current            Spec     Total Pool
     Specially Serviced Loan Status                         Loans          Prin Bal     Prin Bal     Serv Loans        Balance
     -------------------------------------------------------------------------------------------------------------------------
     1 = Request for waiver of Prepayment Penalty
     2 = Payment Default
     3 = Request for Loan Modification or Workout
     4 = Loans with Borrower Bankruptcy
     5 = Loans in Process of Foreclosure
     6 = Loans now REO Property
     7 = Loan Paid Off
     8 = Loans Returned to Master Servicer
     -------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------

                                              State Street Corporate Trust

Commercial Mortgage                           Web:corporatetrust.statestreet.com
Pass-Through Certificates

Series 1997-                                  Payment Date:

Underwriter:                                  Report ID

Specially Serviced Loan Detail
--------------------------------------------------------------------------------------------------------------------------
Offer          Transfer       Sched        Maturity    Prop                                                   Spec Serv
Control #      Date           Prin Bal     Date        Type      State     NOI       NOI Date       DSCR      Status Code*
--------------------------------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------------------------------------------------

* Legend
--------
1 = Request for weaiver of Prepayment Penalty
2 = Payment Default
3 = Request for Loan Modification or Workout
4 = Loans with Borrower Bankruptcy
5 = Loans in Process of Foreclosure
6 = Loans now REO Property
7 = Loan Paid Off
8 = Loans Returned to Master Servicer
----------------------------------------------

                                  Exhibit F-2

                                      CSSA

         Commercial Mortgage Pass-Through Certificates, Series 1997-C1

                         DELINQUENT LOAN STATUS REPORT
                           as of ___________________


------------------------------------------------------------------------------------------------------------------------------------
     S4             S55             S61        S57       S58     S62 or S63    P8      P7          P37          P39        P38
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       (a)         (b)          (c)        (d)
                Short Name                                        Sq Ft or    Paid     Scheduled   Total P&I    Total      Other
Prospectus         When          Property     City     State       Units      Thru      Loan       Advances     Expenses   Advances
    ID          Appropriate       Type                                        Date     Balance     To Date      To Date    (Taxes &
                                                                                                                           Escrow)
------------------------------------------------------------------------------------------------------------------------------------
90+ DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                          P25       P10       P11        P58       P54      P55       P81                    P74
------------------------------------------------------------------------------------------------------------------------------------
                            (c)=a+b+c+d                                                                       (f) P38/P81
                                          Current  Current                                 LTM     *** Cap       Value
                               Total      Monthly  Interest  Maturity  LTM NOI   LTM NOI   DCSR      Rate       using NOI Valuation
                              Exposure    P&I       Rate       Date      Date                       Assigned      & Cap      Date
                                                                                                                  Rate
------------------------------------------------------------------------------------------------------------------------------------
90+ DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FCL-Foreclosure
--------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
--------------------------------------------------------------------------------
* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined It is possible to combine the status codes if the loan is going in more than one direction.(i.e. FCI/Mod, BK/Mod, BK/FCL/DPO)
--------------------------------------------------------------------------------
**   App - Appraisal, BPO - Broker opinion, Int. - Internal Value
--------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and services - to be provided by a third party.
--------------------------------------------------------------------------------

                                      CSSA

         Commercial Mortgage Pass-Through Certificates, Series 1997-C1

                         DELINQUENT LOAN STATUS REPORT
                           as of ___________________


----------------------------------------------------------------------------------------------------------------------------------
     S4             S55            S61        S57       S58          P75                                   P35          P77
----------------------------------------------------------------------------------------------------------------------------------
                                                                              (g)=(.92xf)-e(h)=(g/e)
----------------------------------------------------------------------------------------------------------------------------------
                Short Name                                        Appraisal                                Total
Prospectus         When          Property     City     State      BPO or      Loss using      Estimated    Appraisal    Transfer
    ID          Appropriate       Type                            Internal    90% Appr.       Recovery     Reduction     Date
                                                                  Value**     or BPO(f)          %         Realized
----------------------------------------------------------------------------------------------------------------------------------
90+ DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               P79           P42          P82         P76
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                             FCL          Expected
                               Resolution    Start        FCL Sale   Workout      Comments
                               Date          Date         Date       Strategy

--------------------------------------------------------------------------------------------
90+ DAYS DELINQUENT
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Current & at Special Servicer
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FCL-Foreclosure
--------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
--------------------------------------------------------------------------------

                                      CSSA

          Commercial Mortgage Pass-Through Certificates, Series 1997-C1

                                REO STATUS REPORT
                            as of ___________________

------------------------------------------------------------------------------------------------------------------------------------
     S4             S55             S61        S57       S58     S62 or S63    P8      P7          P37          P39        P38
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       (a)         (b)          (c)        (d)
------------------------------------------------------------------------------------------------------------------------------------
                Short Name                                        Sq Ft or    Paid     Scheduled   Total P&I    Total      Other
Prospectus         When          Property     City     State       Units      Thru      Loan       Advances     Expenses   Advances
    ID          Appropriate       Type                                        Date     Balance     To Date      To Date    (Taxes &
                                                                                                                           Escrow)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
               P25        P11        P58       P54       P81         P74                     P75
-----------------------------------------------------------------------------------------------------------------------------------
 (c)=a+b+c+d                                   (k)       (j)                  (f)=(k/i)     (g)        (h)=(.92)xg(i)-(g/e)
-----------------------------------------------------------------------------------------------------------------------------------
               Current                                   Cap                   Value      Appraisal
    Total      Monthly   Maturity  LTM NOI   LTM NOI/    Rate      Valuation  using NOI   BPO or      Loss using      Estimated
   Exposure    P&I         Date      Date     DCSR      Assigned      Date      & Cap     Internal    92% Appr.       Recovery
                                                          ***                   Rate      Value**     or BPO(f)          %
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
P35          P77          P82         P79
--------------------------------------------------------------

--------------------------------------------------------------
Total                                 Pending
Appraisal    Transfer      REO        Resolution    Comments
Reduction     Date      Acquisition   Date
Realized                  Date
--------------------------------------------------------------
--------------------------------------------------------------

--------------------------------------------------------------


--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

(l) Use the following codes, App - Appraisal, BPO - Brokers Opinion, Int - Internal Value


*** How to determine the cap rate is agreed upon by Underwriter and servicers-to be provided by a third party

                                      CSSA

          Commercial Mortgage Pass-Through Certificates, Series 1997-C1

                       HISTORICAL LOAN MODIFICATION REPORT
                            as of ___________________



-------------------------------------------------------------------------------------------------------------------------------
     S4        S57       S58       P49          P48             P7*           P7*             P50*                    P50*
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

                                                             Balance
                                                              When      Balance at the
                                 Mod/                        Sent to    Effective Date                  # Mths
Prospectus                       Extension       Effect      Special         of               Old       for Rate      New
    ID        City     State     Flag            Date        Servicer   Rehabilltation        Rate      Change        Rate
===============================================================================================================================
THIS REPORT IS HISTORICAL
-------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================
Total For All Loans:
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
-------------------------------------------------------------------------------------------------------------------------------
                                               # of Loans     $ Balance
-------------------------------------------------------------------------------------------------------------------------------
Modifications:
-------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
-------------------------------------------------------------------------------------------------------------------------------
Total:
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
   P25*        P25*     P11*           P11*                      P47
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                               (2) Est.
                                                                                 Future
                                                 Total #                        Interest
                                                  Mths           (1)            Loss to
                                                  for          Realized         Trust $
               New      Old            New       Change         Loss to          (Rate
  Old P&I      P&I    Maturity       Maturity    of Mod         Trust $         Reduction)      Comment
======================================================================================================================
THIS REPORT IS HISTORICAL
----------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
Total For All Loans:
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
----------------------------------------------------------------------------------------------------------------------
                                               # of Loans     $ Balance
----------------------------------------------------------------------------------------------------------------------
Modifications:
----------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
----------------------------------------------------------------------------------------------------------------------
Total:
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

* The information in these columns is from a particular point in time and should not change on this report once assigned.
--------------------------------------------------------------------------------
(1)  Actual principal loss taken by bonds.
--------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                      CSSA

                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C1

         HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                            as of ___________________



--------------------------------------------------------------------------------------------------------------------------------
     S4             S55             S61        S57       S58       P45/P7        P75                                 P45
--------------------------------------------------------------------------------------------------------------------------------
                                                                  (c)=b/a        (a)                      (b)       (d)
--------------------------------------------------------------------------------------------------------------------------------

                Short Name                                            %          Latest
Prospectus         When          Property     City     State       Received     Appraisal     Effect                Net Amt
    ID          Appropriate       Type                               From       or Brokers    Date of     Sales     Received
                                                                     Sale       Opinion        Sale       Price     From Sale
================================================================================================================================

THIS REPORT IS HISTORICAL
--------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
Total all Loans:
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  P7           P37           P39+P38
----------------------------------------------------------------------------------------------------------------------------------
  (e)           (f)            (g)          (h)           (i)=d-(f+g+h)         (k)=i-e                    (m)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Date
                                                                                               Date                    Minor
                                           Servicing                                           Loss                    Adj
  Scheduled    Total P&I       Total         Fees                            Actual Losses     Passed    Minor Adj     Passed
   Balance     Advanced       Expenses     Expenses         Net Proceeds     Passed thru       thru      to Trust      thru
==================================================================================================================================

THIS REPORT IS HISTORICAL
----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
Total all Loans:
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
(n)=k+m           (o)=n/c
==================================================================================================================================


Total Loss       Loss % of
   with          Schedule
Adjustment       Balance
==================================================================================================================================


----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
Total all Loans:
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT F-3

                         Special Servicer Asset Summary



--------------------------------------------------------------------------------
Loan Number                             Property Name
Property Address:                       Property Type:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Borrower Information
Borrower Name:                          Borrower Entity Type
Borrower Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Note Information
Note Date:                              Original Balance:
Maturity Date:                          Current Balance:
Current Amortization:                   Current Rate:
Paid Through Date:                      Current Monthly Payment:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Collateral Information
Date of Operating Statement:            Date of Rent Roll:
Months Covered by Statement:            Occupancy:
EGI:                                    Tenant 1 (% of Space/Lease Expir. Date):
Expenses                                Tenant 2 (% of Space/Lease Expir. Date):
NOI                                     Tenant 3 (% of Space/Lease Expir. Date):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Special Servicing Information
Date of Transfer to Special Servicer:   Balance Transferred to Special Servicer:
Loan Status:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Report Summary
Site Inspection Date:                   Site Inspection Firm:
Any Deferred Maintenance Noted:         Estimated Cost to Repair:
Site Inspection Comments:



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Phase I Date:                           Phase I Firm:
Phase I Comments:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appraisal Date:                         Appraisal Firm:
Appraisal Value:
Appraiser's Comments:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Asset Strategy



--------------------------------------------------------------------------------

                                     EXHIBIT
--------------------------------------------------------------------------------
                          OPERATING STATEMENT ANALYSIS

The primary purpose of applying the methodology detailed below is to arrive at a servicer adjusted or underwritten cash flow ("UCF") to facilitate a meaningful comparison of the property's current operating information to the underwriting that appears in the Prospectus Supplement. The detail below attempts to highlight certain categories requiring adjustments, but it is not meant to be exclusive and is expected that the Master Servicer will use its discretion in making the appropriate adjustment.


Property Summary

      Servicer                             ----------------------------

      Loan Number                          ----------------------------

      Morgtagor                            ----------------------------

      Name of Property                     ----------------------------

      Street                               ----------------------------

      City, State, Zip                     ----------------------------


      Date of Rent Roll                    ---------------

      Physical Occupancy Percertage        ---------------

      Net Rentable Area/Number of Units:


      Date of Operating Statements         ---------------

      Number of Months                     ---------------

      Period From - To                     ---------------

                                           Currrent Period   Annualized     $Amt  Notes
                                           ---------------   ----------     ----  -----
Income*

      Gross Potential                      ---------------   --------------       From current rent roll or operating statement

      Reinbursements                       ---------------   --------------       From current operating statement

      Vacancy                              ---------------   --------------       Greater of 3% or actual

      Other                                ---------------   --------------       From current operating statment(excluding
                                                                                  interest income)

        Total Income                       ===============   ==============


Operating Expenses*

      Management Fee                       ---------------   --------------       Same percentage assumption as inital underwriting

      Administration                       ---------------   --------------       From  current  operating  statement,  exclude  any
                                                                                  legal or consulting  fees not  pertainning  to the
                                                                                  operation of the property

      Utilities                            ---------------   --------------       From current operating statement

      Maintenance & Repair                 ---------------   --------------       From  current  operating  statement,   remove  any
                                                                                  capital expenses

      Insurance                            ---------------   --------------       From current operating statement

      Real Estate Taxes                    ---------------   --------------       From current  operating  statement,  annual amount
                                                                                  due  excluding  delinquent  taxes or credits  from
                                                                                  prior years

      Ground Rent                          ---------------   --------------       From current operating statement

      Other Expenses                       ---------------   --------------       From current operating statement

         Total Operating Expenses          ===============   ==============


Net Operating Income                       ===============   ==============

      Replacement Reserves                 ---------------   --------------       Same dollar per unit or percentage excemption from
                                                                                  oringal underwriting

      Tenant Inprovements and Leasing
         [illegible]                       ---------------   --------------       Same dollar per unit assumption as orignal
                                                                                  underwriting

Underwritten Cash Flow                     ===============   ==============

Debit Service for Period                   ---------------   --------------

Debit Service for First (if applicable)    ---------------   --------------

Debit Service Coverage Ratio
      (UCF/DebitService)**                 ===============   ==============

* Analyze and footnote as approprite any significant income or expense variances


**   DSCR is calculated on a rolled up basis for cross  collaterallzed  Mortgage
     Loans

Footnotes

Date of most recent Property Inspection:  -----------------

Property Condition Comments:

                                                             SCHEDULE I

Mortgage Loan Schedule

-------------------------------------------------------------------------------------------------------------------------------

Loan                                                                                                                    Note
 No.               Property Name                       Address                     City           State   Zip Code     Date(1)
-------------------------------------------------------------------------------------------------------------------------------

  1      Poughkeepsie Galleria                 Rt. 9 & Cottan Hill Road         Poughkeepsie       NY       12601      9/17/87

  2      Charles Hotel                         University/Bennett Street        Cambridge          MA       02138       9/1/92

  3      Commerce Distribution Center-50       Lindberg Lane & Badini Blvd.     Bell               CA       90201      3/17/97

  4      Commerce Distribution Center-36       4801-19 Eastern Avenue           Bell               CA       90201      3/17/97

  5      Koll Center Irvine II                 NEC Van Karman & Micheleson      Irvine             CA       92715      11/1/92

  6      Glen Pointe Centre West               500 Fran W. Burr Blvd.           Teaneck            NJ       07666     12/12/86

  7      High Ridge Office Park                High Ridge Park                  Stamford           CT       06905       7/1/96

  8      Cambridge Park-2                      150 Cambridge Park Drive         Cambridge          MA       02140      11/1/97

  9      Court Plaza                           25 Main Street                   Hackensack         NJ       07601      2/17/98

 10      United Farm Bureau Headquarters       225 South East St.               Indianapolis       IN       46204     10/26/90

 11      Doubletree Hotel-Fishermans Wharf     Delmonte Avenue                  Monterey           CA       93940      11/1/97

 12      One Post Office Square                One Post Office Square           Boston             MA       02109       8/3/93

 13      First Fort Lauderdale Place           100 NE 3rd Avenue                Fort Lauderdale    FL       33301      12/1/92

 14      Timberlands Office Park-C             Building C 5445 Corporate Dr.    Troy               MI       48098      12/1/95

 15      Timberlands Office Park-B             Building B 5435 Corporate Dr.    Troy               MI       48098      12/1/95

 16      Sonesta Beach Hotel                   350 Ocean Drive                  Key Biscayne       FL       33149      12/1/93

 17      Financial Center                      501 North 20th Street            Birmingham         AL       35203       1/1/95

 18      Hyatt Plaza Office-2                  12701 Fairlakes Circle           Fairfax            VA       22033      11/8/93

 19      UCLA Medical Office Building          100 UCLA Medical Plaza           Los Aneles         CA       90024      2/27/89

 20      Mercer Square Condos                  250 Mercer Street                New York           NY       10012     12/15/87

 21      Crowne Plaza-Union Station            123 Louisiana Street             Indianapolis       IN       46204      8/12/88

 22      Crystal Square-2                      1725 Jefferson Davis Highway     Arlington          VA       22202       7/1/94

 23      Timberlands Office Park-II            1450 West Long Lake Rd.          Troy               MI       48098      12/1/95

 24      One Courthouse Metro                  2200 Wilson Boulevard            Arlington          VA       22201       1/1/94

 25      Brentwood Gardens                     11677 San Vicente Boulevard      Los Angeles        CA       90049      11/1/97

 26      Commerce Plaza-I                      7300 W. 100th Street             Overland Park      KS       66210      6/29/90

 27      Pentucket Shopping Center             Route 125                        Plaistow           NH       03865       1/1/97

 28      Executive 2 Apartments                11343 Mountain View Avenue       Rancho Cucamonga   CA       91730     10/10/88

 29      Foxleigh Building                     2330 W. Joppa Road               Lutherville        MD       21093       3/1/95

 30      Commerce Plaza-II                     7400 W. 110th Street             Overland Park      KS       66210      6/29/90

 31      Pentucket Shopping Center             172 Trade Street                 Lexington          KY       40511      12/1/87

 32      Orchard Square Shopping Center        Kempsville Rd & Volvo Pkwy       Chesapeake         VA       23320      3/12/90

 33      Days Inn Surfside                     15 South Ocean Boulevard         Surfside Beach     SC       29587       4/1/96

 34      Pinellas Center                       12555 Enterprise Blvd.           Largo              FL       33542       7/1/93

 35      Thorn Hill Road                       Thorn Hill Road                  Marshall Twnshp    PA       15005       8/1/96

 36      [DELETED]

 37      Phillips Place Cooperative            East 19th Street                 Minneapolis        MN       55418      1/15/88

 38      Clinton Avenue Townhomes              465-499 Clinton Avenue           St. Paul           MN       55107     12/14/87

 39      Enterprise Apartments                 4508 Bob Wallace Ave.            Huntsville         AL       35805     11/27/79

 40      Big 5 Sporting Goods                  921 E. Southern Ave.             Tempe              AZ       85282       7/2/74

 41      150 Sycamore Street                   150 Sycamore Street              Glastonbury        CT       06033      3/29/74



------------------------------------------------------------------------------

Loan                                                Mortgage       Original
 No.               Property Name                      Rate          Balance
------------------------------------------------------------------------------

  1      Poughkeepsie Galleria                     10.375%        $112,000,000

  2      Charles Hotel                              9.000%          60,000,000

  3      Commerce Distribution Center-50            8.000%          28,790,000

  4      Commerce Distribution Center-36            8.000%          24,850,000

  5      Koll Center Irvine II                      8.000%          75,000,000

  6      Glen Pointe Centre West                    9.875%          51,500,000

  7      High Ridge Office Park                     9.115%          45,000,000

  8      Cambridge Park-2                          10.020%(2)       39,000,000

  9      Court Plaza                               10.350%          37,500,000

 10      United Farm Bureau Headquarters           10.310%          35,000,000

 11      Doubletree Hotel-Fishermans Wharf          7.750%          35,000,000

 12      One Post Office Square                     8.250%         106,500,000

 13      First Fort Lauderdale Place                7.000%          23,500,000

 14      Timberlands Office Park-C                  9.000%          13,800,000

 15      Timberlands Office Park-B                  9.000%           9,200,000

 16      Sonesta Beach Hotel                       11.780%(3)       22,000,000

 17      Financial Center                           9.500%          29,000,000

 18      Hyatt Plaza Office-2                       7.949%          39,500,000

 19      UCLA Medical Office Building              10.545%          22,000,000

 20      Mercer Square Condos                      10.625%          19,000,000

 21      Crowne Plaza-Union Station                10.710%          16,500,000

 22      Crystal Square-2                           9.480%          15,000,000

 23      Timberlands Office Park-II                 9.000%          14,000,000

 24      One Courthouse Metro                       7.625%          20,000,000

 25      Brentwood Gardens                          8.000%          17,000,000

 26      Commerce Plaza-I                           9.820%          12,250,000

 27      Pentucket Shopping Center                  8.500%(4)          17,500,000

 28      Executive 2 Apartments                    10.313%          12,750,000

 29      Foxleigh Building                          9.000%          12,550,000

 30      Commerce Plaza-II                          9.820%          10,000,000

 31      Pentucket Shopping Center                  9.830%           8,600,000

 32      Orchard Square Shopping Center             9.720%           6,850,000

 33      Days Inn Surfside                          9.875%           5,800,000

 34      Pinellas Center                            9.000%           2,500,000

 35      Thorn Hill Road                            8.500%           4,400,000

 36      [DELETED]

 37      Phillips Place Cooperative                10.000%             295,000

 38      Clinton Avenue Townhomes                  10.000%             249,000

 39      Enterprise Apartments                     10.750%             178,000

 40      Big 5 Sporting Goods                       8.750%             238,000

 41      150 Sycamore Street                        8.875%             150,000

----------------------------------------------------------------------------------------------------------------------
                                           Aggregate
Loan                                      Cut-off-Date     Rem.      Maturity     Due     Monthly Debt    Master Serv.
 No.            Property Name               Balance       Term(5)      Date       Date      Service           Fee
----------------------------------------------------------------------------------------------------------------------

  1   Poughkeepsie Galleria                $97,552,186      178      10/1/12     First     $1,047,500        0.054%

  2   Charles Hotel                        $55,997,412       37       1/1/01     First       $537,051        0.054%

  3   Commerce Distribution Center-50      $28,790,000       54       6/1/02     First       $191,933        0.054%

  4   Commerce Distribution Center-36      $24,850,000       54       6/1/02     First       $165,667        0.054%

  5   Koll Center Irvine II                $48,474,200       59      11/1/02     First       $371,416        0.054%

  6   Glen Pointe Centre West              $46,024,150      169       1/1/12     Tenth       $447,200        0.054%

  7   High Ridge Office Park               $40,879,963      103      6/30/06     First       $380,997        0.054%

  8   Cambridge Park-2                     $37,684,735      119      11/1/07     First       $355,123(2)     0.054%

  9   Court Plaza                          $36,068,628      183       3/1/13     First       $342,560        0.054%

 10   United Farm Bureau Headquarters      $33,643,233       34      10/1/00     First       $315,198        0.054%

 11   Doubletree Hotel-Fishermans Wharf    $26,757,544      119      11/1/07     First       $202,329        0.054%

 12   One Post Office Square               $24,553,024       32       8/1/00     First       $232,483        0.054%

 13   First Fort Lauderdale Place          $23,500,000       16       4/1/99     First       $137,083        0.054%

 14   Timberlands Office Park-C            $13,536,095       97       1/1/06     First       $101,521        0.054%

 15   Timberlands Office Park-B             $9,084,565       97       1/1/06     First        $68,134        0.054%

 16   Sonesta Beach Hotel                  $22,431,486       34      10/1/00     First       $220,202        0.054%

 17   Financial Center                     $22,000,000       49       1/1/02(7)  First       $174,167        0.054%

 18   Hyatt Plaza Office-2                 $22,000,000       70      9/30/03     First       $145,732(8)     0.054%

 19   UCLA Medical Office Building         $20,790,358       87       3/1/05     First       $192,802        0.054%

 20   Mercer Square Condos                 $17,460,413      241       1/1/18     First       $175,579        0.054%

 21   Crowne Plaza-Union Station           $15,319,363      188       8/1/13     First       $153,530        0.054%

 22   Crystal Square-2                     $14,152,172       25       1/1/00     First       $139,624        0.054%

 23   Timberlands Office Park-II           $13,910,046       97       1/1/06     First       $104,325        0.054%

 24   One Courthouse Metro                 $13,464,972       10      10/1/98     First        $99,991        0.054%

 25   Brentwood Gardens                    $13,167,303      120      12/1/07     First       $101,734        0.054%

 26   Commerce Plaza-I                     $12,066,542      151       7/1/10     First       $105,877        0.054%

 27   Pentucket Shopping Center            $11,884,801       49       1/1/02     First        $84,184        0.054%

 28   Executive 2 Apartments               $11,641,629       83      11/1/04     First       $109,981        0.054%

 29   Foxleigh Building                    $11,300,000       64      3/31/03     First        $84,750(9)     0.054%

 30   Commerce Plaza-II                     $9,597,442      151       7/1/10     First        $84,212        0.054%

 31   Pentucket Shopping Center             $7,799,767       24     11/30/99     First        $74,393        0.054%

 32   Orchard Square Shopping Center        $6,633,223       27       3/1/00     First        $58,701        0.054%

 33   Days Inn Surfside                     $5,685,529       83      11/1/04     First        $52,918(10)    0.054%

 34   Pinellas Center                       $2,618,345        1       1/1/98     First        $23,354        0.054%

 35   Thorn Hill Road                         $871,603       20       8/1/99     First        $48,693        0.054%

 36      [DELETED]

 37   Phillips Place Cooperative              $153,010       61       1/1/03     First         $3,170        0.054%

 38   Clinton Avenue Townhomes                $127,548       61       2/1/03     First         $2,676        0.054%

 39   Enterprise Apartments                   $115,849      107      12/1/06     First         $1,690        0.054%

 40   Big 5 Sporting Goods                     $67,756       42(6)    9/1/02     First         $1,902        0.054%

 41   150 Sycamore Street                      $41,298       40       4/1/01     First         $1,223        0.054%

                                          $803,212,971



-------------------------------------------------------------------------------

Loan                                                                 Payment
 No.            Property Name                     Rate Change        Change
-------------------------------------------------------------------------------

  1   Poughkeepsie Galleria                           No              No

  2   Charles Hotel                                   No              No

  3   Commerce Distribution Center-50                 No              No

  4   Commerce Distribution Center-36                 No              No

  5   Koll Center Irvine II                           No              No

  6   Glen Pointe Centre West                         No              No

  7   High Ridge Office Park                          No              No

  8   Cambridge Park-2                         Yes (Step-down)(2)    Yes(2)

  9   Court Plaza                                     No              No

 10   United Farm Bureau Headquarters                 No              No

 11   Doubletree Hotel-Fishermans Wharf               No              No

 12   One Post Office Square                          No              No

 13   First Fort Lauderdale Place                     No              No

 14   Timberlands Office Park-C                       No              No

 15   Timberlands Office Park-B                       No              No

 16   Sonesta Beach Hotel                      Yes (Step-up)(3)      Yes(3)

 17   Financial Center                                No              No

 18   Hyatt Plaza Office-2                            No              No

 19   UCLA Medical Office Building                    No              No

 20   Mercer Square Condos                            No              No

 21   Crowne Plaza-Union Station                      No              No

 22   Crystal Square-2                                No              No

 23   Timberlands Office Park-II                      No              No

 24   One Courthouse Metro                            No              No

 25   Brentwood Gardens                               No              No

 26   Commerce Plaza-I                                No              No

 27   Pentucket Shopping Center                Yes (Step-up)(4)      Yes(4)

 28   Executive 2 Apartments                          No              No

 29   Foxleigh Building                               No              No

 30   Commerce Plaza-II                               No              No

 31   Pentucket Shopping Center                       No              No

 32   Orchard Square Shopping Center                  No              No

 33   Days Inn Surfside                               No              No

 34   Pinellas Center                                 No              No

 35   Thorn Hill Road                                 No              No

 36   [DELETED]

 37   Phillips Place Cooperative                      No              No

 38   Clinton Avenue Townhomes                        No              No

 39   Enterprise Apartments                           No              No

 40   Big 5 Sporting Goods                            No              No

 41   150 Sycamore Street                             No              No

Mortgage Loan Schedule Notes

1    Note Date indicates the most recent date of origination or modification.

2 The Mortgage Rate on the Cambridge Park-2 Loan will decrease to 8.975% on 7/1/98 and then decrease to 7.930% on 2/1/00. The Monthly Debt Service that the Certificateholders are entitled to for the Cambridge Park-2 Loan will decrease to $321,985 on 7/1/98 and then decrease to $289,419 on 2/1/00. The borrower's pay rate remains at 7.930% through the life of the Loan; however, there is an escrow in place to fund the difference between the 7.930% pay rate and the 10.020% Mortgage Rate until 7/1/98 and the difference between the 7.930% pay rate and the 8.975% Mortgage Rate until 2/1/00. Certain ratios, including DSCR and Assumed DSCR, are calculated by taking into account the borrower's pay rate of 7.930% and Monthly Debt Service of $289,419; however, Loan Constant is calculated by taking into account the current Mortgage Rate of 10.020% and current Monthly Debt Service of $355,123.

3 The Mortgage Rate on the Sonesta Beach Hotel Loan will increase to 12.780% on 4/1/99.

4 The Mortgage Rate to which the Certificateholders will be entitled on the Pentucket Shopping Center Loan will increase to 9.000% on 8/1/99. The Loan will begin amortizing on a 30 year schedule at that time.

5 Remaining Term is all calculated based on the first payment date under the current note.

6 Remaining Term is inconsistant with Maturity Date due to prepayments over the life of the Loan that have shortened the actual term.

7 The Financial Center Loan has a call option on 1/1/99 but the Master Servicer will be prohibited from exercising said call option.

8 Due to the action/360 Interest Calculation Methodology, the amount of monthly interest only payments will vary according to number of days in the applicable month.

9 The Foxlegih Building Loan will have a principal payment of $53,514 on April 1, 1999 and annual payments of $175,000 on April 1 of 2000, 2001 and 2002.

10 The Days Inn Surfside Loan pays $70,557 on a monthly basis from March through November and no payments are made by the borrower from December through February to meet their contractural obligation of a monthly payment of $52,918 to which Certificateholders are entitled.

                 SCHEDULE 11 TO POOLING AND SERVICING AGREEMENT
                 ----------------------------------------------

                                NON-REMIC ASSETS



A.   First Fort Lauderdale Loan

     1. Interest Accrual. Interest accrues at the rate of 9%, but is paid at the rate of 7%. Deferred interest accrues interest thereon, and is payable at maturity.

     2. Equity Kicker. After payment of loan and deferred interest, additional amounts are due and payable based on availability of Net Sale Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals (a) the first $771,445.77, and (b) 20% of any remaining proceeds or value.

B.   Timberland Office Park Loans

     1. Interest Accrual. The Timberland B and C Loans accrue interest at the rate of 10.3% and the Timberland H Loan accrues interest at the rate of 10.085%. Interest on all three (3) loans is paid at the rate of 9%. Deferred interest does not accrue interest and is payable solely as part of the Equity Kicker.

     2. Equity Kicker. After payment of all three (3) loans (the documents provide various formulas for computation of the Equity Kicker in the event the loans are not paid off together), additional amounts are due and payable based on availability of Net Sale Proceeds or, if no sale, Net Appraisal Value (which Net Sales Proceeds or Net Appraisal Value, as applicable, includes amounts in the Master Reserve Account, the reserve accounts and the outstanding letter of credit). Holder's claim equals (a) after payment of the first $1.4 million to borrowers (which may be in the form of cancellation of any remaining face amount of a letter of credit held for the benefit of the first mortgagee), 50% of proceeds or value, up to the amount of the deferred interest (capped at $4.45 million), and (b) 25% of any remaining proceeds or value.

C.   Sonesta Beach Hotel Loan

     1. Interest Accrual. Deferred interest: (i) accrued at the rate of 2% for the period December, 1993 up to November 1, 1997, as well as the period October 1, 1991 through December 1. 1993; and (ii) accrues at the rate of 1% for the period from November 1, 1997 through April 1, 1999.

          Deferred interest will be forgiven if loan is otherwise paid in full on or before its maturity.

D.   Financial Center Loan

     1. B Note. B Note in amount of $12.2 million, which accrues interest at the rate of 9.5%. Forgiven upon payment of the Equity Kicker.

     2. Equity Kicker. After payment of senior note, additional amounts are due and payable based on availability of Net Sale Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals (a) 75% of the first $4 million in proceeds or value, and (b) 15% of any remaining proceeds or value.

E.   Hyatt Plaza Office - 2 Loan

     1. B Note. B Note in amount of $15 million, which accrues interest at the rate of 2.49%, payable if available from current cash flow. Forgiven upon payment of the Equity Kicker.

     2. Equity Kicker. After payment of senior note, additional amounts are due and payable based on availability of Net Sale Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals (a) the first $3 million of proceeds or value, (b) 50% of next $6.7 million, and (c) 75% of any remaining proceeds or value.

     3. Right of First Refusal Holder has a right of first refusal on the purchase of the property

F.   One Courthouse Metro Loan

     1. B Note. B Note in the amount of $7.95 million, which does not accrue interest and is payable solely from Equity Kicker.

     2. Equity Kicker. After payment of the senior note, additional amounts are due and payable based on availability of Net Sale Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals (a) the first $7.95 million of proceeds or value after payment of the senior note, and (b) 15% of any remaining proceeds or value.

G.   Pentucket Shopping Center Loan

     1. Interest Accrual. Interest accrues at the rate of 9%, but through July 1, 1999 is paid at the rate of 8.5%. Deferred interest accrues interest thereon, and is payable monthly (with interest) as a pro-rata portion of the principal and interest payment upon the commencement of amortization, with the balance at maturity.

     2. Contract Claim. Holder has a non-interest bearing contract claim in the amount of $474,000, which is payable at maturity of loan.

     3. Equity Kicker. After payment of the senior note and the contract claim, additional amounts are due and payable based on availability of Net Sale Proceeds or, if no sale. Net Appraisal Value. Holder's claim equals 25% of any remaining proceeds or value.

H.   Foxleigh Building Loan

     1. B Note. B Note in the amount of $296,486, which does not accrue interest and is payable in annual principal payments of $175,000 due each April. Any such principal payments in excess of the amount of the B Note are applied to reduce the senior note.

Reference should be made to the applicable loan documents for precise procedures and directions with regard to calculating the foregoing interests.


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                 SCHEDULE III TO POOLING AND SERVICING AGREEMENT

                                 NON-REMIC FEES


     The right to receive 50% of the related mortgagee's interest in any loan fees, assumption fees, extension fees, modification fees or default interest collected under any of the loan documents relating to any Mortgage Loan.